UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by Registrant  :

Filed by a Party other than the Registrant  9

Check the appropriate box:

9	Preliminary Proxy Statement

9	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(3)(2))

:	Definitive Proxy Statement

9	Definitive Additional Materials

9	Soliciting Material Pursuant to §240.14a-12

SECURITY NATIONAL FINANCIAL CORPORATION
(Name of Registrant as Specified In Its Charter)

_________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the Appropriate box):

:	No fee required.

9	Fee computed on table below per Securities Exchange Act Rules 15a-6(i)(4) and 0-11.

9	Fee paid previously with preliminary materials.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)
Per unit price or other underlying value of transaction computed pursuant to Securities Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

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Check box if any part of the fee is offset as provided by Securities Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

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SECURITY NATIONAL FINANCIAL CORPORATION

5300 South 360 West, Suite 250
Salt Lake City, Utah 84123

June 6, 2008

Dear Stockholder:

On behalf of the Board of Directors, it is my pleasure to invite you to attend the Annual Meeting of Stockholders of Security National Financial Corporation (the "Company") to be held on Friday, July 11, 2008, at 10:00 a.m., Mountain Daylight Time, at Valley Center Towers, 5373 South Green Street, Conference Room 105, Salt Lake City, Utah.

The formal notice of the Annual Meeting and the Proxy Statement have been made a part of this invitation.  Also enclosed is a copy of the Company=s Annual Report for the year ended December 31, 2007.

The matters to be addressed at the meeting will include (1) the election of seven directors; and (2) the ratification of the appointment of Hansen, Barnett & Maxwell, P.C. as the Company's independent registered public accountants for the fiscal year ending December 31, 2008.  I will also report on the Company=s business activities and answer any stockholder questions.

The Board of Directors recommends that you vote FOR election of the director nominees and FOR ratification of appointment of the independent registered public accountants.  Please refer to the Proxy Statement for detailed information on each of the proposals and the Annual Meeting.

Your vote is very important.  We hope you will take a few minutes to review the Proxy Statement and complete, sign, date and return your Proxy Card in the envelope provided, even if you plan to attend the meeting.  Please note that sending us your Proxy will not prevent you from voting in person at the meeting, should you wish to do so.

Thank you for your support of Security National Financial Corporation.  We look forward to seeing you at the Annual Meeting.

Sincerely yours,

/s/ George R. Quist

George R. Quist
Chairman of the Board and
Chief Executive Officer

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SECURITY NATIONAL FINANCIAL CORPORATION

5300 South 360 West, Suite 250
Salt Lake City, Utah 84123

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JULY 11, 2008

Dear Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Security National Financial Corporation (the "Company"), a Utah corporation, will be held on Friday, July 11, 2008, at Valley Center Towers, 5373 South Green Street, Conference Room 105, Salt Lake City, Utah, at 10:00 a.m., Mountain Daylight Time, to consider and act upon the following:

1.
To elect a Board of Directors consisting of seven directors (two directors to be elected exclusively by the Class A common stockholders voting separately as a class and the remaining five directors to be elected by the Class A and Class C common stockholders voting together) to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified;

2.	To ratify the appointment of Hansen, Barnett & Maxwell, P.C. as the Company's independent registered public accountants for the fiscal year ending December 31, 2008; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on May 23, 2008, as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.  A list of such stockholders will be available for examination by a stockholder for any purpose relevant to the meeting during ordinary business hours at the offices of the Company at 5300 South 360 West, Suite 250, Salt Lake City, Utah during the 20 days prior to the meeting.

If you do not expect to attend the meeting in person, it is important that your shares be represented.  Please use the enclosed proxy card to vote on the matters to be considered at the meeting, sign and date the proxy card and mail it promptly in the enclosed envelope, which requires no postage if mailed in the United States.  You may revoke your proxy at any time before the meeting by written notice to such effect, by submitting a subsequently dated proxy or by attending the meeting and voting in person.  If your shares are held in Astreet name,@ you should instruct your broker how to vote in accordance with your voting instruction form.

By order of the Board of Directors,

/s/ G. Robert Quist

G. Robert Quist
First Vice President and Secretary

June 6, 2008
Salt Lake City, Utah

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SECURITY NATIONAL FINANCIAL CORPORATION
5300 South 360 West, Suite 250
Salt Lake City, Utah 84123

PROXY STATEMENT

For Annual Meeting of Stockholders
To Be Held on July 11, 2008

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Security National Financial Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held on Friday, July 11, 2008 at Valley Center Towers, 5373 South Green Street, Conference Room 105, Salt Lake City, Utah, at 10:00 a.m., Mountain Daylight Time, or at any adjournment or postponements thereof (the "Annual Meeting").  The shares covered by the enclosed Proxy, if such is properly executed and received by the Board of Directors prior to the meeting, will be voted in favor of the proposals to be considered at the Annual Meeting, and in favor of the election of the nominees to the Board of Directors (two nominees to be elected by the Class A common stockholders voting separately as a class and five nominees to be elected by the Class A and Class C common stockholders voting together) as listed unless such Proxy specifies otherwise, or the authority to vote in the election of directors is withheld.

A Proxy may be revoked at any time before it is exercised by giving written notice to the Secretary of the Company at 5300 South 360 West, Suite 250, Salt Lake City, Utah 84123, Attention: G. Robert Quist, by submitting in writing a Proxy bearing a later date, or by attending the Annual Meeting and voting in person.  Stockholders may vote their shares in person if they attend the Annual Meeting, even if they have executed and returned a Proxy.  This Proxy Statement and accompanying Proxy Card are being mailed to stockholders on or about June 6, 2008.

If a stockholder wishes to assign a proxy to someone other than the Directors' Proxy Committee, all three names appearing on the Proxy Card must be crossed out and the name(s) of another person or persons (not more than three) inserted.  The signed card must be presented at the meeting by the person(s) representing the stockholder.

The cost of this solicitation will be borne by the Company.  The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers, and regular employees, without additional compensation.

The matters to be brought before the Annual Meeting are (1) to elect directors to serve for the ensuing year;  (2) to ratify the appointment of Hansen, Barnett & Maxwell, P.C. as the Company's independent registered public accountants for the fiscal year ending December 31, 2008; and (3) to transact such other business as may properly come before the Annual Meeting.

RECORD DATE AND VOTING INFORMATION

Only holders of record of common stock at the close of business on May 23, 2008, will be entitled to vote at the Annual Meeting.  As of May 23, 2008, there were issued and outstanding 7,889,268 shares of Class A common stock, $2.00 par value per share and 8,492,510 shares of Class C common stock, $.20 par value per share, resulting in a total of 16,381,778 shares of both Class A and Class C common stock.  A majority of the outstanding shares (or 8,190,890 shares) of common stock will constitute a quorum for the transaction of business at the meeting.  A list of our stockholders will be available for review at the Company's executive offices during regular business hours for a period of 20 days before the Annual Meeting.

The holders of each class of common stock of the Company are entitled to one vote per share.  Cumulative voting is not permitted in the election of directors.

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After carefully reading and considering the information contained in this Proxy Statement, each holder of the Company's common stock should complete, date and sign the Proxy Card and mail the Proxy Card in the enclosed return envelope as soon as possible so that those shares of the Company's common stock can be voted at the Annual Meeting, even if the holders plan to attend the Annual Meeting in person.

Proxies received at any time before the Annual Meeting, and not revoked or superseded before being voted, will be voted at the Annual Meeting.  If a Proxy indicates a specification, it will be in accordance with the specification.  If no specification is indicated, the Proxy will be voted for approval of the election of the directors recommended by the Board of Directors, for the ratification of the appointment of Hansen, Barnett & Maxwell, P.C. as the Company's independent registered public accountants for the fiscal year ending December 31, 2008 and,  in the discretion of the persons named in the Proxy,  with respect to the other business that may properly come before the meeting or any adjournments of the meeting.  You may also vote in person by ballot at the Annual Meeting.

The Company's Articles of Incorporation provide that the Class A common stockholders and Class C common stockholders have different voting rights in the election of directors.  The Class A common stockholders voting separately as a class will be entitled to vote for two of the seven directors to be elected (the nominees to be voted upon by the Class A common stockholders separately consist of Messrs. J. Lynn Beckstead, Jr. and H. Craig Moody).

The remaining five directors will be elected by the Class A and Class C common stockholders voting together (the nominees to be so voted upon consist of Messrs. Charles L. Crittenden, Robert G. Hunter, M.D., George R. Quist, Scott M. Quist, and Norman G. Wilbur).  For the other business to be conducted at the Annual Meeting, the Class A and Class C common stockholders will vote together, one vote per share.  The Class A common stockholders will receive a different form of Proxy than the Class C common stockholders.

Your vote is important.  Please complete and return the Proxy Card so your shares can be represented at the Annual Meeting, even if you plan to attend in person.

ELECTION OF DIRECTORS

PROPOSAL 1
The Nominees

The Company=s Board of Directors consists of seven directors.  All directors are elected annually to serve until the next annual meeting of the stockholders and until their respective successors are duly elected and qualified, or until their earlier resignation or removal.  The nominees for the upcoming election of directors include four independent directors, as defined in the applicable rules for companies traded on the Nasdaq Stock Market, and three members of the Company's senior management.  All of the nominees for director have served as directors since the 2007 Annual Meeting.

The nominees to be elected by the holders of Class A common stock are as follows:

Name	Age	Director Since	Position(s) with the Company
J. Lynn Beckstead, Jr.	54	2002	Vice President of Mortgage Operations and Director
H. Craig Moody	56	1995	Director

The nominees for election by the holders of Class A and Class C common stock, voting together, are as follows:

Name	Age	Director Since	Position(s) with the Company
Charles L. Crittenden	88	1979	Director
Robert G. Hunter, M.D.	48	1998	Director
George R. Quist	87	1979	Chairman of the Board and Chief Executive Officer
Scott M. Quist	55	1986	President, Chief Operating Officer and Director
Norman G. Wilbur	69	1998	Director

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The following is a description of the business experience of each of the nominees and directors.

George R. Quist has been Chairman of the Board and Chief Executive Officer of the Company since 1979.  Mr. Quist served as President of the Company from 1979 until 2002.   From 1960 to 1964, Mr. Quist was Executive Vice President and Treasurer of Pacific Guardian Life Insurance Company.  From 1946 to 1960, he was an agent, District Manager and Associate General Agent for various insurance companies. Mr. Quist also served from 1981 to 1982 as the President of The National Association of Life Companies, a trade association of 642 life insurance companies, and from 1982 to 1983 as its Chairman of the Board.

Scott M. Quist has been President of the Company since 2002, its Chief Operating Officer since 2001, and a director since 1986.  Mr. Quist served as First Vice President of the Company from 1986 to 2002.  From 1980 to 1982, Mr. Quist was a tax specialist with Peat, Marwick, Mitchell, & Co., in Dallas, Texas.  From 1986 to 1991, he was Treasurer and a director of The National Association of Life Companies, a trade association of 642 insurance companies until its merger with the American Council of Life Companies.  Mr. Quist has been a member of the Board of Governors of the Forum 500 Section (representing small insurance companies) of the American Council of Life Insurance.  He has also served as a regional director of Key Bank of Utah since November 1993.  Mr. Quist is currently a director and a past president of the National Alliance of Life Companies, a trade association of over 200 life companies.

J. Lynn Beckstead Jr. has been Vice President of Mortgage Operations and a director of the Company since 2002.  In addition, Mr. Beckstead is President of SecurityNational Mortgage Company, an affiliate of the Company, having served in this position since 1993.  From 1990 to 1993, Mr. Beckstead was Vice President and a director of Republic Mortgage Corporation.  From 1983 to 1990, Mr. Beckstead was Vice President and a director of Richards Woodbury Mortgage Corporation.  From 1980 to 1983, he was a principal broker for Boardwalk Properties.  From 1978 to 1980, Mr. Beckstead was a residential loan officer for Medallion Mortgage Company.  From 1977 to 1978, he was a residential construction loan manager of Citizens Bank.

Charles L. Crittenden has been a director of the Company since 1979.  Mr. Crittenden has been sole stockholder of Crittenden Paint & Glass Company since 1958.  He is also an owner of Crittenden Enterprises, a real estate development company, and Chairman of the Board of Linco, Inc.

Robert G. Hunter, M.D. has been a director of the Company since 1998.  Dr. Hunter is currently a practicing physician in private practice.  He created the statewide E.N.T. Organization (Rocky  Mountain E.N.T., Inc.) where he is currently a member of the Executive Committee.  Dr. Hunter is Department Head of Otolaryngology, Head and Neck Surgery at Intermountain Medical Center and a past President of the medical staff of the Intermountain Medical Center.  He is also a delegate to the Utah Medical Association and a delegate representing the State of Utah to the American Medical Association, and a member of several medical advisory boards.

H. Craig Moody has been a director of the Company since 1995.  Mr. Moody is owner of Moody & Associates, a political consulting and real estate company.  He is a former Speaker and House Majority Leader of the House of Representatives of the State of Utah.

Norman G. Wilbur has been a director of the Company since 1998.  Mr. Wilbur worked for J.C. Penny's regional offices in budget and analysis.  His final position was Manager of Planning and Reporting for J.C. Penny's stores.  After 36 years with J.C. Penny's, Mr. Wilbur opted for early retirement in 1997.  Mr. Wilbur is a past board member of Habitat for Humanity in Plano, Texas.

The Board of Directors recommends that stockholders vote "FOR" the election of each of the director nominees.

The Board of Directors, Board Committees and Meetings

The Company's Bylaws provide that the Board of Directors shall consist of not less than three nor more than eleven members.  The term of office of each director is for a period of one year or until the election and qualification of his successor.  A director is not required to be a resident of the State of Utah but must be a stockholder of the Company.  The Board of Directors held a total of five meetings during the fiscal year ended December 31, 2007.  No directors attended fewer than 75% of all meetings of the Board of Directors during the 2007 fiscal year.

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The size of the Board of Directors of the Company for the coming year is seven members.  A majority of the Board of Directors must qualify as "independent" as that term is defined in Rule 4200 of the listing standards of the Nasdaq Stock Market.  The Board of Directors has affirmatively determined that four of the seven members of the Board of Directors, Messrs. Charles L. Crittenden, Robert G. Hunter, M.D., H. Craig Moody and Norman G. Wilbur, are independent under the listing standards of the Nasdaq Stock Market.

Unless authority is withheld by your Proxy, it is intended that the common stock represented by your Proxy will be voted for the respective nominees listed above.  If any nominee should not serve for any reason, the Proxy will be voted for such person as shall be designated by the Board of Directors to replace such nominee.   The Board of Directors has no reason to expect that any nominee will be unable to serve.  There is no arrangement between any of the nominees and any other person or persons pursuant to which he was or is to be selected as a director.  There is no family relationship between or among any of the nominees, except that Scott M. Quist is the son of George R. Quist.

There are four committees of the Board of Directors, which meet periodically during the year: the Audit Committee, the Compensation Committee, the Executive Committee, and the Nominating and Corporate Governance Committee.

The Audit Committee directs the auditing activities of the Company's internal auditors and outside public accounting firm and approves the services of the outside public accounting firm.  The Audit Committee consists of Messrs. Charles L. Crittenden, H. Craig Moody and Norman G. Wilbur (Chairman of the committee).  During 2007, the Audit Committee met on three occasions.

The Compensation Committee is responsible for recommending to the Board of Directors for approval the annual compensation of each executive officer of the Company and the executive officers of the Company's subsidiaries, developing policy in the areas of compensation and fringe benefits, contributions under the Employee Stock Ownership Plan, contributions under the 401(k) Retirement Savings Plan, Deferred Compensation Plan, granting of options under the stock option plans, and creating other employee compensation plans.  The Compensation Committee consists of Messrs. Charles L. Crittenden (Chairman of the committee), Robert G. Hunter, M.D., H. Craig Moody and Norman G. Wilbur.  During 2007, the Compensation Committee met on two occasions.

The Executive Committee reviews Company policy, major investment activities and other pertinent transactions of the Company.   The Executive Committee consists of Messrs. George R. Quist, Scott M. Quist, and H. Craig Moody.  During 2007, the Executive Committee met on one occasion.

The Nominating and Corporate Governance Committee identifies individuals qualified to become board members consistent with criteria approved by the board, recommends to the board the persons to be nominated by the board for election as directors at a meeting of stockholders, and develops and recommends to the board a set of corporate governance principles.  The Nominating and Corporate Governance Committee consists of Messrs. Charles L. Crittenden, Robert G. Hunter, M.D., H. Craig Moody (Chairman of the committee), and Norman G. Wilbur.  The Nominating and Corporate Governance Committee is composed solely of independent directors, as defined in the listing standards of the Nasdaq Stock Market.  During 2007, the Nominating and Corporate Governance Committee met on one occasion.

Director Nominating Process

The process for identifying and evaluating nominees for directors include the following steps: (1) the Nominating and Corporate Governance Committee, Chairman of the Board or other board members identify a need to fill vacancies or add newly created directorships; (2) the Chairman of the Nominating and Corporate Governance Committee initiates a search and seeks input from board members and senior management and, if necessary, obtains advice from legal or other advisors (but does not hire an outside search firm); (3) director candidates, including any candidates properly proposed by stockholders in accordance with the Company's Bylaws, are identified and presented to the Nominating and Corporate Governance Committee; (4) initial interviews with candidates are conducted by the Chairman of the Nominating and Corporate Governance Committee; (5) the Nominating and Corporate Governance Committee meets to consider and approve final candidate(s) and conduct further interviews as necessary; and (6) the Nominating and Corporate Governance Committee makes recommendations to the board for inclusion in the slate of directors at the annual meeting.  The evaluation process will be the same whether the nominee is recommended by a stockholder or by a member of the Board of Directors.

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The Nominating and Corporate Governance Committee will consider nominees proposed by stockholders.  To recommend a perspective nominee for the Nominating and Corporate Governance Committee's consideration, stockholders may submit the candidate's name and qualifications to: G. Robert Quist, First Vice President and Secretary, Security National Financial Corporation, 5300 South 360 West, Suite 250, Salt Lake City, Utah 84123.  Recommendations from stockholders for nominees must be received by Mr. Quist not later than the date set forth under "Deadline for Receipt of Stockholder's Proposals for Annual Meeting to be Held in July 2009" below.

The Nominating and Corporate Governance Committee operates pursuant to a written charter.  The full text of the charter is published on the Company's website at www.securitynational.com.  Stockholders may also obtain a copy of the charter without charge by writing to:  G. Robert Quist, First Vice President and Secretary, Security National Financial Corporation, 5300 South 360 West, Suite 250, Salt Lake City, Utah 84123.

Meetings of Non-Management Directors

The Company's independent directors meet regularly in executive session without management.  The Board of Directors has designated a lead director to preside at executive sessions of independent directors.  Mr. H. Craig Moody is currently the lead director.

Stockholder Communications with the Board of Directors

Stockholders who wish to communicate with the Board of Directors or a particular director may send a letter to G. Robert Quist, First Vice President and Secretary, Security National Financial Corporation, 5300 South 360 West, Suite 250, Salt Lake City, Utah 84123.  The mailing envelope must contain a clear notation indicating that the enclosed letter is a "Stockholder-Board Communication" or "Stockholder-Director Communication."  All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the board or just certain specified individual directors.  The Secretary will make copies of all such letters and circulate them to the appropriate director or directors.

Executive Officers

The following table sets forth certain information with respect to the executive officers of the Company (the business biographies for George R. Quist, Scott M. Quist and J. Lynn Beckstead, Jr. are set forth above):

Name	Age	Title
George R. Quist[1]	87	Chairman of the Board and Chief Executive Officer
Scott M. Quist[1]	55	President, Chief Operating Officer and Director
Stephen M. Sill	62	Vice President, Treasurer and Chief Financial Officer
G. Robert Quist[1]	56	First Vice President and Secretary
J. Lynn Beckstead, Jr.	54	Vice President of Mortgage Operations and Director
Christie Q. Overbaugh[1]	59	Senior Vice President of Internal Operations

1 George R. Quist is the father of Scott M. Quist, G. Robert Quist and Christie Q. Overbaugh

Stephen M. Sill has been Vice President, Treasurer and Chief Financial Officer of the Company since 2002.   From 1997 to 2002, Mr. Sill was Vice President and Controller of the Company.  From 1994 to 1997, Mr. Sill was Vice President and Controller of Security National Life Insurance Company.  From 1989 to 1993, he was Controller of Flying J. Inc.  From 1978 to 1989, Mr. Sill was Senior Vice  President and Controller of Surety Life Insurance Company.  From 1975 to 1978, he was Vice President and Controller of Sambo's Restaurant, Inc.  From 1974 to 1975, Mr. Sill was Director of Reporting for Northwest Pipeline Corporation.  From 1970 to 1974, he  was an auditor with Arthur Andersen & Co.  Mr. Sill is a past president and a former director of the Insurance Accounting and Systems Association, a national association of over 1,300 insurance companies and associate members.

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G. Robert Quist has been First Vice President and Secretary of the Company since 2002.  Mr. Quist has served as President of Memorial Estates since 2005 and its Vice President from 1982 to 2005.  He began working for Memorial Estates in 1978.  Mr. Quist has also served as First Vice President of Singing Hills Memorial Park since 1996.  In addition, since 1987 Mr. Quist has served as President and a director of Big Willow Water Company and as Secretary-Treasurer and a director of the Utah Cemetery Association.   From 1987 to 1988, Mr. Quist was a director of Investors Equity Life Insurance Company of Hawaii.

Christie Q. Overbaugh has been Senior Vice President of Internal Operations of the Company since June 2006, and a Vice President of the Company from 1998 to June 2006.  Ms. Overbaugh has also served as Vice President of Underwriting for Security National Life Insurance Company since 1998.  From 1986 to 1991, she was Chief Underwriter for Investors Equity Life Insurance Company of Hawaii and Security National Life Insurance Company.  From 1990 to 1991, Ms. Overbaugh was President of the Utah Home Office Underwriters Association.  Ms. Overbaugh is currently a member of the Utah Home Office Underwriters Association and an Associate Member of LOMA (Life Office Management Association).

The Board of Directors of the Company has a written procedure that requires disclosure to the board of any material interest or any affiliation on the part of any of its officers, directors or employees that is in conflict or may be in conflict with the Company's interests.

Corporate Governance

Corporate Governance Guidelines.  The Board of Directors has adopted the Security National Financial Corporation Corporate Governance Guidelines.  These guidelines outline the functions of the board, director qualifications and responsibilities, and various processes and procedures designed to insure effective and responsive governance.  The guidelines are reviewed from time to time in response to regulatory requirements and best practices and are revised accordingly.  The full text of the guidelines is published on the Company's website at www.securitynational.com.  A copy of the Corporate Governance Guidelines may also be obtained at no charge by written request to the attention of G. Robert Quist, First Vice President and Secretary, Security National Financial Corporation, 5300 South 360 West, Suite 250, Salt Lake City, Utah 84123.

Code of Business Conduct.   All of the Company's officers, employees and directors are required to comply with the Company's  Code of Business Conduct and Ethics to help insure that the Company's business is conducted in accordance with appropriate standards of ethical behavior.  The Company's Code of Business Conduct and Ethics covers all areas of  professional conduct, including customer relationships, conflicts of interest, insider trading, financial disclosures, intellectual property and confidential information, as well as requiring adherence to all laws and regulations applicable to the Company's business.  Employees are required to report any violations or suspected violations of the Code.  The Code includes an anti-retaliation statement.  The full text of the Code of Business Conduct and Ethics is published on the Company's website at www.securitynational.com.  A copy of the Code of Business Conduct and Ethics may also be obtained at no charge by written request to the attention of G. Robert Quist, First Vice President and Secretary, Security National Financial Corporation, 5300 South 360 West, Suite 250, Salt Lake City, Utah 84123.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Executive Officer Compensation

The following table sets forth, for each of the last three fiscal years, the compensation received by the named executive officers comprised of all individuals who served as the Company's Chief Executive Officer or Chief Financial Officer at any time during 2007, and the Company's three other most highly compensated executive officers who were serving as executive officers at the end of 2007 (collectively, the "Named Executive Officers").

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SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary$	Bonus($)	Stock Awards($)	Option Awards($)	Non-Equity Incentive Plan Compensation($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings($)(2)	All Other Compensation($)(3)	Total($)

George R. Quist(1) Chairman of the Board and Chief Executive Officer	2007 2006 2005	$219,513 203,013 186,300	$-0- 40,000 35,000	-- -- --	-- -- --	-- -- --	$24,200 21,967 21,340	$10,760 10,683 10,175	$254,473 272,663 252,815

Scott M. Quist(1) President and Chief Operating Officer	2007 2006 2005	$303,900 275,400 246,900	$-0- 75,000 75,000	-- -- --	-- -- --	-- -- --	$25,300 24,150 23,978	$33,172 26,879 38,533	$362,372 401,429 384,411

Stephen M. Sill Vice President, Treasurer and Chief Financial Officer	2007 2006 2005	$125,292 120,292 115,063	$6,000 3,000 6,000	-- -- --	-- -- --	-- -- --	$14,179 13,922 12,518	$15,878 15,386 15,093	$161,349 152,600 148,674

J. Lynn Beckstead, Jr. Vice President of Mortgage Operations	2007 2006 2005	$207,500 246,292 220,306	$46,888 6,000 24,000	-- -- --	-- -- --	-- -- --	$21,166 21,945 21,735	$21,140 15,295 15,263	$296,694 289,532 281,304

G. Robert Quist(1) First Vice President and Secretary	2007 2006 2005	$122,433 126,221 115,063	$10,203 10,000 6,000	-- -- --	-- -- --	-- -- --	$13,529 12,209 10,205	$20,281 18,218 16,061	$166,446 166,648 147,329
______________________
(1)   George R. Quist is the father of Scott M. Quist and G. Robert Quist.
(2)         The amounts indicated under "Change in Pension Value and Non-qualified Deferred Compensation Earnings"  consist of amounts contributed by the Company into a trust for the benefit of the Named Executive Officers under the Company's Deferred Compensation Plan.
(3)          The amounts indicated under "All Other Compensation" consist of the following amounts paid by the Company for the benefit of the Named Executive Officers:
(a) payments related to the operation of automobiles were for George R. Quist ($2,400 for each of the years 2007, 2006 and 2005); Scott M. Quist ($7,200 for each of the years 2007, 2006 and 2005); Stephen M. Sill ($4,275 for 2007 and $3,600 for each of the years 2006 and 2005); and G. Robert Quist ($5,700 for 2007, $4,525 for 2006, and $2,400 for 2005).  However, such payments do not include the furnishing of an automobile by the Company to George R. Quist, Scott M. Quist, J. Lynn Beckstead Jr., and G. Robert Quist, nor the payment of insurance and property taxes with respect to the automobiles operated by the Named Executive Officers;
(b) group life insurance premiums paid by the Company with respect to a group life insurance plan (for the years 2007, 2006 and 2005, such amounts were for George R. Quist ($9, $9 and $17, respectively); and for Scott M. Quist, G. Robert Quist, Stephen M. Sill, and J. Lynn Beckstead, Jr. ($250, $241, and $550 each, respectively);
(c) life insurance premiums paid by the Company for the benefit of George R. Quist ($4,644 for each of the years 2007, 2006 and 2005); Scott M. Quist ($14,340 for 2007, $8,584 for 2006, and $20,270 for 2005);  Stephen M. Sill ($2,976 for 2007 and $3,643 for each of the years 2006 and 2005); J. Lynn Beckstead, Jr. ($4,200 for each of the years 2007, 2006 and 2005);  and G. Robert Quist, ($2,949 for 2007 and $2,598 for each of the years 2006 and 2005);
(d) medical insurance premiums paid by the Company to a medical insurance plan for George R. Quist ($3,419 for 2007, $3,342 for 2006, and $2,826 for 2005); Scott M. Quist, J. Lynn Beckstead Jr., and G. Robert Quist ($11,094 each for 2007, $10,566 each for 2006, and $10,225 each for 2005); and Stephen M. Sill ($8,089 for 2007, $7,614 for 2006, and $7,012 for 2005);
(e) long term disability insurance paid by the Company to a provider of LTD insurance for George R. Quist, Scott M. Quist, Stephen M. Sill, J. Lynn Beckstead Jr., and G. Robert Quist ($288 each for years 2007, 2006 and 2005); and

10

(f)  membership dues paid by the Company to Alpine Country Club for the benefit of J. Lynn Beckstead Jr. ($5,308 for 2007, $5,117 for 2006, and $4,964 for 2005).

SUPPLEMENTAL ALL OTHER COMPENSATION TABLE

Name	Year	Perks and Other Personal Benefits	Tax Reimbursements	Discounted Securities Purchases	Payments/ Accruals on Termination Plans	Registrant Contributions to Defined Contribution Plans	Insurance Premiums	Dividends or Earnings on Stock or Option Awards	Other
George R. Quist	2007 2006 2005	$2,400 2,400 2,400	-- -- --	-- -- --	-- -- --	-- -- --	$8,360 8,283 7,775	-- -- --	-- -- --

Scott M. Quist	2007 2006 2005	$7,200 7,200 7,200	-- -- --	-- -- --	-- -- --	-- -- --	$25,972 19,679 31,333	-- -- --	-- -- --

Stephen M. Sill	2007 2006 2005	$4,275 3,600 3,600	-- -- --	-- -- --	-- -- --	-- -- --	$11,603 11,786 11,493	-- -- --	-- -- --

J. Lynn Beckstead, Jr.	2007 2006 2005	$5,308 5,117 4,964	-- -- --	-- -- --	-- -- --	-- -- --	$15,832 15,295 15,263	-- -- --	-- -- --

G. Robert Quist	2007 2006 2005	$5,700 4,525 2,400	-- -- --	-- -- --	-- -- --	-- -- --	$14,581 13,693 13,661	-- -- --	-- -- --

11

GRANTS OF PLAN-BASED AWARDS

The following table sets forth all plan-based awards granted to the Named Executive Officers.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Options
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum ($)	Units (#)	Options (#)	Awards ($/Sh)	Awards ($)
George R. Quist	7/16/04 12/10/04 3/25/05	-- -- --	-- -- --	-- -- --	-- -- --	-- -- --	-- -- --	-- -- --	50,000 50,000 70,000	$3.96 3.55 3.86	$1.71 1.71 1.92

Scott M. Quist	3/21/03 3/25/05	-- --	-- --	-- --	-- --	-- --	-- --	-- --	70,000 70,000	$5.90 3.51	$2.63 1.92

Stephen M. Sill	--	--	--	--	--	--	--	--	--	--	--

J. Lynn Beckstead, Jr	3/21/03 12/10/04 3/25/05	-- -- --	-- -- --	-- -- --	-- -- --	-- -- --	-- -- --	-- -- --	15,000 5,000 35,000	$5.90 3.23 3.51	$2.63 1.71 1.92

G. Robert Quist	3/21/03	--	--	--	--	--	--	--	35,000	$5.90	$2.63

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OUTSTANDING EQUITY AWARDS AT FISCAL 2007 YEAR END

The following table sets forth all outstanding equity awards held by Named Executive Officers as of December 31, 2007.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options: (#) Unexercisable	Equity Incentive Pan Awards Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock Held That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
George R. Quist(1)	170,000	--	--	$3.55-3.96	2009-10	--	--	--	--
Scott M. Quist(1)	140,000	--	--	$3.51-5.90	2013-15	--	--	--	--
Stephen M. Sill	--	--	--	--	--	--	--	--	--
J. Lynn Beckstead, Jr.	55,000	--	--	$3.23-5.90	2013-15	--	--	--	--
G. Robert Quist	35,000	--	--	$5.90	2013	--	--	--	--

OPTION EXERCISES AND STOCK VESTED FOR FISCAL 2007

The following table sets forth all stock options exercised and value received upon exercise, and all stock awards vested and value realized upon vesting, by the Named Executive Officers during for fiscal 2007.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
George R. Quist	--	--	--	--
Scott M. Quist(1)	57,386	$335,711	--	--
Stephen M. Sill	--	--	--	--
J. Lynn Beckstead, Jr.	--	--	--	--
G. Robert Quist	17,507	96,288	--	--

(1)    This reflects the equivalent of Class A shares.  Mr. Quist converted his Class A options to purchase 573,860 shares of Class C Common Stock in 2007.

13

PENSION BENEFITS FOR FISCAL 2007

The following table sets forth the present value as of December 31, 2007 of the benefit of the Named Executive Officers under a defined benefit pension plan.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
George R. Quist	None	--	--	--
Scott M. Quist	None	--	--	--
Stephen M. Sill	None	--	--	--
J. Lynn Beckstead, Jr.	None	--	--	--
G. Robert Quist	None	--	--	--

Retirement Plans

On December 8, 1988, the Company entered into a deferred compensation plan with George R. Quist, the Chairman and Chief Executive Officer of the Company.  The plan was later amended on three occasions with the third amendment effective February 1, 2001.  Under the terms of the plan as amended, upon the retirement of Mr. Quist, the Company is required to pay him ten annual installments in the amount of $60,000.  Retirement is defined in the plan as the age of 70, or a later retirement age, as specified by the Board of Directors.  The $60,000 annual payments are to be adjusted for inflation in accordance with the United States Consumer Price Index for each year after January 1, 2002.  If Mr. Quist's employment is terminated by reason of disability or death before he reaches retirement age, the Company is to make the ten annual payments to Mr. Quist, in the event of disability, or to his designated beneficiary, in the event of death.

The plan also provides that the Board of Directors may, in its discretion, pay the amounts due under the plan in a single, lump-sum payment.  In the event that Mr. Quist dies before the ten annual payments are made, the unpaid balance will continue to be paid to his designated beneficiary.  The plan further requires the Company to furnish an automobile for Mr. Quist's use and to pay all reasonable expenses incurred in connection with its use for a ten year period, and to provide Mr. Quist with a hospitalization policy with similar benefits to those provided to him the day before his retirement or disability.  However, in the event Mr. Quist's employment with the Company is terminated for any reason other than retirement, death, or disability, the entire amount of deferred compensation payments under the plan shall be forfeited by him.  The Company accrued $38,000 and $37,000 in fiscal 2007 and 2006, respectively, to cover the present value of anticipated retirement benefits under the employment agreement, which was $457,000 as of December 31, 2007.

Employment Agreements

On July 16, 2004, the Company entered into an employment agreement with Scott M. Quist, its President and Chief Operating Officer.  The agreement is effective as of December 4, 2003 and has a five-year term, but the Company has agreed to renew the agreement on December 4, 2008 and 2013 for additional five-year terms, provided Mr. Quist performs his duties with usual and customary care and diligence.  Under the terms of the agreement, Mr. Quist is to devote his full time to the Company serving as its President and Chief Operating Officer at not less than his current salary and benefits.  The Company also agrees to maintain a group term life insurance policy of not less than $1,000,000 on Mr. Quist's life and a whole life insurance policy in the amount of $500,000 on Mr. Quist's life.  In the event of disability, Mr. Quist's salary would be continued for up to five years at 75% of its current level.

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In the event of a sale or merger of the Company and Mr. Quist is not retained in his current position, the Company would be obligated to continue paying Mr. Quist's current compensation and benefits for seven years following the merger or sale.  The agreement further provides that Mr. Quist is entitled to receive annual retirement benefits beginning (i) one month from the date of his retirement (to commence no sooner than age 65), (ii) five years following complete disability, or (iii) upon termination of his employment without cause.  These retirement benefits are to be paid for a period of ten years in annual installments in the amount equal to 75% of his then current rate of compensation.  However, in the event that Mr. Quist dies prior to receiving all retirement benefits thereunder, the remaining benefits are to be paid to his heirs.  The Company accrued $101,200 and $79,900 in fiscal 2007 and 2006, respectively, to cover the present value of anticipated retirement benefits under the employment agreement, which was $587,500 as of December 31, 2007.

On December 4, 2003, the Company, through its subsidiary SecurityNational Mortgage Company, entered into an employment agreement with J. Lynn Beckstead, Jr., Vice President of Mortgage Operations and President of SecurityNational Mortgage Company.   The agreement has a five-year term, but the Company has agreed to renew the agreement on December 4, 2008 and 2013 for additional five-year terms, provided Mr. Beckstead performs his duties with usual and customary care and diligence.  Under the terms of the agreement, Mr. Beckstead is to devote his full time to the Company serving as President of SecurityNational Mortgage Company at not less than his current salary and benefits, and to include $350,000 of life insurance protection.  In the event of disability, Mr. Beckstead's salary would be continued for up to five years at 50% of its current level.

In the event of a sale or merger of the Company, and Mr. Beckstead was not retained in his current position, the Company would be obligated to continue paying Mr. Beckstead's current compensation and benefits for five years following the merger or sale. The agreement further provides that Mr. Beckstead is entitled to receive annual retirement benefits beginning (i) one month from the date of his retirement (to commence no sooner than age 62½) (ii) five years following complete disability, or (iii) upon termination of his employment without cause.  These retirement benefits are to be paid for a period of ten years in annual installments in the amount equal to one-half of his then current annual salary.  However, in the event that Mr. Beckstead dies prior to receiving all retirement benefits thereunder, the remaining benefits are to be paid to his heirs.  The Company accrued $43,900 and $44,900 in 2007 and 2006, respectively, to cover the present value of the retirement benefits of the employment agreement, which was $316,900 as of December 31, 2007.

Director Compensation

Directors of the Company (but not including directors who are employees) are currently paid a director's fee of $13,200 per year by the Company for their services and are reimbursed for their expenses in attending board and committee meetings. An additional fee of $750 is paid to each audit committee member for each audit committee meeting attended. Each director is provided with an annual grant of stock options to purchase 1,000 shares of Class A Common Stock, which occurred under the 2000 Director Stock Option Plan for years 2000 to 2005 and under the 2006 Director Stock Option Plan for years 2006 and 2007.

DIRECTOR COMPENSATION FOR FISCAL 2007

The following table sets forth the compensation of the Company's non-employee directors for fiscal 2007.

Name	Fees Earned or Paid In Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Charles L. Crittenden	$13,950	--	$3,110	--	--	--	$17,060
Robert G. Hunter	13,200	--	3,110	--	--	--	16,310
H. Craig Moody	14,700	--	3,110	--	--	--	17,810
Norman G. Wilbur	14,700	--	3,110	--	--	--	17,810

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Employee 401(k) Retirement Savings Plan

In 1995, the Company's Board of Directors adopted a 401(k) Retirement Savings Plan.  Under the terms of the 401(k) plan, effective as of January 1, 1995, the Company may make discretionary employer matching contributions to its employees who choose to participate in the plan.  The plan allows the board to determine the amount of the contribution at the end of each year.  The Board adopted a contribution formula specifying that such discretionary employer matching contributions would equal 50% of the participating employee's contribution to the plan to purchase the Company's stock up to a maximum discretionary employee contribution of ½ of 1% of a participating employee's compensation, as defined by the plan.

All persons who have completed at least one year's service with the Company and satisfy other plan requirements are eligible to participate in the 401(k) plan.  All Company matching contributions are invested in the Company's Class A common stock.  The Company's matching contributions for 2007, 2006 and 2005 were $10,001, $8,656 and $5,142, respectively.  Also, the Company may contribute at the discretion of the Company's Board of Directors an Employer Profit Sharing Contribution to the 401(k) plan.  The Employer Profit Sharing Contribution shall be divided among three different classes of participants in the plan based upon the participant's title in the Company.  All amounts contributed to the plan are deposited into a trust fund administered by an independent trustee.  The Company's contributions to the plan for 2007, 2006 and 2005, were $198,022, $162,584 and $135,589, respectively.

Beginning January 1, 2008, the Company has elected to be a "Safe Harbor" Plan for its matching 401(k) contributions.  The Company will match 100% of up to 3% of an employee's total annual compensation and will match 50% of 4% to 5% of an employee's annual compensation.  The match will be in shares of the Company's Class A Common Stock.

Employee Stock Ownership Plan

Effective January 1, 1980, the Company adopted an employee stock ownership plan (the "Ownership Plan") for the benefit of career employees of the Company and its subsidiaries. The following is a description of the Ownership Plan, and is qualified in its entirety by the Ownership Plan, a copy of which is available for inspection at the Company's offices.

Under the Ownership Plan, the Company has discretionary power to make contributions on behalf of all eligible employees into a trust created under the Ownership Plan.  Employees become eligible to participate in the Ownership Plan when they have attained the age of 19 and have completed one year of service (a twelve-month period in which the Employee completes at least 1,040 hours of service).  The Company's contributions under the Ownership Plan are allocated to eligible employees on the same ratio that each eligible employee's compensation  bears to total compensation for all eligible employees during each year.  To date, the Ownership Plan has approximately 382 participants and had $176,061 contributions payable to the Plan in 2007.  Benefits under the Ownership Plan vest as follows: 20% after the third year of eligible service by an employee, an additional 20% in the fourth, fifth, sixth and seventh years of eligible service by an employee.

Benefits under the Ownership Plan will be paid out in one lump sum or in installments in the event the employee becomes disabled, reaches the age of 65, or is terminated by the Company and demonstrates financial hardship.  The Ownership Plan Committee, however, retains discretion to determine the final method of payment.  Finally, the Company reserves the right to amend or terminate the Ownership Plan at any time.  The trustees of the trust fund under the Ownership Plan are George R. Quist, Scott M. Quist and Robert G. Hunter, who each serve as a director of the Company.

Deferred Compensation Plan

In 2001, the Company's Board of Directors adopted a Deferred Compensation Plan.  Under the terms of the Deferred Compensation Plan, the Company will provide deferred compensation for a select group of management or highly compensated employees, within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended.  The board has appointed a committee of the Company to be the plan administrator and to determine the employees who are eligible to participate in the plan.  The employees who participate may elect to defer a portion of their compensation into the plan.  The Company may contribute into the plan at the discretion of the Company's Board of Directors.  The Company's contributions for 2007, 2006 and 2005 were $133,037, $125,558 and $141,710, respectively.

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NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL 2007

The following table sets forth contributions to the deferred compensation account of the Named Executive Officers in fiscal 2007 and the aggregate balance of deferred compensation of the Named Executive Officers as of December 31, 2007.

Name	Executive Contributions In Last FY ($)	Registrant Contributions In Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last FYE ($)
George R. Quist	--	$24,200	--	--	$198,274
Scott M. Quist	--	25,350	--	--	219,418
Stephen M. Sill	--	14,179	--	--	69,381
J. Lynn Beckstead, Jr.	--	21,166	--	--	111,046
G. Robert Quist	--	13,529	--	--	98,881

2000 Director Stock Option Plan

On October 16, 2000, the Company adopted the 2000 Directors Stock Option Plan (the "Director Plan") effective November 1, 2000.  The Director Plan provides for the grant by the Company of options to purchase up to an aggregate of 50,000 shares of Class A common stock for issuance thereunder.  The Director Plan provides that each member of the Company's Board of Directors who is not an employee or paid consultant of the Company automatically is eligible to receive options to purchase the Company's Class A common stock under the Director Plan.

Effective as of November 1, 2000, and on each anniversary date thereof during the term of the Director Plan, each outside director shall automatically receive an option to purchase 1,000 shares of Class A common stock.  In addition, each new outside director who shall first join the Board after the effective date shall be granted an option to purchase 1,000 shares upon the date which such person first becomes an outside director and an annual grant of an option to purchase 1,000 shares on each anniversary date thereof during the term of the Director Plan.  The options granted to outside directors shall vest in their entirety on the first anniversary date of the grant.  The primary purposes of the Director Plan are to enhance the Company's ability to attract and retain well-qualified persons for service as directors and to provide incentives to such directors to continue their association with the Company.

In the event of a merger of the Company with or into another company, or a consolidation, acquisition of stock or assets or other change in control transaction involving the Company, each option becomes exercisable in full, unless such option is assumed by the successor corporation.  In the event the transaction is not approved by a majority of  the continuing directors (as defined in the Director Plan), each option becomes fully vested and exercisable in full immediately prior to the consummation of such transaction, whether or not assumed by the successor corporation.  The Director Plan terminated on November 1, 2006 and the 2006 Director Stock Option Plan was adopted by the Board of Directors on December 7, 2006.

2003 Stock Option Plan

On July 11, 2003, the Company adopted the Security National Financial Corporation 2003 Stock Incentive Plan (the "2003 Plan"), which reserved 500,000 shares of Class A common stock and 1,000,000 shares of Class C common stock for issuance thereunder.  The 2003 Plan was approved by the Board of Directors on May 9, 2003, and by the stockholders at the annual meeting of the stockholders held on July 11, 2003.  The 2003 Plan allows the Company to grant options and issue shares as a means of providing equity incentives to key personnel, giving them a proprietary interest in the Company and its success and progress.  On June 8, 2007, the stockholders approved an amendment to the 2003 Plan to increase the number of shares of Class A and Class C common stock reserved for issuance thereunder to 972,860 shares of Class A common stock and 2,110,775 shares of Class C common stock.

17

The 2003 Plan provides for the grant of options and the award or sale of stock to officers, directors, and employees of the Company.  Both "incentive stock options", as defined under Section 422A of the Internal Revenue  Code of 1986 and "non-qualified options" may be granted under the 2003 Plan.  The exercise prices for the options granted are equal to or greater than the fair market value of the stock subject to such options as of the date of grant, as determined by the Company's Board of Directors. The options granted under the 2003 Plan are to reward certain officers and key employees who have been employed by the Company for a number of years and to help the Company retain these officers by providing them with an additional incentive to contribute to the success of the Company.

The 2003 Plan is to be administered by the Board of Directors or by a committee designated by the board.  The terms of options granted or stock awards or sales affected under the 2003 Plan are to be determined by the Board of Directors or its committee.  The plan provides that if the shares of common stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of common stock as a stock dividend on its outstanding common stock, the number of shares of common stock deliverable upon the exercise of options shall be increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price to reflect such subdivision, combination or stock dividend.  In addition, the number of shares of common stock reserved for purposes of the plan shall be adjusted by the same proportion.  No options may be exercised for a term of more than ten years from the date of grant.

Options intended as incentive stock options may be issued only to employees, and must meet certain conditions imposed by the code, including a requirement that the option exercise price be no less than then fair market value of the option shares on the date of grant.  The 2003 Plan provides that the exercise price for non-qualified options will not be less than at least 50% of the fair market value of the stock subject to such option as of the date of grant of such options, as determined by the Company's Board of Directors.

The 2003 Plan has a term of ten years.  The Board of Directors may amend or terminate the 2003 Plan at any time, subject to approval of certain modifications to the 2003 Plan by the stockholders of the Company as may be required by law or the 2003 Plan.

2006 Director Stock Option Plan

On December 7, 2006, the Company adopted the 2006 Director Stock Option Plan (the "Director Plan") effective December 7, 2006. The Director Plan provides for the grant by the Company of options to purchase up to an aggregate of 100,000 shares of Class A Common Stock for issuance thereunder. The Director Plan provides that each member of the Company's Board of Directors who is not an employee or paid consultant of the Company is automatically eligible to receive options to purchase the Company's Class A Common Stock under the Director Plan.

Effective as of December 7, 2006, and on each anniversary date thereof during the term of the Director Plan, each outside director shall automatically receive an option to purchase 1,000 shares of Class A Common Stock. In addition, each new outside director who shall first join the Board after the effective date shall be granted an option to purchase 1,000 shares upon the date which such person first becomes an outside director and an annual grant of an option to purchase 1,000 shares on each anniversary date thereof during the term of the Director Plan. The options granted to outside directors shall vest in their entirety on the first anniversary date of the grant. The primary purposes of the Director Plan are to enhance the Company's ability to attract and retain well-qualified persons for service as directors and to provide incentives to such directors to continue their association with the Company.

In the event of a merger of the Company with or into another company, or a consolidation, acquisition of stock or assets or other change in control transaction involving the Company, each option becomes exercisable in full, unless such option is assumed by the successor corporation. In the event the transaction is not approved by a majority of the "Continuing Directors" (as defined in the Director Plan), each option becomes fully vested and exercisable in full immediately prior to the consummation of such transaction, whether or not assumed by the successor corporation.

18

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended,  requires the Company's executive officers, directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and periodic changes in ownership of the Company's common stock with the Securities and Exchange Commission.  Such persons are also required to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on its review of the copies of stock reports received by it with respect to fiscal 2007, or written representations from certain reporting persons, the Company believes that its directors, officers and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them, except George R. Quist, Chairman and Chief Executive Officer, and Robert G. Hunter, H. Craig Moody,  and Norman G. Wilbur, directors of the Company, through an oversight, each filed one late Form 4 report disclosing the exercise of stock options.

Certain Relationships and Related Transactions

On November 19, 2007, Security National Life and Scott M. Quist entered into a Use and Buy Sale Agreement to jointly purchase a condominium located in St. George, Utah.  Mr. Quist is the Company's President and Chief Operating Officer.  The condominium is to be used for the entertainment of Security National Life's executive officers, employees, outside vendors and prospective customers.  The purchase price of the condominium, including improvements and furnishings, was $538,962.  Mr. Quist paid $286,207 of that amount and Security National Life paid $252,755.

Under the terms of the agreement, Security National Life and Mr. Quist have the right to use the condominium in proportion to their respective contributions towards the purchase price, including furnishings and fixtures.  Mr. Quist is responsible for the care and maintenance of the condominium.  The payment of taxes, insurance, utilities and homeowners' fees is to be divided between Security National Life and Mr. Quist according to their respective ownership percentages.

Upon the death, disability or retirement of Mr. Quist or his separation from employment with the Company, Mr. Quist or his estate, as the case may be, shall have the right to purchase Security National Life's interest in the condominium at the original purchase price or fair market value, whichever is less.  Security National Life's contribution to the purchase price of the condominium was equal to an amount of accrued but unpaid bonuses owed to Mr. Quist, which he agreed to continue to defer for the option that would allow him or his estate to purchase Security National Life's interest in the condominium upon his death, disability or retirement at the lesser of the original purchase price or fair market value.

The Company=s Board of Directors has a written procedure, which requires disclosure to the Board of any material interest or any affiliation on the part of any of its officers, directors or employees that is in conflict or may be in conflict with the interests of the Company.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth security ownership information of the Company's Class A and Class C common stock as of March 31, 2008, (i) for persons who own beneficially more than 5% of the Company's outstanding Class A or Class C common stock, (ii) each director of the Company, and (iii) for all executive officers and directors of the Company as a group.

	Class A Common Stock		Class C Common Stock		Class A and Class C Common Stock
Name and Address (1)	Amount Beneficially Owned	Percent of Class	Amount Beneficially Owned	Percent of Class	Amount Beneficially Owned	Percent of Class
George R. and Shirley C. Quist Family Partnership, Ltd. (2)	552,325	7.3%	3,888,102	45.6%	4,440,427	27.6%
Employee Stock Ownership Plan (3)	616,260	8.2%	1,797,839	21.1%	2,414,099	15.0%
Scott M. Quist (4)(7)(8)	453,901	6.0%	1,513,111	17.7%	1,967,012	12.2%
George R. Quist (4)(5)(7)(9)	563,174	7.5%	547,963	6.4%	1,111,137	6.9%
Associated Investors (10)	91,142	1.2%	667,154	7.8%	758,296	4.7%
G. Robert Quist (6)(11)	152,675	2.0%	270,489	3.2%	423,164	2.6%
Christie Q. Overbaugh (12)	101,777	1.3%	122,131	1.4%	223,908	1.4%
J. Lynn Beckstead, Jr., (6)(13)	191,080	2.5%	--	--	191,080	1.2%
Stephen M. Sill (6)	84,917	1.1%	--	--	84,917	*
Robert G. Hunter, M.D., (4)(14)	10,548	*	--	--	10,548	*
Charles L. Crittenden (15)	10,331	*	--	--	10,331	*
Norman G. Wilbur (16)	8,254	*	--	--	8,254	*
H. Craig Moody (17)	7,936	*	--	--	7,931	*
All directors and executive officers (10 persons) (4)(5)(6)(7)	2,136,918	28.3%	6,341,796	74.3%	8,478,714	52.7%

*   Less than 1%

(1)	Unless otherwise indicated, the address of each listed stockholder is c/o Security National Financial Corporation, 5300 South 360 West, Suite 250, Salt Lake City, Utah 84123.
(2)	This stock is owned by the George R. and Shirley C. Quist Family Partnership, Ltd., of which George R. Quist is the general partner.
(3)	The trustees of the Employee Stock Ownership Plan (ESOP) are George R. Quist, Scott M. Quist, and Robert G. Hunter who exercise shared voting and investment powers.
(4)
Does not include 616,260 shares of Class A common stock and 1,797,839 shares of Class C common stock owned by the Company's Employee Stock Ownership Plan (ESOP), of which George R Quist, Scott M. Quist and Robert G. Hunter are the trustees and accordingly, exercise shared voting and investment powers with respect to such shares.

(5)
Does not include 91,142 shares of Class A common stock and 667,154 shares of Class C common stock owned by Associated Investors, a Utah general partnership, of which George R. Quist is the managing partner and, accordingly, exercises sole voting and investment powers with respect to such shares.

(6)
Does not include 415,555 shares of Class A common stock owned by the Company's 401(k) Retirement Savings Plan, of which G. Robert Quist, J. Lynn Beckstead, and Stephen M. Sill are members of the investment committee and, accordingly, exercise shared voting and investment powers with respect to such shares.

(7)
Does not include 324,297 shares of Class A common stock owned by the Company's Deferred Compensation Plan, of which George R. Quist and Scott M. Quist are members of the investment committee and, accordingly, exercise shared voting and investment powers with respect to such shares.

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(8)	Includes options to purchase 170,374 shares of Class A common stock granted to Scott M. Quist that are currently exercisable or will become exercisable within 60 days of March 31, 2008.
(9)	Includes options to purchase 202,584 shares of Class A common stock granted to George R. Quist that are currently exercisable or will become exercisable within 60 days of March 31, 2008.
(10)	The managing partner of Associated Investors is George R. Quist, who exercises sole voting and investment powers.
(11)	Includes options to purchase 44,670 shares of Class A common stock granted to G. Robert Quist that are currently exercisable or will become exercisable within 60 days of March 31, 2008.
(12)	Includes options to purchase 32,269 shares of Class A common stock granted to Ms. Overbaugh that are currently exercisable or will become exercisable within 60 days of March 31, 2008.
(13)	Includes options to purchase 65,739 shares of Class A common stock granted to Mr. Beckstead that are currently exercisable or will become exercisable within 60 days of March 31, 2008.
(14)	Includes options to purchase 4,753 shares of Class A common stock granted to Mr. Hunter that are currently exercisable or will become exercisable within 60 days of March 31, 2008.
(15)	Includes options to purchase 4,753 shares of Class A common stock granted to Mr. Crittenden that are currently exercisable or will become exercisable within 60 days of March 31, 2008.
(16)	Includes options to purchase 4,753 shares of Class A common stock granted to Mr. Wilbur that are currently exercisable or will become exercisable within 60 days of March 31, 2008.
(17)	Includes options to purchase 4,753 shares of Class A common stock granted to Mr. Moody that are currently exercisable or will become exercisable within 60 days of March 31, 2008.

The Company's officers and directors, as a group, own beneficially approximately 52.7% of the outstanding shares of the Company=s Class A and Class C common stock.

REPORT OF THE COMPENSATION COMMITTEE

Under rules established by the Securities and Exchange Commission (the "Commission"), the Company is required to provide certain data and information in regard to the compensation and benefits provided to its Chief Executive Officer, Chief Financial Officer, and the three other most highly compensated executive officers.  In fulfillment of this requirement, the Compensation Committee, at the direction of the Board of Directors, has prepared the following report for inclusion in this Proxy Statement.

Executive Compensation Philosophy.  The Compensation Committee of the Board of Directors is composed of four directors, all of whom are independent, outside directors.  The Compensation Committee is responsible for setting and administering the policies and programs that govern both annual compensation and stock ownership programs for the executive officers of the Company.  The Company's executive compensation policy is based on principles designed to ensure that an appropriate relationship exists between executive pay and corporate performance, while at the same time motivating and retaining executive officers.

Executive Compensation Components.  The key components of the Company's compensation program are base salary, an annual incentive award, and equity participation.  These components are administered with the goal of providing total compensation that is competitive in the marketplace, rewards successful financial performance and aligns executive officers' interests with those of stockholders.  The Compensation Committee reviews each component of executive compensation on an annual basis.

  Base Salary.  Base salaries for executive officers are set at levels believed by the Compensation Committee to be sufficient to attract and retain qualified executive officers.  Base pay increases are provided to executive officers based on an evaluation of each executive's performance, as well as the performance of the Company as a whole.  In establishing base salaries, the Compensation Committee not only considers the financial performance of the Company, but also the success of the executive officers in developing and executing the Company's strategic plans, developing management employees and exercising leadership.  The Compensation Committee believes that executive officer base salaries for 2007 were reasonable as compared to amounts paid by companies of similar size.

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  Annual Incentive.  The Compensation Committee believes that a significant proportion of total cash compensation for executive officers should be subject to attainment of specific Company financial performance.  This approach creates a direct incentive for executive officers to achieve desired performance goals and places a significant percentage of each executive officer's compensation at risk.  Consequently, each year the Compensation Committee establishes potential bonuses for executive officers based on the Company's achievement of certain financial performance.  The Compensation Committee believes that executive officer annual bonuses for 2007 were reasonable as compared to amounts paid by companies of similar size.

  Stock Options. The Compensation Committee believes that equity participation is a key component of its executive compensation program.  Stock options are granted to executive officers primarily based on the officer's actual and potential contribution to the Company's growth and profitability and competitive marketplace practices.  Option grants are designed to retain executive officers and motivate them to enhance stockholder value by aligning the financial interests of executive officers with those of stockholders.  Stock options also provide an effective incentive for management to create stockholder value over the long term since the full benefit of the compensation package cannot be realized unless an appreciation in the price of the Company's Class A common stock occurs over a number of years.

Compensation of Chief Executive Officer.  Consistent with the executive compensation policy and components described above, the Compensation Committee determined the salary, bonus and stock options received by George R. Quist, the Chairman of the Board and Chief Executive Officer of the Company, for services rendered in 2007.  Mr. Quist received a base salary of $219,513 for 2007.  Under the Compensation Committee's rules, the Chief Executive Officer may not be present during voting or deliberations related to his compensation.

COMPENSATION COMMITTEE

Charles L. Crittenden, Chairman
Robert G. Hunter, M.D.
H. Craig Moody
Norman G. Wilbur

REPORT OF THE AUDIT COMMITTEE

The Company has an Audit Committee consisting of three non-management directors, Charles L. Crittenden, H. Craig Moody, and Norman G. Wilbur.  Each member of the Audit Committee is considered independent and qualified in accordance with applicable independent director and audit committee listing standards.  The Company's Board of Directors has adopted a written charter for the Audit Committee.

During the year 2007 the Audit Committee met three times.  The Audit Committee has met with management and discussed the Company's internal controls, the quality of the Company's financial reporting, the results of internal and external audit examinations, and the audited financial statements.  In addition, the Audit Committee met with the Company's independent registered public accountants, Hansen, Barnett & Maxwell, P.C. and discussed all matters required to be discussed by the auditors with the Audit Committee under Statement on Auditing Standards No. 61 (communication with audit committees).  The Audit Committee reviewed and discussed with the auditors their annual written report on their independence from the Company and its management, which is made under Independence Standards Board Standard No. 1 (independence discussions with audit committees), and considered with the auditors whether the non-audit services provided by them to the Company during 2007 was compatible with the auditors' independence.

In performing these functions, the Audit Committee acts only in an oversight capacity.  In its oversight role, the Audit Committee relies on the work and assurances of the Company's management, which is responsible for the integrity of the Company's internal controls and its financial statements and reports, and the Company's independent auditors, who are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and for issuing a report on these financial statements.

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Pursuant to the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Norman G. Wilbur, Chairman
Charles L. Crittenden
H. Craig Moody

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

PROPOSAL 2

The independent public accounting firm of Hansen, Barnett & Maxwell, P.C. has been the Company's independent registered public accountants since May 20, 2005.  The Audit Committee has recommended and the Board of Directors has appointed Hansen, Barnett & Maxwell, P.C. for purposes of auditing the consolidated financial statements of the Company for the fiscal year ending December 31, 2008.  It is anticipated that representatives of Hansen, Barnett & Maxwell, P.C. will be present at the Annual Meeting and will be provided an opportunity to make a statement if they desire, and to be available to respond to appropriate questions.

The Board of Directors recommends that stockholders vote "FOR" ratification of the appointment of Hansen, Barnett & Maxwell, P.C. as the Company's independent registered public accountants for fiscal year ending December 31, 2008.

AUDIT FEES, FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES AND ALL OTHER FEES

Fees for the year 2007 for the annual audit of the financial statements and employee benefit plans and related quarterly reviews by the Company=s independent registered public accountants were $361,300.  There were $63,800 in other fees during 2007.

OTHER MATTERS

The Company knows of no other matters to be brought before the Annual Meeting, but if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent in accordance with their judgment.

ANNUAL REPORT AND FINANCIAL STATEMENTS

Stockholders are referred to the Company's annual report, including financial statements, for the fiscal year ended December 31, 2007.  The annual report is incorporated in this Proxy Statement and is not to be considered part of the soliciting material.  The Company will provide, without charge to each stockholder upon written request, a copy of the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission for the fiscal year ended December 31, 2007.  Such requests should be directed to G. Robert Quist, First Vice President and Secretary, at P.O. Box 57250, Salt Lake City, Utah 84157-0250.

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DEADLINE FOR RECEIPT OF STOCKHOLDER'S PROPOSALS FOR ANNUAL MEETING TO BE HELD IN JULY 2009

Any proposal by a stockholder to be presented at the Company's next Annual Meeting of Stockholders expected to be held in July 2009 must be received at the offices of the Company, P.O. Box 57250, Salt Lake City, Utah 84157-0250, no later than March 31, 2009.

By order of the Board of Directors,

/s/ G. Robert Quist

G. Robert Quist
First Vice President and Secretary
June 6, 2008
Salt Lake City, Utah

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PROXY - SECURITY NATIONAL FINANCIAL CORPORATION - PROXY
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
CLASS C COMMON STOCK

The undersigned Class C common stockholder of Security National Financial Corporation (the "Company") acknowledges receipt of the Notice of Annual Meeting of the Stockholders to be held on Friday, July 11, 2008, at Valley Center Towers, 5373 South Green Street, Conference Room 105, Salt Lake City, Utah, at 10:00 a.m., Mountain Daylight Time, and hereby appoints Messrs. George R. Quist, Scott M. Quist and G. Robert Quist, or any of them, each with full power of substitution, as attorneys and proxies to vote all the shares of the undersigned at said Annual Meeting of Stockholders and at all adjournments or postponements thereof, hereby ratify and confirm all that said attorneys and proxies may do or cause to be done by virtue hereof.  The above-named attorneys and proxies are instructed to vote all of the undersigned's shares as follows:

1.	To elect five of the seven directors to be voted upon by Class A and Class C common stockholders together:

[  ]  FOR all nominees listed below (except as marked to the contrary below)
[  ]  WITHHOLD AUTHORITY to vote for all nominees listed below.

(INSTRUCTION: to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below.)

Charles L. Crittenden, Robert G. Hunter, M.D., Scott M. Quist
George R. Quist and Norman G. Wilbur

2.	To ratify the appointment of Hansen, Barnett & Maxwell, P.C. as the Company's independent registered public accountants for the fiscal year ending December 31, 2008

[  ]  FOR                      [  ]  AGAINST

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 and 3.

Dated ____________________________________, 2008

_________________________________________
Signature of Stockholder

__________________________________________
Signature of Stockholder

Please sign your name exactly as it appears on your share certificate.  If shares are held jointly, each holder should sign.  Executors, trustees, and other fiduciaries should so indicate when signing.  Please sign, date, and return this Proxy Card immediately.

NOTE:  Securities dealers or other representatives please state the number of shares voted by this Proxy.

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PROXY - SECURITY NATIONAL FINANCIAL CORPORATION - PROXY
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
CLASS A COMMON STOCK

The undersigned Class A common stockholder of Security National Financial Corporation (the "Company") acknowledges receipt of the Notice of Annual Meeting of the Stockholders to be held on Friday, July 11, 2008, at Valley Center Towers, 5373 South Green Street, Conference Room 105, Salt Lake City, Utah, at 10:00 a.m., Mountain Daylight Time, and hereby appoints Messrs. George R. Quist, Scott M. Quist and G. Robert Quist, or any of them, each with full power of substitution, as attorneys and proxies to vote all the shares of the undersigned at said Annual Meeting of Stockholders and at all adjournments or postponements thereof, hereby ratify and confirm all that said attorneys and proxies may do or cause to be done by virtue hereof.  The above-named attorneys and proxies are instructed to vote all of the undersigned's shares as follows:

1.	To elect two directors to be voted upon by Class A common stockholders voting separately as a class:

[  ]  FOR all nominees listed below (except as marked to the contrary below)
[  ]  WITHHOLD AUTHORITY to vote for all nominees listed below

(INSTRUCTION: to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below.)
J. Lynn Beckstead, Jr. and H. Craig Moody

2.	To elect the remaining five directors to be voted upon by Class A and Class C common stockholders together:

[  ]  FOR all nominees listed below (except as marked to the contrary below)
[  ]  WITHHOLD AUTHORITY to vote for all nominees listed below

(INSTRUCTION:  to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below.)

Charles L. Crittenden, Robert G. Hunter, M.D., George R. Quist
Scott M. Quist, and Norman G. Wilbur

3.	To ratify the appointment of Hansen, Barnett & Maxwell, P.C. as the Company's independent registered public accountants for the fiscal year ending December 31, 2008;

[  ]  FOR                       [  ]  AGAINST

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSALS 1 AND 2 ABOVE AND FOR PROPOSAL 3 and 4.

Dated ___________________________________, 2008

_________________________________________
Signature of Stockholder

_________________________________________
Signature of Stockholder

Please sign your name exactly as it appears on your share certificate.  If shares are held jointly, each holder should sign.  Executors, trustees, and other fiduciaries should so indicate when signing.  Please sign, date, and return this Proxy Card immediately.

NOTE:  Securities dealers or other representatives please state the number of shares voted by this Proxy.

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2007 Annual Report

To Our Shareholders

My Fellow Shareholders:

I am pleased to report to you on the affairs of the Company for the year ended December 31, 2007 and invite you to attend the annual stockholders meeting to be held on July 11, 2008 in Salt Lake City, Utah.

The year 2007 was marked by significant turmoil in the financial markets.  While we have never originated subprime mortgages to any significant degree (less than 0.15% of originations by volume), as primarily a financial institution, we were not immune to the tremendous market upheavals precipitated by the subprime implosion.  As a result, in 2007 we wrote off some $5.5 million in mortgage losses.  While those losses were experienced primarily in the so-called “Alt-A” markets where investors essentially refused to purchase previously committed loans, causing our whole loan holdings to increase, we also experienced higher than expected early payment default rates in other more traditional loan types.  Overall our earnings before taxes decreased 55% to $3.1 million.  By business segment, our Life segment profitability decreased 22% to $3.5 million, our Cemetery Mortuary segment profitability decreased 19% to $1.1 million, and our Mortgage segment experienced a pre-tax loss of $1.5 million.

2007 also marked a year of significant positive accomplishment.  Our asset base grew 11% to $418 million. Total revenue increased 38% to $210 million.In December, we accomplished the purchase of a new life insurance company, Capital Reserve Life of Jefferson City, Missouri, thus expanding our life segment’s geographic footprint while increasing our premium revenue and asset size. We significantly expanded our funeral funding operations with the purchase of C & J Financial of Gadsden, Alabama.  That acquisition should increase our funeral funding operations on a profitable basis to over $52 million in fundings per year thus providing enhanced investment income. We accomplished the renewal of our mortgage warehouse facilities in the total amount of $450 million in the face of very difficult market conditions.  We also implemented significant cost savings and efficiency measures in our mortgage segment which we believe will pay significant dividends in the future.

Thank you for your confidence in our Company.  While we continue in our efforts to both grow and increase profitability, our primary objective must be to improve profitability.

Who We Are...

The roots of our Company were planted deep in 1965 with the founding of Security National Life Insurance Company. Starting with only $543,000 in assets, in a small rented house in Salt Lake City, Utah, Security National has grown into a strong industry leader in several fields of service.

Over the past four decades we have grown consistently through new sales and investment opportunities, and through the acquisition of life insurance companies, funeral homes and cemeteries, as well as the formation and growth of our mortgage operations.

Profile

Our Company operates three main business segments: life insurance, funeral service and mortgage loans. The design and structure of our Company is that each segment is related to the others, and contributes to the profitability of the whole. For example, our cemetery and mortuary operations enjoy a high level of public awareness that assists in the sales and marketing of our insurance and pre-need cemetery/funeral products. Security National Life Insurance Company in turn invests its assets in high quality mortgage loans. Thus, while each segment is a stand-alone profit center, this horizontal integration is planned to improve profitability. Our Company also actively pursues growth through acquisitions of life insurance companies and mortuaries, and by expanding our mortgage operations.

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Life Insurance Services

Security National Life Insurance Company provides life insurance and annuity products to fund pre-arranged and pre-paid funerals.

Our products for the Pre-Need industry are as “service oriented’ to our funeral home clientele as they are towards the families they serve. Our strategy is to educate our clientele on how a ‘service approach’ to marketing can help them serve more families.  Our goal is to improve our client relationships, not only with competitive insurance products and services, but by offering additional Security National Financial Corporation products as well.  We are Security National Life, funding your future heritage, one family at a time.

What is Pre-Need?
A celebration of life. A tribute to family. A treasured memory for loved ones. Your funeral is an expression of your life and a gift to the friends and family you leave behind.  By pre-funding this tribute with life insurance from Security National Life you are assured your wishes will be honored.  Pre-Need is the pre-planning and funding of a funeral before one needs to do so at the time of a death.

A funeral can be costly and difficult to arrange for grieving family members, so planning ahead can ensure the decisions regarding your funeral or memorial services have already been made. Proper planning for your final wishes is more than wise; it is a thoughtful decision to help your family during a difficult time of loss.

At Security National Life Insurance Company we are dedicated to helping our client funeral homes help the individuals and families that they serve to plan and pay for their funeral arrangements. Working with a growing network of funeral professionals throughout the United States, we offer a wide assortment of products that are affordable and easy to acquire. It’s not just a business...it’s helping you help your family.

Welcome to Security National Life Insurance Company. We look forward to working with you.

Higher Education Insurance Services

Through the New Success Life Program, parents and grandparents can use Life Insurance to help their children and grandchildren realize the dream of a college education.

Our Flexible Life Accumulator (FLA) life insurance product is specifically designed to build cash value in addition to offering the protective services of life insurance.  Because the FLA product is a 10-year whole life insurance product with an annuity rider the product is portable and can be used in a number of ways. For instance you can use the cash value to help repay your college debt and/or you can keep the policy as a long term investment, and also have the security of life insurance.

As a policyholder you will have access to our Student Service Center which will guide you through the complexities of college finance. Applying for financial aid can be an overwhelming and daunting task. Government rules and regulations are constantly changing and our professional staff is here to advise you throughout the process of obtaining financial aid.

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Our Student Service Center can help you and your student fund some or all of their college education through the use of federally guaranteed student loans. As well, we can help with scholarship searches and grant searches that may help fund your student’s education.

Home Service Life Insurance

Security National Life Insurance Company -- Home Service

Home Service Insurance is one of the oldest forms of insurance. It originated in England in 1854. Typically, the insurance was less than $1,000, which provided personal security for low and middle-income families. Today, Home Service Insurance is primarily used as burial insurance designed to pay the funeral and cemetery expenses that could shatter a family of limited means.

Home Service Insurance is a consumer friendly way to arrange and pay for  funeral and burial expenses. Our product is sold through either a local funeral home or by a neighborhood agent. The personal approach continues with the payment options. Each month the customer may visit the funeral home or the agent will make a personal visit to the home to collect the premium. This allows the older population we serve to have the peace of mind that their personal choices will be honored.

Today, Security National Life Insurance Company is filling this key need for thousands of families by offering our Home Service Insurance Plans through local funeral homes and agents throughout the southern United States. Each of these funeral homes and agents are a Team Member with Security National Life and has the ability to customize a variety of pre-need funeral plans for the families and communities they serve.

Funeral Factoring-Fast Funding

C&J’s Fast Funding is your answer to eliminating the hassle and cash flow delay in processing insurance death claims.

C&J Financial, LLC was acquired in July 2007 and is a wholly-owned subsidiary of  Security National Financial Corporation.  C&J has been providing financial and administrative solutions to the funeral industry for over a decade.  C&J is located in Rainbow City, Alabama and works with hundreds of funeral homes and cemeteries nationwide in processing thousands of death claims and funding millions of dollars of benefits per year.

Through Fast Funding, funeral homes or cemeteries reassign the insurance policy a family presents for payment of goods and services to C&J Financial.  The firm simply completes a “Fact Sheet”, “Assignment/Reassignment form” and a “Claimant Statement”, and then faxes them to our office for verification.

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As soon as the status of the insurance policy is determined and the amount of benefit is verified, payment is made to the funeral home. This is typically a 24 to 48 hour process from the funding request to receipt of funds vs waiting weeks or months to receive payment.

By reassigning insurance claims to C&J, funeral homes and cemeteries can reduce their administrative costs, eliminate their accounts receivable and focus more time on their families rather than dealing with hundreds of different insurance companies.

FAST FUNDING BENEFITS:
        Reduced administrative costs
        Eliminate accounts receivable
        Funding within 24 hours of verification
        Death Certificate not required prior to funding
        Very competitive factoring rates
        Funds are wired or sent overnight from one source, C&J Financial
        The BEST customer service representatives in the industry

Home Loan Services

SecurityNational Mortgage Company is one of the fastest growing segments of the Security National family. Established in 1993 as an investment alternative for our life insurance operations, it has exploded with growth, funding over $3 billion dollars annually in mortgage loans.

SecurityNational Mortgage currently operates 28 branch offices within the United States, and is headquartered in Salt Lake City, Utah.

We have worked diligently to establish strong relationships with the nation’s leading mortgage servicers, in order to provide a wide range of products to our mortgage brokers and business partners. We offer a full line of first and second mortgage products for residential real estate.

In addition to standard FHA, VA, Fannie Mae, and Freddie Mac mortgages, we provide a full line of mortgage loans on loan sizes up to $1 million.  We also can accommodate those who are interested in understanding and taking advantage of the government insured Reverse Mortgage products.  In most cases, our mortgage loans are processed through our “rapid response” automated underwriting systems, receiving same day decisions, saving time and money.  We also offer commercial and new construction financing for a variety of needs.

In this day and age, service and information are key. Our support staff and information systems are second to none. Our brokers, branch managers and business partners have confidence in knowing that business is getting done when they work with SecurityNational Mortgage.

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Commercial Loan Services

Security National Capital, Inc. … An additional source of revenue for our company.

Security National Capital complements SecurityNational Mortgage’s residential lending platform and provides an additional investment vehicle for our life insurance company. The company business plan is to successfully compete in the national commercial mortgage market as a bridge loan lender and as a mortgage banker of term loans.

Security National Capital is located in our corporate headquarters in Salt Lake City, Utah. Commercial mortgage programs are made available to approved residential mortgage brokers through the branch offices of SecurityNational Mortgage, strengthening and enhancing those important relationships. Through active internet marketing, commercial mortgages are also offered directly to borrowers in all fifty states. Our target bridge loan size is between $500,000 and $3,000,000.

We distinguish ourselves in the marketplace by providing conservative loan to value, short term “bridge” financing on commercial properties that need to close quickly and that will be repaid within 12 to 24 months. These portfolio loans lead to opportunities to provide longer term financing which we place with other institutional investors. For a presentation of the mortgage products offered, please visit our state of the industry website: www.sncloans.com.

Reduced liquidity in the global capital markets has resulted in fewer term mortgage products that we are able to offer to our clients who desire permanent loans. While commercial mortgages continue to perform very well as an asset class, there has been continued industry-wide tightening of underwriting standards, loan to value ratios have been lowered, and credit standards raised for those seeking traditional 5 and 10 year loans. We continue to offer a limited range of saleable secondary market products for those qualified borrowers with satisfactory income producing commercial property.

Funeral Service Operations

Memorial Mortuaries and Cemeteries offers the finest in funeral and cemetery products and services.  A dedicated staff of professionals strives to diligently fulfill the expectations and needs of the families they serve.

As recent recipients of the National Funeral Directors Association (NFDA) Pursuit of Excellence Award, a designation earned by only 2% of funeral providers nationwide, Memorial Mortuaries and Cemeteries continues to build a legacy of service and growth.

Memorial Mortuaries and Cemeteries operate 11 mortuaries and 6 cemeteries throughout three western states serving over 5,000 families in 2007 with their funeral & cemetery arrangements.

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Pre-Planning (pre-arrangement of funeral services), provided by Memorial Mortuaries and Cemeteries, gives families and individuals a way to remove the burden of making decisions during the difficult days following the death of a loved one. It enables a more personalized service experience and allows families to be prepared for an emergency that every family will eventually face.  There are several reasons why families choose to Pre-Plan their final arrangements with Memorial; one of those reasons include the fact that decisions are made together, not alone, thus helping to reduce the heartache, indecision and expense often experienced at a time of loss.

Pre-Planning also allows families to protect themselves against inflation and the ever-rising cost of funerals.  However, one of the biggest reasons families choose to Pre-Plan with Memorial is because of the peace of mind they feel when they know that they have provided a level of comfort and a benefit worth far more than any dollars spent.

Contact Memorial Mortuaries and Cemeteries today to receive a complimentary copy of the Gift of Love Memorial Guide, which will assist you in recording important information that can ease the burden left to those you love; you will also receive money-saving information regarding Pre-Planning.

Memorial Mortuaries and Cemeteries are proud members of the following:

     ICCFA, NFDA, Pursuit of Excellence, UFDA, CFSP and CPC

Real Estate Investments

Each of our commercial properties is a fine example of the wise investment strategy of our management team. The team consists of management and an 8 member staff handling maintenance as well as remodeling to suit the needs of new and existing tenants. There are approximately 80 income producing tenants in our rental properties. All of our properties have the potential for development or have raw land with plans for future improvements. For more information regarding leasing opportunities within our properties contact Ron Dowden.

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Security National Financial Corporation
5300 South 360 West – Suite 250 – Salt Lake City, Utah 84123 – P.O. Box 57220 – Salt Lake City, Utah 84157-0220
Phone: (801) 264-1060 – Fax: (801) 265-9882 – Toll Free: (800) 574-7117

Management Report and Financial Information

The consolidated financial statement of Security National Financial Corporation and all information in the annual report are the responsibility of management. The statements have been prepared in conformity with generally accepted accounting principles generally accepted in the United States of America. Financial information elsewhere in this report is consistent with that in the consolidated financial statements. The consolidated financial statements have been audited by the independent registered public accounting firm of Hansen, Barnett & Maxwell, P.C. for the years ended December 31, 2007, December 31, 2006 and December 31, 2005. Their role is to render independent professional opinions on Security National Financial Corporation’s financial statements.

Management maintains a system of internal controls designed to meet its responsibilities for reliable financial statements. This system is designed to provide reasonable assurance, at appropriate costs, that assets are safeguarded and that transactions are properly recorded and executed in accordance with management’s authorization. Judgment is required to assess and balance the relative costs and expected benefits of those controls.

The Board of Directors selects an Audit Committee from among its members. No member of the Audit Committee is an employee of the Company. The Audit committee is responsible to the Board for reviewing the accounting and auditing procedures and financial practices of the Company and for recommending the appointment of the independent accountants. The Audit Committee meets periodically with management and the independent accountants to review the work of each and to satisfy itself that they are properly discharging their responsibilities. The independent accountants have free access to the Committee, without the presence of management, to discuss their opinions on the adequacy of internal controls and to review the quality of financial reporting.

HANSEN, BARNETT & MAXWELL, P.C.
A Professional Corporation
CERTIFIED PUBLIC ACCOUNTANTS
AND
BUSINESS CONSULTANTS
5 Triad Center, Suite 750
Salt Lake City, UT 84180-1128
Phone: (801) 532-2200
Fax: (801) 532-7944
www.hbmcpas.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and the Stockholders
Security National Financial Corporation

We have audited the accompanying consolidated balance sheets of Security National Financial Corporation and subsidiaries as of December 31, 2007 and 2006 and the related consolidated statements of earnings, stockholders’ equity, and cash flows for each of the three years in the periods ended December 31, 2007. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Security National Financial Corporation and subsidiaries as of December 31, 2007 and 2006 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. Supplemental Schedules II, IV and V, are presented for purpose of additional analysis and are not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

HANSEN, BARNETT & MAXWELL, P.C.

Salt Lake City, Utah
March 26, 2008

SECURITY NATIONAL FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31,
Assets	2007	2006
Investments:
Fixed maturity securities, held to maturity, at amortized cost	$116,896,016	$98,317,519
Fixed maturity securities, available for sale, at estimated fair value	2,880,920	3,417,531
Equity securities, available for sale, at estimated fair value	5,900,292	5,261,695
Mortgage loans on real estate and construction loans, net of allowances for losses of $1,435,131 and $1,026,576 for 2007 and 2006	92,884,055	85,135,011
Real estate, net of accumulated depreciation of $4,340,390 and $4,024,710 for 2007 and 2006	7,946,304	5,002,853
Policy, student and other loans net of allowance for doubtful accounts of $492,089 and $435,726 for 2007 and 2006	16,860,874	12,846,986
Short-term investments	5,337,367	4,586,828
Accrued investment income	3,032,285	2,684,029
Total investments	251,738,113	217,252,452
Cash and cash equivalents	5,203,060	10,376,585
Mortgage loans sold to investors	66,700,694	59,817,248
Receivables, net	13,743,682	14,878,118
Restricted assets of cemeteries and mortuaries	5,711,054	5,430,870
Cemetery perpetual care trust investments	1,604,600	1,306,984
Receivable from reinsurers	746,336	700,850
Cemetery land and improvements	9,760,041	8,745,424
Deferred policy and pre-need contract acquisition costs	30,786,229	28,395,762
Property and equipment, net	14,828,699	14,059,529
Value of business acquired	11,686,080	11,882,047
Goodwill	1,075,039	683,191
Other	4,579,018	3,866,123
Total Assets	$418,162,645	$377,395,183

See accompanying notes to consolidated financial statements.

SECURITY NATIONAL FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (Continued)

	December 31,
Liabilities and Stockholders' Equity	2007	2006
Liabilities
Future life, annuity, and other benefits	$296,068,767	$268,403,765
Unearned premium reserve	4,995,664	4,519,387
Bank loans payable	12,552,666	6,923,344
Notes and contracts payable	818,810	747,188
Deferred pre-need cemetery and mortuary contract revenues	12,643,199	11,533,798
Accounts payable	1,833,188	1,820,178
Other liabilities and accrued expenses	14,812,845	11,611,033
Income taxes	16,179,596	16,587,284
Total liabilities	359,904,735	322,145,977
Commitments and Contingencies	--	--
Non-Controlling Interest in Perpetual Care Trusts	2,473,758	2,278,510
Stockholders’ Equity
Common Stock:
Class A: common stock - $2.00 par value; 20,000,000 shares authorized; issued 7,885,229 shares in 2007 and 7,533,230 shares in 2006	15,770,458	15,066,460
Class B: non-voting common stock - $1.00 par value; 5,000,000 shares authorized; none issued or outstanding	--	--
Class C: convertible common stock - $0.20 par value; 15,000,000 shares authorized; issued 8,530,699 shares in 2007 and 7,117,591 shares in 2006	1,706,140	1,423,518
Additional paid-in capital	17,737,172	17,064,488
Accumulated other comprehensive income and other items, net of taxes	1,596,791	1,703,155
Retained earnings	21,104,156	20,495,063
Treasury stock, at cost - 1,104,484 Class A shares and -0- Class C shares in 2007; 1,195,127 Class A shares and 145,045 Class C shares in 2006	(2,130,565)	(2,781,988)
Total stockholders’ equity	55,784,152	52,970,696
Total Liabilities and Stockholders’ Equity	$418,162,645	$377,395,183

See accompanying notes to consolidated financial statements.

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS

	Years Ended December 31,
	2007	2006	2005
Revenues:
Insurance premiums and other considerations	$32,262,837	$30,776,491	$27,170,109
Net investment income	31,956,444	23,245,631	19,386,571
Net mortuary and cemetery sales	13,188,655	12,122,728	10,838,878
Realized gains on investments and other assets	1,007,574	891,304	74,246
Mortgage fee income	130,472,166	85,112,831	71,859,272
Other	860,406	381,548	620,751
Total revenues	209,748,082	152,530,533	129,949,827

Benefits and expenses:
Death benefits	16,274,813	15,155,711	13,250,080
Surrenders and other policy benefits	2,078,415	1,700,741	1,484,284
Increase in future policy benefits	11,389,019	10,462,384	9,742,218
Amortization of deferred policy and pre-need acquisition costs and value of business acquired	5,570,799	4,124,747	3,030,734
Selling, general and administrative expenses:
Commissions	96,957,340	63,680,122	53,807,368
Salaries	23,944,999	17,947,902	15,716,813
Other	34,601,551	24,099,924	21,166,024
Interest expense	13,270,871	6,141,298	4,921,238
Cost of goods and services sold – mortuaries and cemeteries	2,537,244	2,322,066	2,103,432

Total benefits and expenses	206,625,051	145,634,895	125,222,191

Earnings before income taxes	3,123,031	6,895,638	4,727,636
Income tax expense	(857,635)	(1,771,188)	(1,239,756)

Net earnings	$2,265,396	$5,124,450	$3,487,880

Net earnings per Class A equivalent common share (1)	$0.30	$0.70	$0.48

Net earnings per Class A equivalent common share -assuming dilution(1)	$0.29	$0.68	$0.48

Weighted average Class A equivalent common shares outstanding (1)	7,573,714	7,371,549	7,297,146

Weighted average Class A equivalent common shares outstanding-assuming dilution (1)	7,754,053	7,530,136	7,329,225

(1) Earnings per share amounts have been adjusted retroactively for the effect of annual stock dividends.  The weighted-average shares outstanding includes the weighted-average Class A common shares and the weighted-average Class C common shares determined on an equivalent Class A common stock basis.  Net earnings per common share represent net earnings per equivalent Class A common share.  Net earnings per Class C common share is equal to one-tenth (1/10) of such amount or $0.03, $0.07 and $0.05 per share of 2007, 2006 and 2005, respectively, and $0.03, $0.07 and $0.05 per share-assuming dilution for 2007, 2006 and 2005, respectively.

See accompanying notes to consolidated financial statements.

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

	Class A Common Stock	Class C Common Stock	Additional Paid-in Capital	Accumulated Other Comprehensive Income (loss), and Other Items	Retained Earnings	Treasury Stock	Total
Balance as of January 1, 2005	$13,511,740	$1,293,641	$14,922,851	$(11,352)	$15,365,259	$(3,417,299)	$41,664,840

Comprehensive income:
Net earnings	—	—	—	—	3,487,880	—	3,487,880
Unrealized gains	—	—	—	128,999	—	—	128,999
Total comprehensive income	—	—	—	—	—	—	3,616,879
Exercise of stock options	6,892	—	3,926	—	(8,084)	—	2,734
Sale of Treasury stock	—	—	79,201	—	—	334,764	413,965
Stock dividends	676,084	64,581	644,366	—	(1,385,031)	—	—
Conversion Class C to Class A	2,010	(2,010)	—	—	—	—	—
Balance at December 31, 2005	14,196,726	1,356,212	15,650,344	117,647	17,460,024	(3,082,535)	45,698,418

Comprehensive income:
Net earnings	—	—	—	—	5,124,450	—	5,124,450
Unrealized gains	—	—	—	1,585,508	—	—	1,585,508
Total comprehensive income	—	—	—	—	—	—	6,709,958
Exercise of stock options	149,040	—	(43,441)	—	—	—	105,599
Purchase of Treasury stock	—	—	—	—	—	(3,901)	(3,901)
Sale of Treasury stock	—	—	154,154	—	—	304,448	458,602
Issuance for compensation	1,000	—	1,020	—	—	—	2,020
Stock dividends	719,212	67,788	1,302,411	—	(2,089,411)	—	—
Conversion Class C to Class A	482	(482)	—	—	—	—	—
Balance at December 31, 2006	15,066,460	1,423,518	17,064,488	1,703,155	20,495,063	(2,781,988)	52,970,696

Comprehensive income:
Net earnings	—	—	—		2,265,396	—	2,265,396
Unrealized gains	—	—	—	(106,364)	—	—	(106,364)
Total comprehensive income	—	—	—	—	—	—	2,159,032
Exercise of stock options	(76,974)	231,525	(55,261)	—	(96,289)	—	3,001
Sale of Treasury stock	—	—	—	—	—	651,423	651,423
Stock dividends	750,826	81,244	727,944	—	(1,560,014)	—	—
Conversion Class C to Class A	30,146	(30,147)	1	—	—	—	—
Balance at December 31, 2007	$15,770,458	$1,706,140	$17,737,172	$1,596,791	$21,104,156	$(2,130,565)	$55,784,152

See accompanying notes to consolidated financial statements.

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31
	2007	2006	2005
Cash flows from operating activities:
Net earnings	$2,265,396	$5,124,450	$3,487,880
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Realized (gains) losses on investments and other assets	(1,007,574)	(891,304)	(74,246)
Depreciation	2,398,330	2,023,017	2,094,022
Provision for losses on real estate accounts and loans receivable	741,974	558,370	87,376
Amortization of premiums and discounts	8,411	(34,144)	36,637
Provision of deferred income taxes	481,810	1,153,985	862,024
Policy and pre-need acquisition costs deferred	(6,974,054)	(7,313,030)	(6,764,492)
Policy and pre-need acquisition costs amortized	4,609,045	3,132,647	1,933,125
Value of business acquired amortized	951,639	992,100	1,097,609
Change in assets and liabilities net of effects from purchases and disposals of subsidiaries:
Land and improvements sold to investors	(781,617)	(247,197)	49,537
Future life and other benefits	13,131,652	13,017,175	10,824,347
Receivables for mortgage loans sold	(6,883,446)	(5,321,587)	(6,803,081)
Other operating assets and liabilities	1,067,072	(520,347)	1,771,798
Net cash provided by operating activities	10,008,638	11,674,135	8,602,536
Cash flows from investing activities:
Securities held to maturity:
Purchase - fixed maturity securities	(2,206,067)	(14,078,529)	(5,984,347)
Calls and maturities - fixed maturity securities	6,630,227	4,978,963	7,781,126
Securities available for sale:
Purchase - fixed maturity securities	(179,630)	(173,262)	(139,383)
Sales - equity securities	868,371	11,973,825	4,183,108
Purchases of short-term investments	(16,946,889)	(41,342,009)	(13,700,353)
Sales of short-term investments	16,196,350	39,966,771	15,117,762
Purchases of restricted assets	(302,114)	(50,239)	(57,453)
Change in assets for perpetual care trusts	(276,437)	(154,491)	(163,254)
Amount received for perpetual care trusts	195,248	105,260	89,500
Mortgage, policy, and other loans made	(114,782,049)	(90,543,821)	(76,034,805)
Payments received for mortgage, policy, and other loans	105,790,916	76,979,450	69,804,347
Purchases of property and equipment	(3,009,279)	(1,763,708)	(2,236,732)
Disposal of property and equipment	880,818	(37,756)	--
Cash received from sale of property and equipment	--	--	--
Purchases of real estate	(4,634,314)	(2,262,890)	(5,138,795)
Cash (paid) received for purchase of subsidiaries, net of cash acquired	(1,702,762)	--	1,722,238
Sale of real estate	1,375,183	5,359,781	3,898,980
Net cash used in investing activities	(12,102,428)	(11,042,655)	(858,061)

See accompanying notes to the consolidated financial statements.

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

	Years Ended December 31
	2007	2006	2005
Cash flows from financing activities:
Annuity contract receipts	$6,039,988	$5,941,594	$5,547,795
Annuity contract withdrawals	(12,961,804)	(10,817,231)	(9,655,951)
Repayment of bank loans and notes and contracts payable	(47,751,447)	(2,572,524)	(2,463,116)
Proceeds from borrowing on notes and contracts	50,939,105	--	672,439
Purchase of minority shareholder stock of subsidiary	--	--	(960,309)
Stock options exercised	3,000	105,599	--
Purchase of treasury stock	--	(3,901)	--
Sale of treasury stock	651,423	458,602	413,965
Net cash used in financing activities	(3,079,735)	(6,887,861)	(6,445,177)
Net change in cash and cash equivalents	(5,173,525)	(6,256,381)	1,299,298
Cash and cash equivalents at beginning of year	10,376,585	16,632,966	15,333,668
Cash and cash equivalents at end of year	$5,203,060	$10,376,585	$16,632,966

Supplemental Schedule of Cash Flow Information:
The following information shows the non-cash items in connection with the purchase of Memorial Insurance Company of America on December 29, 2005 and  C & J Financial, LLC on July 16, 2007 and Capital Reserve Life Insurance Company on December 17, 2007.

	2007	2005

Fair value of assets acquired	$(30,597,342)	$(30,949,802)
Fair value of liabilities assumed	26,546,698	32,672,040
Notes Payable and other liabilities incurred	2,318,260	-- --
Cash received (paid)	$(1,732,384)	$1,722,238

See accompanying notes to consolidated financial statements.

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2007, 2006, and 2005

1) Significant Accounting Policies

General Overview of Business

Security National Financial Corporation and its wholly owned subsidiaries (the “Company”) operate in three main business segments: life insurance, cemetery and mortuary, and mortgage loans. The life insurance segment is engaged in the business of selling and servicing selected lines of life insurance, annuity products and accident and health insurance marketed primarily in the intermountain west, California and eleven southern states.  The cemetery and mortuary segment of the Company consists of five cemeteries in Utah, one cemetery in California, eight mortuaries in Utah and four mortuaries in Arizona. The mortgage loan segment is an approved government and conventional lender that originates and underwrites residential and commercial loans for new construction, existing homes and real estate projects primarily in Arizona, California, Florida, Hawaii, Indiana, Kansas, North Carolina, Oklahoma, Oregon, Texas, Utah, and Washington.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.  The presentation of certain amounts in prior years has been reclassified to conform to the 2007 presentation.

Principles of Consolidation

These consolidated financial statements include the financial statements of Security National Financial Corporation and its majority owned subsidiaries. All intercompany transactions and accounts have been eliminated in consolidation.

Investments

The Company’s management determines the appropriate classifications of investments in fixed maturity securities and equity securities at the acquisition date and re-evaluates the classifications at each balance sheet date.

Held-to-maturity investments are carried at amortized cost, reflecting the Company’s intent and ability to hold the securities to maturity. Available-for-sale securities are stated at estimated fair value with net unrealized gains or losses reported as a component of accumulated other comprehensive income.

Investment gains and losses arise when investments are sold (as determined on a specific identification basis) or are other-than-temporarily impaired. If in management’s judgment a decline in the value of an investment below cost is other than temporary, the cost of the investment is written down to fair value with a corresponding charge to earnings. Factors considered in judging whether an impairment is other than temporary include:  the financial condition, business prospects and credit worthiness of the issuer, the length of time that fair value has been less than cost, the relative amount of the decline, and the Company’s ability and intent to hold the investment until the fair value recovers, which is not assured.

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2007, 2006, and 2005

1) Significant Accounting Policies (Continued)

Fixed maturity securities held to maturity are carried at cost, adjusted for amortization of premium or accretion of discount. Although the Company has the ability and intent to hold these investments to maturity, infrequent and unusual conditions could occur under which it would sell certain of these securities. Those conditions include unforeseen changes in asset quality, significant changes in tax laws, and changes in regulatory capital requirements or permissible investments.

Fixed maturity and equity securities available for sale are carried at estimated fair value, which is based upon quoted trading prices. Changes in fair values net of income taxes are reported as unrealized appreciation or depreciation and recorded as an adjustment directly to stockholders’ equity and, accordingly, have no effect on net income.

Mortgage loans on real estate, construction loans and mortgage loans held for sale are carried at unpaid principal balances, adjusted for amortization of premium or accretion of discount, less allowance for possible losses.

Real estate is carried at cost, less accumulated depreciation provided on a straight-line basis over the estimated useful lives of the properties, or is adjusted to a new basis from impairment in value, if any.

Policy, student, and other loans are carried at the aggregate unpaid balances, less allowances for possible losses.

Short-term investments are carried at cost and consist of certificates of deposit and commercial paper with maturities of up to one year.

Restricted assets of cemeteries and mortuaries are assets held in a trust account for future mortuary services and merchandise and consist of cash; participations in mortgage loans with Security National Life Insurance Company; mutual funds carried at cost; fixed maturity securities carried at cost adjusted for amortization of premium or accretion of discount; and equity securities carried at fair market value.

Cemetery and mortuary perpetual care trust business segment contains six wholly owned cemeteries.  Of the six cemeteries owned by the Company, four cemeteries are endowment care properties.  Under endowment care arrangements a portion of the price for each lot sold is withheld and invested in a portfolio of investments similar to those described in the prior paragraph.   The earnings stream from the investments is designed to fund future maintenance and upkeep of the cemetery.

Realized gains and losses on investments and declines in value considered to be other than temporary, are recognized in operations on the specific identification basis.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Cemetery Land and Improvements Held for Sale

The development of a cemetery involves not only the initial acquisition of raw land but the installation of roads, water lines, landscaping and other costs to establish a marketable cemetery lot.  The costs of developing the cemetery are shown as an asset on the balance sheet.  The amount on the balance sheet is reduced by the total cost assigned to the development of a particular lot, when the criteria for recognizing a sale of that lot is met.

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2007, 2006, and 2005

1) Significant Accounting Policies (Continued)

Property and Equipment

Property, plant and equipment are recorded at cost. Depreciation is calculated principally on the straight-line method over the estimated useful lives of the assets which range from three to forty years. Leasehold improvements are amortized over the lesser of the useful life or remaining lease terms.

Recognition of Insurance Premiums and Other Considerations

Premiums for traditional life insurance products (which include those products with fixed and guaranteed premiums and benefits and consist principally of whole life insurance policies, limited-payment life insurance policies, and certain annuities with life contingencies) are recognized as revenues when due from policyholders. Revenues for interest-sensitive insurance policies (which include universal life policies, interest-sensitive life policies, deferred annuities, and annuities without life contingencies) are recognized when earned and consist of policy charges for the policy administration charges, and surrender charges assessed against policyholder account balances during the period.

Deferred Policy Acquisition Costs and Value of Business Acquired

Commissions and other costs, net of commission and expense allowances for reinsurance ceded, that vary with and are primarily related to the production of new insurance business have been deferred. Deferred policy acquisition costs for traditional life insurance are amortized over the premium-paying period of the related policies using assumptions consistent with those used in computing policy benefit reserves. For interest-sensitive insurance products, deferred policy acquisition costs are amortized generally in proportion to the present value of expected  gross profits from surrender charges, investment, mortality and expense margins. This amortization is adjusted when estimates of current or future gross profits to be realized from a group of products are reevaluated. Deferred acquisition costs are written off when policies lapse or are surrendered.

 Effective January 1, 2007, the AICPA issued Statement of Position 05-1, Accounting by Insurance Enterprises for Deferred Acquisition Costs (“DAC”) in Connection with Modifications or Exchanges of Insurance Contracts, (“SOP 05-1”). SOP 05-1 provides guidance on accounting by insurance enterprises for DAC on internal replacements of insurance and investment contracts. An internal replacement is a modification in product benefits, features, rights or coverage that occurs by the exchange of a contract for a new contract, or by amendment, endorsement, or rider to contract, or by the election of a feature or coverage within a contract. Modifications that result in a replacement contract that is substantially changed from the replaced contract should be accounted for as an extinguishment of the replaced contract. Unamortized DAC, unearned revenue liabilities and deferred sales inducements from the replaced contract must be written-off. Modifications that result in a contract that is substantially unchanged from the replaced contract should be accounted for as a continuation of the replaced contract. The Company adopted SOP 05-1 effective January 1, 2007. Adoption of this statement had no impact adopted on the Company’s consolidated financial statements.

Value of business acquired is the present value of estimated future profits of the acquired business and is amortized similar to deferred policy acquisition costs.

Allowance for Loan Losses and Doubtful Accounts

The Company records an estimate of the expense for potential losses from not collecting mortgage loans, other loans and receivables. Mortgage loans held for sale and significant receivables are the result of cemetery and mortuary operations, mortgage loan operations and other receivables. The allowance is based upon the Company’s experience. The critical issues that impact recovery of the cemetery and mortuary receivables is the overall economy. The critical issues that impact recovery of mortgage loan operations are interest rate risk and loan underwriting.

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2007, 2006, and 2005

1) Significant Accounting Policies (Continued)

Future Life, Annuity and Other Policy Benefits

Future policy benefit reserves for traditional life insurance are computed using a net level method, including assumptions as to investment yields, mortality, morbidity, withdrawals, and other assumptions based on the life insurance subsidiaries experience, modified as necessary to give effect to anticipated trends and to include  provisions for possible unfavorable deviations. Such liabilities are, for some plans, graded to equal statutory values or cash values at or prior to maturity. The range of assumed interest rates for all traditional life insurance policy reserves was 4.5% to 10%. Benefit reserves for traditional limited-payment life insurance policies include the deferred portion of the premiums received during the premium-paying period. Deferred premiums are recognized as income over the life of the policies. Policy benefit claims are charged to expense in the period the claims are incurred. Increases in future policy benefits are charged to expense.

Future policy benefit reserves for interest-sensitive insurance products are computed under a retrospective deposit method and represent policy account balances before applicable surrender charges. Policy benefits and claims that are charged to expense include benefit claims incurred in the period in excess of related policy account balances. Interest crediting rates for interest-sensitive insurance products ranged from 4% to 6.5%.

Participating Insurance

Participating business constituted 2%, 2%, and 3% of insurance in force for 2007, 2006 and 2005, respectively. The provision for policyholders’ dividends included in policyholder obligations is based on dividend scales anticipated by management. Amounts to be paid are determined by the Board of Directors.

Reinsurance

The Company follows the procedure of reinsuring risks in excess of $75,000 to provide for greater diversification of business to allow management to control exposure to potential losses arising from large risks, and provide additional capacity for growth. The Company remains liable for amounts ceded in the event the reinsurers are unable to meet their obligations.

The Company entered into coinsurance agreements with unaffiliated insurance companies under which the Company assumed 100% of the risk for certain life insurance policies and certain other policy-related liabilities of the insurance company.

Reinsurance premiums, commissions, expense reimbursements, and reserves related to reinsured business are accounted for on a basis consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts. Expense allowances received in connection with reinsurance ceded are accounted for as a reduction of the related policy acquisition costs and are deferred and amortized accordingly.

Cemetery and Mortuary Operations

Pre-need contract sales of funeral services and caskets - revenue and costs associated with the sales of pre-need funeral services and caskets are deferred until the services are performed or the caskets are delivered.

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2007, 2006, and 2005

1) Significant Accounting Policies (Continued)

Sales of cemetery interment rights (cemetery burial property) - revenue and costs associated with the sale of cemetery interment rights are recognized in accordance with the retail land sales provisions of Statement of Financial Accounting Standards No. 66, Accounting for the Sales of Real Estate (FAS No. 66). Under FAS 66, recognition of revenue and associated costs from constructed cemetery property must be deferred until a minimum percentage of the sales price has been collected. Revenues related to the sale of unconstructed cemetery property is  deferred until such property has been constructed and meets the criteria of FAS No. 66 described above.

Pre-need contract sales of cemetery merchandise (primarily markers and vaults) - revenue and costs associated with the sale of pre-need cemetery merchandise is deferred until the merchandise is delivered.  Pre-need contract sales of cemetery services (primarily merchandise delivery, installation fees and burial opening and closing fees) - revenue and costs associated with the sales of pre-need cemetery services are deferred until the services are performed.

Prearranged funeral and pre-need cemetery customer acquisition costs - costs incurred related to obtaining new pre-need contract cemetery and prearranged funeral services are accounted for under the guidance of the provisions of Statement of Financial Accounting Standards No. 60 Accounting and Reporting by Insurance Enterprises (FAS No. 60). Obtaining costs, which include only costs that vary with and are primarily related to the acquisition of new pre-need cemetery and prearranged funeral services, are deferred until the merchandise is delivered or services are performed.

Revenues and costs for at-need sales are recorded when a valid contract exists, the services are performed, collection reasonably assured and there are no significant obligations remaining.

The Company, through its mortuary and cemetery operations, provides guaranteed funeral arrangements wherein a prospective customer can receive future goods and services at guaranteed prices. To accomplish this, the Company, through its life insurance operations, sells to the customer an increasing benefit life insurance policy that is assigned to the mortuaries. If, at the time of need, the policyholder/potential mortuary customer utilizes one of the Company’s facilities, the guaranteed funeral arrangement contract that has been assigned will provide the funeral goods and services at the contracted price. The increasing life insurance policy will cover the difference between the original contract prices and current prices. Risks may arise if the difference cannot be fully met by the life insurance policy. However, management believes that given current inflation rates and related price increases of goods and services, the risk of exposure is minimal.

Mortgage Operations

During the twelve months ended December 31, 2007, SecurityNational Mortgage Company (“SNMC”) experienced an increase in revenues and expenses due to the increase in loan volume of its mortgage operations.  SNMC is a mortgage lender incorporated under the laws of the State of Utah. SNMC is approved and regulated by the Federal Housing Administration (FHA), a department of the U.S. Department of Housing and Urban Development (HUD), to originate mortgage loans that qualify for government insurance in the event of default by the borrower. SNMC obtains loans primarily from independent brokers and correspondents. SNMC funds the loans from internal cash flows and lines of credit from financial institutions. SNMC receives fees from the borrowers and other secondary fees from third party investors who purchase the loans from SNMC. SNMC sells its loans to third party investors and does not retain servicing to these loans. SNMC pays the brokers and correspondents a commission for loans that are brokered through SNMC.

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2007, 2006, and 2005

1) Significant Accounting Policies (Continued)

The mortgage industry is currently experiencing substantial change due to higher than expected delinquencies from subprime loans.  The market for new subprime loans has been substantially reduced and several mortgage companies whose primary product was subprime mortgage originations have ceased operations.  The Company funded $5,504,800 (0.14% of the Company’s production) in subprime loans during the twelve months ending December 31, 2007 and has currently eliminated subprime loans from its product offerings. The Company believes that its potential losses from subprime loans are minimal

The industry problem with subprime mortgages has created a volatile secondary market for other products, especially alternative documentation (Alt A) loans. Alt A loans are typically offered to qualified borrowers who have relatively high credit scores but are not required to provide full documentation to support personal income and assets owned. Alt A loans can have a loan to value ratio as high as 100%. As a result of these changes, the Company is not offering these loans. Alt A loans represented approximately 21% of the Company’s production for the six months ended June 30, 2007, only 5% of the production for the third quarter and 0% for the fourth quarter.

As a consequence of these changes in the industry for Alt A loans, SNMC suffered a pre-tax loss for the twelve months ended December 31, 2007 of approximately $1,475,816. The greatest impact of the operating loss was experienced in July 2007 when there were very little secondary gains.  The secondary market improved in subsequent months decreasing the size of the monthly operating loss and the last three months of 2007 the   mortgage operations showed a significant profit. In response to the change in market conditions, management increased loan fees, lowered commissions, closed unprofitable branches, obtained more favorable borrowing terms from warehouse lenders, and reduced corporate expenses.  Even though the market changed for Alt A loans, SNMC was able to maintain volume in the third and fourth quarters by increasing its production of other mortgage products, primarily government and conforming loans.

As of December 31 2007, the Company was holding a total of $24,590,554 in Alt A loans that had not been settled by investors.  This was reduced from $88,580,948 as of June 30, 2007.  The market for the remaining Alt A loans is uncertain and if the Company is unable to sell its Alt A loans it will be required to assume the risk of holding and servicing such loans.  If warehousing lines are not available, the Company believes it has adequate liquidity through its life insurance operations to carry such loans until purchased by investors.

Even though market conditions have improved somewhat, the Company expects further significant industry challenges to continue through the remainder of 2008.  Under these circumstances it is difficult to predict profitability, if any.  Profitability may be impacted by volume reduction, changes in margins, increased borrowing costs, and future loan losses.  Management has taken and will continue to take a number of actions in response to the changing market conditions.  These include offering Alt A loans on a limited basis, closing unprofitable branch offices, obtaining new warehousing agreements at a lower interest rates, and expense reduction initiatives.

During the twelve months ending December 31, 2007, the Company experienced loan losses of $5,467,000.    This amount was charged against the provision for loan losses.  The balance of the reserve for loan losses at December 31, 2007 was $2,356,000. The provision for loan losses is included in other general and administrative expenses.  Because of the market conditions, the Company has increased its monthly loan loss to 12.5 basis points of total production.  The Company believes the loan loss reserves are sufficient to cover reasonably foreseeable future loan losses and that its formula for determining the provision for such reserves is adequate.

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2007, 2006, and 2005

1) Significant Accounting Policies (Continued)

On June 12, 2007, Security National Life Insurance Company entered into a revolving line of credit with a financial institution to borrow up to $40,000,000. The revolving line of credit is secured by commercial mortgages and construction loans.  The terms of the revolving line of credit is for a one year term and interest is based upon the one year LIBOR rate (6.95% as of December 31, 2007).  Accrued interest will be paid on a  monthly basis, with the principal, together with any outstanding accrued interest, to be paid in full on June 12, 2008.  Security National Life Insurance Company intends to use this financing to provide short term liquidity for its commercial mortgage, construction and warehouse lending operations of its affiliate SecurityNational Mortgage Company.  The amount outstanding as of December 31, 2007 was $6,500,000.

Recently, SecurityNational Mortgage Company renewed its warehouse lines of credit with its non affiliated warehouse lenders.  The total amount available under these lines of credit is $450,000,000.  The terms of the lines of credit are for one year, with interest rates ranging from 1.5% to 1.75% over the three month LIBOR rate(6.52% to 6.77% as of December 31, 2007).

Self Insurance

The Company is self insured for certain casualty insurance, workers compensation and health benefit programs.   Self-Insurance reserves are maintained relative to these programs. The level of exposure from catastrophic events is limited by the purchase of stop-loss and aggregate liability reinsurance coverages. When estimating the self-insurance liabilities and related reserves, management considers a number of factors, which include historical claims experience, demographic factors, severity factors and valuations provided by   independent third-party actuaries. Management reviews its assumptions with its independent third-party administrators and actuaries to evaluate whether the self-insurance reserves are adequate. If actual claims or adverse development of loss reserves occurs and exceed these estimates, additional reserves may be required. The estimation process contains uncertainty since management must use judgment to estimate the ultimate cost that will be incurred to settle reported claims and unreported claims for incidents incurred but not reported as of the balance sheet date.

Goodwill

Previous acquisitions have been accounted for as purchases under which assets acquired and liabilities assumed were recorded at their fair values with the excess purchase price recognized as goodwill. The Company evaluates annually or when changes in circumstances warrant the recoverability of goodwill and if there is a decrease in value, the related impairment is recognized as a charge against income.  No impairment of goodwill has been recognized in the accompanying financial statements.

Long-lived Assets

Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable. When required, impairment losses on assets to be held and used are recognized based on the fair value of the asset, and long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less costs to sell.  No impairment of long-lived assets has been recognized in the accompanying financial statements.

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2007, 2006, and 2005

1) Significant Accounting Policies (Continued)

Income Taxes

Income taxes include taxes currently payable plus deferred taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to the temporary differences in the financial reporting basis and tax basis of assets and liabilities and operating loss carry-forwards. Deferred tax assets are measured using enacted tax rates expected to apply to taxable income in the years in which these temporary differences are expected to be recovered or settled.

In June 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (“FAS 109”). This interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition of tax benefits, classification on the balance sheet, interest and penalties, accounting in interim periods, disclosure, and transition. The adoption of FIN 48 did not have an impact on the total liabilities or shareholders’ equity of the Company.

Earnings Per Common Share

The Company computes earnings per share in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 128, Earnings per share. This Standard requires presentation of basic and diluted earnings per share. Basic earnings per equivalent Class A common share are computed by dividing net earnings by the weighted-average number of Class A common shares outstanding during each year presented, after the effect of the assumed conversion of Class C common stock to Class A common stock. Diluted earnings per share is computed by dividing net earnings by the weighted-average number of common shares outstanding during the year used to compute basic earnings per share plus dilutive potential incremental shares.  Basic and diluted earnings per share amounts have been adjusted retroactively for the effect of annual stock dividends.

Stock Compensation

Effective January 1, 2006, the Company adopted the Financial Accounting Standards Board Statement of Financial Accounting Standards 123 (revised 2004). Share-Based Payment (“SFAS123R”). SFAS 123R requires the recognition of the cost of employee services received in exchange for an award of equity instruments in the financial statements and is measured based on the grant date fair value of the award. The fair value of all options was calculated using the Black Scholes method.  SFAS 123R also requires the stock option compensation expense to be recognized over the period during which an employee is required to provide service in exchange for the award (the vesting period). Prior to adopting SFAS 123R, the Company accounted for stock-based compensation plans under Accounting Principles Board Opinion (“APB”) No. 25, Accounting for Stock Issued to Employees (“APB 25”). Under APB 25, generally no compensation expense is recorded when the terms of the award are fixed and the exercise price of the employee stock option equals or exceeds the fair value of the underlying stock on the date of grant.  The Company adopted the disclosure-only provision of SFAS No. 123, Accounting for Stock-Based Compensation (“SFAS 123”).

The Company also has one variable option plan (the “1987 Plan”). In accordance with SFAS 123R for 2007 and 2006 and APB Opinion No. 25 for 2005, compensation cost related to options granted and outstanding under this plan is estimated and recognized over the period of the award based on changes in the current market price of the Company’s stock over the vesting period. Options granted under the 1987 Plan are exercisable for a period of ten years from the date of grant.  No compensation was recognized under SFAS 123R for 2007 and 2006 or under APB 25 for 2005.

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2007, 2006, and 2005

1) Significant Accounting Policies (Continued)

The Company has four fixed option plans (the “1993 Plan,” the “2000 Plan”, the “2003 Plan” and the “2006 Plan”). Compensation cost of $20,120 has been recognized for these plans under SFAS 123R for 2007 and 2006 and no compensation under APB 25 for 2005. Had compensation cost for 2005 and  for these plans been determined based upon the fair value at the grant date consistent with the methodology prescribed under SFAS No. 123R, the Company’s net earnings and basic and diluted earnings per share would have been reduced as follows:

Year Ended December 31,
2005
Net earnings, as reported	$3,487,880
Total stock-based employee compensation recognized	--
Total stock-based employee compensation expense determined under fair value based method for all awards	(676,920)

Pro forma net earnings	$2,810,960

Basic earnings per share, as reported	$0.48
Diluted earnings per share as reported	$0.48
Basic earnings per share, pro forma	$0.39
Diluted earnings per share, pro forma	$0.38

The weighted-average fair value of each option granted in 2007 under the 2006 Plan, is estimated at $2.35 as of the grant date using the Black Scholes Option Pricing Model with the following assumptions: dividend yield of 5%, volatility of 47%, risk-free interest rate of 3.4%, and an expected life of ten years. For the year ended December 31, 2007, the Company calculated compensation expense of $12,440 related to stock options.

The weighted-average fair value of each option granted in 2006 under the 2006 Plan, is estimated at $3.11 as of the grant date using the Black Scholes Option Pricing Model with the following assumptions: dividend yield of 5%, volatility of 42%, risk-free interest rate of 3.4%, and an expected life of ten years. For the year ended December 31, 2006, the Company calculated compensation expense of $7,680 related to stock options.

The weighted-average fair value of options granted in 2005 under the 2000 Plan and the 2003 Plan is estimated at $1.92 as of the grant date using the Black Scholes option-pricing model with the following assumptions:  dividend yield of 5%, volatility of 39%, risk-free interest rate of 3.4%, and an expected life of five to ten years.

The Company generally estimates the expected life of the options based upon the contractual term of the options.  Future volatility is estimated based upon the historical volatility of the Company’s Class A common stock over a period equal to the estimated life of the options.  Common stock issued upon exercise of stock options are generally new share issuances rather than from treasury shares.  Future compensation relating to non-vested stock options at December 31, 2007 is not material.

Concentration of Credit Risk

The Company maintains its cash in bank deposit accounts, which at times exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2007, 2006, and 2005

1) Significant Accounting Policies (Continued)

Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. In February 2008, the FASB issued FASB Staff Position (FSP FIN) No. 157-2 which extended the effective date for certain nonfinancial assets and nonfinancial liabilities to fiscal years beginning after November 15, 2008. The Company does not expect the adoption of SFAS No. 157 to have a material impact on our consolidated financial statements.

In February 2007 the FASB issued SFAS No 159, The Fair Value Option for Financial Assets and Financial Liabilities – including an amendment of FASB Statement No 115 (“SFAS 159”) SFAS 159 allows measurement at fair value of eligible financial assets and liabilities that are not otherwise measured at fair value.  If the fair value option for an eligible item is elected, unrealized gains and losses for that item shall be reported in current earnings at each subsequent reporting date.  SFAS 159 also establishes presentation and disclosure requirements designed to draw comparison between the different measurement attributes the Company elects for similar types of assets and liabilities.  This statement is effective for fiscal years beginning after November 15, 2007.  The Company is in the process of evaluating the application of the fair value option and its effect on its financial position and results of operations.

In December 2007, the FASB issued SFAS No. 141(R), Business Combinations, and SFAS No. 160, Non-controlling Interests in Consolidated Financial Statements. SFAS No. 141(R) requires an acquirer to measure the identifiable assets acquired, the liabilities assumed and any non-controlling interest in the acquiree at their fair values on the acquisition date, with goodwill being the excess value over the net identifiable assets acquired. SAFS No. 160 clarifies that a non-controlling interest in a subsidiary should be reported as equity in the consolidated financial statements, consolidated net income shall be adjusted to include the net income attributed to the non-controlling interest and consolidated comprehensive income shall be adjusted to include the comprehensive income attributed to the non-controlling interest. The calculation of earnings per share will continue to be based on income amounts attributable to the parent. SFAS No. 141(R) and SFAS No. 160 are effective for financial statements issued for fiscal years beginning after December 15, 2008. Early adoption is prohibited. The Company has not yet determined the effect on our consolidated financial statements, if any, upon adoption of SFAS No. 141(R) or SFAS No. 160.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities.  SFAS No. 161 amends SFAS No. 133 , Accounting for Derivative Instruments and Hedging Activities to require enhanced disclosures concerning the manner in which an entity uses derivatives (and the reasons it uses them),  the manner in which derivatives and related hedged items are accounted for under SFAS No. 133 and interpretations thereof, and the effects that derivatives and related hedged items have on an entity's financial position, financial performance, and cash flows.  SFAS No. 161 is effective for financial statements of fiscal years and interim periods beginning after November 15, 2008.  The Company has not yet determined the effects on our consolidated financial statements, if any, that may result upon the adoption of SFAS 161.

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2007, 2006, and 2005

2) Acquisitions

Southern Security Life - Minority Interest Acquisition

As of December 31, 2004, the Company’s wholly owned subsidiary, Security National Life Insurance Company (“Security National Life”), and its wholly owned subsidiary, SSLIC Holding, owned approximately 77% of the outstanding shares of common stock of Southern Security Life.

On January 1, 2005, the Company, through Security National Life, acquired the remaining 490,816 shares of common stock or the remaining 23% of Southern Security Life for $3.84 per share in cash, or an aggregate of $1,884,733, which was primarily paid during 2005.

The Florida Office of Insurance Regulation approved a reinsurance agreement on December 28, 2005.  As a result of the reinsurance agreement, all of the insurance business and operations of Southern Security Life, including its assets and liabilities, were transferred to Security National Life, as reinsurer, as of December 31, 2005, the effective date of the agreement, except for the capital and surplus which is required to be maintained under Florida law.  Thus, approximately $48,528,000 in assets and liabilities were transferred from Southern Security Life to Security National Life pursuant to the reinsurance agreement.

Southern Security Life - Sale

On December 29, 2006, the Company, through its wholly owned subsidiary, Security National Life, entered into an agreement to sell Southern Security Life to American Network Insurance Company ("American Network"), a Pennsylvania corporation and wholly owned subsidiary of Penn Treaty America Corporation, a Pennsylvania corporation. The transaction was subject to and conditioned upon the subsequent approval of the transaction by the Florida Office of Insurance Regulation, the Florida Department of Financial Services, and the Pennsylvania Department of Insurance by an agreed upon date.

The transaction to sell Southern Security Life was rescinded because the regulatory authorities did not approve the transaction as required. As a result of the rescission of the transaction, Articles of Dissolution of Security National Life were filed with the Florida Division of Corporations on December 24, 2007. The filing of the Articles of Dissolution completed the liquidation of Southern Security Life in accordance with the terms of the Agreement and Plan of Complete Liquidation of Southern Security Life into Security National Life, which had been approved on December 12, 2005.

On March 5, 2007, the Company received a proposed consent order from the Florida Office of Insurance Regulation concerning the New Success Life Program, the higher education product previously marketed and sold by Southern Security Life and now marketed and sold by Security National Life. The proposed order states that as a result of the investigation the Florida Office of Insurance Regulation has determined that Southern Security Life violated Florida law (i) by knowingly making statements, sales presentations, omissions or comparisons that misrepresented the benefits, advantages, or terms of the New Success Life Program, and (ii) by knowingly making, advertisements, announcements, or statements containing representations that were untrue or misleading.

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2007, 2006, and 2005

2) Acquisitions (Continued)

The proposed order would require Security National Life and Southern Security Life to immediately cease and desist from making any false or misleading representations to Florida consumers suggesting that the New Success Life Program would accumulate enough value to pay for college expenses in full. The proposed order would also require Security National Life and Southern Security Life to agree to no longer market or sell the New Success Life Program in the State of Florida.  In addition, Security National Life and Southern Security Life would be required to send a written notice to Florida consumers who purchased the New Success Life Program on or after January 1, 1998 stating that the higher education program is a whole life insurance product, with a term and annuity rider, and not a college trust fund, savings plan, or other program, and it may not necessarily pay college expenses in full from the accumulated value.

Moreover, the written notice is to provide an opportunity for the Florida consumers who purchased the New Success Life Program on or after January 1, 1998 to cancel their policy and be given a full refund, including all premiums paid, together with interest at the agreed upon rate in the original contract.  If each of the Florida consumers who purchased the New Success Life Program after January 1, 1998 was to cancel his or her policy and receive a refund, the cost to the Company to refund all premiums paid, including interest, would be approximately $8,200,000.

The proposed consent order would also require Security National Life and Southern Security Life to issue refunds including interest to the eleven policyholders whose affidavits were taken in connection with the administrative complaint that the Florida Office of Insurance Regulation had previously filed against Franz Wallace, the former National Sales Director of Southern Security Life.  Security National Life and Southern Security Life would additionally be required to issue refunds, including interest, to any Florida policyholder in the New Success Life Program who had filed a complaint with the Florida Department of Financial Services or whose coverage had lapsed.  Furthermore, Security National Life and Southern Security Life would be required to notify the state insurance department in each state in which the New Success Life Program is marketed of the order and any complaint that Southern Security Life received relating to the New Success Life Program from policyholders in that state.  Finally, Security National Life and Southern Security Life would be required to pay the Florida Office of Insurance Regulation a penalty of $100,000 and administrative costs of $5,000.

The Company disputes the terms of the proposed consent order.  The Company is not aware of specific concerns that the Florida Office of Insurance Regulation has with the New Success Life Program because it has received no administrative complaint from the Florida Office nor is it aware of any recent market conduct examination that the Florida Office has conducted relative to the program.  The Company intends to vigorously oppose the proposed consent order.  The Company is currently engaged in discussions with the Florida Office of Insurance Regulation in an effort to settle the dispute concerning the proposed order.  If the Company is unable to reach a satisfactory resolution with the Florida Office with respect to the terms of the proposed consent order and the Florida Office of Insurance Regulation issues a similar order, the Company intends to take action necessary to protect its rights and interests, including requesting a hearing before an administrative law judge to oppose the order.

Memorial Insurance Company of America

On December 29, 2005, Security National Life and Southern Security Life completed a stock purchase transaction with Memorial Insurance Company of America, an Arkansas domiciled insurance company (“Memorial Insurance Company”), and purchased all of the outstanding shares of common stock of Memorial Insurance Company for $13,500,000.

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2007, 2006, and 2005

2) Acquisitions (Continued)

The shareholders of Memorial Insurance Company received payment for their shares by means of distributions, with Security National Life and Southern Security Life simultaneously contributing sufficient capital and surplus to Memorial Insurance Company to maintain its status as an admitted insurer in good standing in the state of Arkansas.

The following table summarizes the estimated fair value of the assets acquired and liabilities assumed at the date of acquisition of Memorial Insurance Company of America on December 29, 2005:

Memorial
Assets:
Cash received	$1,722,238
Value of business acquired	251,086
Investments	29,816,841
Policy loans	34,575
Receivables	388,374
Accrued investment income	302,923
Property and equipment	156,003
Total assets acquired	32,672,040

Liabilities:
Future life, annuity and other benefits	30,326,086
Other liabilities	417,817
Deferred income taxes	1,928,137
Total liabilities assumed	32,672,040

Net assets acquired	$--

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2007, 2006, and 2005
2) Acquisitions (Continued)

C & J Financial, LLC

On July 16, 2007, the Company acquired all of the membership interests of C & J Financial, LLC. The results of C & J Financial’s operations have been included in the consolidated financial statements from July 16, 2007. C & J Financial provides financing to funeral homes and mortuaries throughout the United States similar to the Company’s Fast-Funding operations and the acquisition is intended to expand the Company’s Fast-Funding operations. The aggregate purchase price was $1,631,500 and consisted of the payment of $1,250,000 of cash at closing and the issuance of a $381,500 promissory note. The Company further agreed to cause C & J Financial to pay a $1,971,764 note payable to a bank that was guaranteed by the sellers. In addition, C & J Financial entered into an obligation payable to one of the sellers for an operating lease of office space for three years. The estimated fair values of the assets acquired and the liabilities assumed at the date of acquisition were as follows:

Loans receivable	$3,178,901
Other current assets	55,295
Office furniture and equipment	18,078
Goodwill	391,847
Total assets	3,644,121
Note payable to bank, current	(1,971,764)
Other current liabilities	(40,857)
Net Assets Acquired	$1,631,500

The excess of the purchase price over the fair value of the identifiable assets of $391,847 was assigned to goodwill.

Capital Reserve Life Insurance Company

On December 20, 2007, the Company, through its wholly owned subsidiary, Security National Life, acquired all of the outstanding common stock of Capital Reserve Life Insurance Company, a Missouri domiciled insurance company. The results of Capital Reserve Life’s operations have been included in the consolidated financial statements from December 17, 2007. Capital Reserve Life sells and services life insurance, annuity products, accident and health insurance, and funeral plan insurance, which are consistent with and will expand the Company’s business. The aggregate purchase price was $2,419,164, of which $452,404 was paid in cash at closing to the selling shareholders and $1,966,760, net of $133,240 overpaid, was placed into an escrow account with the Company’s attorney.

Capital Reserve Life is a defendant in a law suit for unpaid bonuses allegedly due to a former employee in the amount of $1,486,045 (the “Russell Litigation”). The funds deposited into the escrow are to pay any liability that may be determined to be due under the Russell Litigation including interest, attorney's fees, and related expenses. The funds placed in the escrow account are to remain in escrow until the litigation is resolved and are then to be paid to the former shareholders of Capital Reserve after the payment of any judgment or settlement and related attorney’s fees and other costs incurred in the Russell Litigation. The former shareholders of Capital Reserve Life have indemnified Security National Life and Capital Reserve Life for any payments that may be required to be made by Capital Reserve Life in excess of the funds in the escrow. The former shareholders additionally agree to be solely responsible for the Russell Litigation following the closing of the acquisition, including all decisions related to defending Capital Reserve in the litigation.

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2007, 2006, and 2005

2) Acquisitions (Continued)

The $2,100,000 of funds held in escrow by the Company’s attorney have been included in the accompanying consolidated balance sheet at December 31, 2007 in receivables with the $1,966,760 liability payable to the shareholders included in other liabilities and accrued expenses. The assets acquired and the liabilities assumed were recognized at their fair values with the excess of the purchase price allocated to value of business acquired. Value of business acquired is being amortized over the estimated term of the insurance policies acquired of 30 years. The estimated fair values of the assets acquired and the liabilities assumed at the date of acquisition were as follows:

Investment in securities	$23,146,994
Policy and other loans	573,821
Accrued investment income	274,370
Receivables	143,183
Furniture and equipment	112,324
Value of business acquired	765,787
Total assets acquired	25,016,479
Future life, annuity and other benefits	(21,888,930)
Checks written in excess of cash in bank	(524,528)
Other liabilities and accrued expenses	(183,857)
Total Liabilities Assumed	(22,597,315)
Fair Value of Net Assets Acquired	$2,419,164

The following unaudited pro forma information has been prepared to present the results of operations of the Company assuming the acquisition of Memorial Insurance Company had occurred on January 1, 2005 and the acquisitions of C & J Financial and Capital Reserve Life had occurred at the beginning of the years ended December 31, 2007 and 2006. This pro forma information is supplemental and does not necessarily present the operations of the Company that would have occurred had the acquisitions occurred on those dates and may not reflect the operations that will occur in the future:

	For the Years Ended
	December 31,
(Unaudited)	2007	2006	2005
Total revenues	$213,717,000	$159,546,000	$133,609,000
Net earnings	$2,756,000	$5,402,000	$4,325,000
Net earnings per Class A equivalent common share	$0.29	$0.73	$0.63
Net earnings per Class A equivalent common share assuming dilution	$0.28	$0.72	$0.63

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2007, 2006, and 2005

3) Investments

The Company’s investments in fixed maturity securities held to maturity and equity securities available for sale as of December 31, 2007 are summarized as follows:

		Gross	Gross	Estimated
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
December 31, 2007:
Fixed maturity securities held to maturity carried at amortized cost; at amortized cost:

Bonds:
U.S. Treasury securities and obligations of U.S Government agencies	$21,259,020	$262,841	$(95,806)	$21,426,055

Obligations of states and political subdivisions	1,125,955	50,742	(6,577)	1,170,120

Corporate securities including public utilities	84,087,132	534,929	(2,596,849)	82,025,212

Mortgage-backed securities	8,917,306	52,078	(470,387)	8,498,997

Redeemable preferred stock	1,506,603	2,287	(152,750)	1,356,140

Total fixed maturity securities held to maturity	$116,896,016	$902,877	$(3,322,369)	$114,476,524

Securities available for sale carried at estimated fair value:
Fixed maturity securities available for sale:

U.S. Treasury securities and obligations of U.S. Government agencies	$98,131	$21,596	$ ---	$119,727

Corporate securities including public utilities	2,679,854	81,339	---	2,761,193

Total fixed maturity securities available for sale	$2,777,985	$102,935	$ ---	$2,880,920

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2007, 2006, and 2005

3)  Investments (Continued)

		Gross		Gross	Estimated
	Amortized	Unrealized		Unrealized	Fair
	Cost	Gains		Losses	Value
December 31, 2007:

Equity securities available for sale:

Non-redeemable preferred stock	$20,281	$	---	$(3,632)	$16,649

Common stock:

Public utilities	411,992		422,865	(13,627)	821,230
Banks, trusts and insurance companies	520,683		1,032,033	(21,662)	1,531,054
Industrial, miscellaneous and all other	1,469,936		2,549,020	(487,597)	3,531,359

Total equity securities available for sale	$2,422,892		$4,003,918	$(526,518)	$5,900,292

Total securities available for sale carried at estimated fair value	$5,200,877		$4,106,853	$(526,518)	$8,781,212

Mortgage loans on real estate and construction loans:
Residential	$21,636,722	$	---	$(1,435,131)	$20,201,591
Residential construction	37,843,883		---	---	37,843,883
Commercial	34,838,581		---	---	34,838,581
Less: Allowance for loan losses	(1,435,131)		---	1,435,131	---
Total mortgage loans on real estate and construction loans	$92,884,055	$	---	$ ---	$92,884,055

Real estate – net of depreciation	$7,946,304

Policy, student and other loans	$16,860,874

Short-term investments	$5,337,367

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2007, 2006, and 2005

3) Investments (Continued)

The Company’s investments in fixed maturity securities held to maturity and equity securities available for sale as of December 31, 2006 are summarized as follows:

		Gross	Gross	Estimated
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
December 31, 2006:
Fixed maturity securities held to maturity carried at amortized cost:
Bonds:
U.S. Treasury securities and obligations of U.S. Government agencies	$14,237,522	$105,720	$(287,625)	$14,055,617

Obligations of states and political subdivisions	1,189,165	51,099	(4,361)	1,235,903

Corporate securities including public utilities	72,755,683	1,036,087	(539,122)	73,252,648

Mortgage-backed securities	9,511,196	59,004	(331,484)	9,238,716

Redeemable preferred stock	623,953	16,240	(500)	639,693

Total fixed maturity securities held to maturity	$98,317,519	$1,268,150	$(1,163,092)	$98,422,577

Securities available for sale carried at estimated fair value:
Fixed maturity securities available for sale:
U.S. Treasury securities and obligations of U.S. Government agencies	$597,937	$19,365	$--	$617,302

Corporate securities including public utilities	2,713,641	86,588	--	2,800,229

Total fixed maturity securities available for sale	$3,311,578	$105,953	$--	$3,417,531

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2007, 2006, and 2005

3) Investments (Continued)
		Gross		Gross	Estimated
	Amortized	Unrealized		Unrealized	Fair
	Cost	Gains		Losses	Value
December 31, 2006:

Equity securities available for sale:

Non-redeemable preferred stock	$20,281	$	-----	$(2,719)	$17,562

Common stock:

Public utilities	411,999		391,020	(10,557)	792,462
Banks, trusts and insurance companies	559,683		909,209	(21,265)	1,447,627
Industrial, miscellaneous and all other	1,173,702		2,265,431	(435,089)	3,004,044

Total equity securities available for sale	$2,165,665		$3,565,660	$(469,630)	$5,261,695

Total securities available for sale carried at estimated fair value	$5,477,243		$3,671,613	$(469,630)	$8,679,226

Mortgage loans on real estate and construction loans:
Residential	$15,992,983	$	----	$(1,026,576)	$14,966,407
Residential construction	25,465,382		----	----	25,465,382
Commercial	44,703,222		----	----	44,703,222
Less: Allowance for loan losses	(1,026,576)		---	1,026,576	---

Total mortgage loans on real estate and construction loans	$85,135,011	$	----	$ ----	$85,135,011

Real estate, net of depreciation	$5,002,853

Policy, student and other loans	$12,846,986

Short-term investments	$4,586,828

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2007, 2006, and 2005

3) Investments (Continued)

The fair values for fixed maturity securities are based on quoted market prices, when available. For fixed maturity securities not actively traded, fair values are estimated using values obtained from independent pricing services, or in the case of private placements, are estimated by discounting expected future cash flows using a current market value applicable to the coupon rate, credit and maturity of the investments. The fair values for equity securities are based on quoted market prices.

The amortized cost and estimated fair value of fixed maturity securities at December 31, 2007, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because certain borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Amortized	Estimated Fair
	Cost	Value
Held to Maturity:
Due in 2008	$2,926,829	$2,865,709
Due in 2009 through 2012	8,625,365	8,609,382
Due in 2013 through 2017	26,452,256	26,211,427
Due after 2017	68,467,656	66,934,869
Mortgage-backed securities	8,917,307	8,498,997
Redeemable preferred stock	1,506,603	1,356,140
Total held to maturity	$116,896,016	$114,476,524

	Amortized	Estimated Fair
	Cost	Value
Available for Sale:
Due in 2008	$1,601,744	$1,616,772
Due in 2009 through 2012	1,078,110	1,144,421
Due in 2013 through 2017	-	-
Due after 2017	98,131	119,727
Non-redeemable preferred stock	20,281	16,649
Common stock	2,402,611	5,883,643
Total available for sale	$5,200,877	$8,781,212

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2007, 2006, and 2005

3) Investments (Continued)

The Company’s realized gains and losses from investments and other assets are summarized as follows:

	2007	2006	2005
Fixed maturity securities held to maturity:
Gross realized gains	$94,984	$1,282	$2,593
Gross realized losses	(27,065)	(28,439)	--

Securities available for sale:
Gross realized gains	175,990	106,252	56,651
Gross realized losses	(860)	(12,996)	(561)

Other assets	764,525	825,205	15,563
Total	$1,007,574	$891,304	$74,246

Generally gains and losses from held to maturity securities are a result of early calls and related amortization of premiums or discounts.

Mortgage loans consist of first and second mortgages. The mortgage loans bear interest at rates ranging from 3.75 % to 19.125%, maturity dates range from three months to 30 years and are secured by real estate. Concentrations of credit risk arise when a number of mortgage loan debtors have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic conditions. Although the Company has a diversified mortgage loan portfolio consisting of residential mortgages, commercial loans and residential construction loans and requires collateral on all real estate exposures, a substantial portion of its debtors’ ability to honor obligations is reliant on the economic stability of the geographic region in which the debtors do business. At December 31, 2007, the Company has 59 % of its mortgage loans from borrowers located in the state of Utah. The mortgage loans on real estate balances on the consolidated balance sheet are reflected net of an allowance for loan losses of $1,435,131 and $1,026,576 at December 31, 2007 and 2006, respectively.

There were no investments, aggregated by issuer, in excess of 10% of shareholders’ equity (before net unrealized gains and losses on available for sale securities) at December 31, 2007, other than investments issued or guaranteed by the United States Government.

Major categories of net investment income are as follows:

	2007	2006	2005
Fixed maturity securities	$6,045,141	$5,893,909	$4,602,518
Equity securities	161,850	132,521	84,611
Mortgage loans on real estate	6,759,943	6,884,991	5,267,027
Real estate	1,273,652	1,159,572	1,636,413
Policy, student and other loans	707,068	713,798	674,826
Short-term investments, principally gains on sale of mortgage loans and other	18,898,925	10,409,719	8,642,669
Gross investment income	33,846,579	25,194,510	20,908,064
Investment expenses	(1,890,135)	(1,948,879)	(1,521,493)
Net investment income	$31,956,444	$23,245,631	$19,386,571

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2007, 2006, and 2005

3) Investments (Continued)

Net investment income includes net investment income earned by the restricted assets of the cemeteries and mortuaries of approximately $ 943,000, $936,000 and $904,000 for 2007, 2006, and 2005, respectively.

Investment expenses consist primarily of depreciation, property taxes and an estimated portion of administrative expenses relating to investment activities.

Securities on deposit for regulatory authorities as required by law amounted to $10,550,394 at December 31, 2007 and $7,248,075 at December 31, 2006.  The restricted securities are included in various assets under investments on the accompanying consolidated balance sheets.

4) Receivables

Receivables consist of the following:
	2007	2006
Trade contracts	$8,870,303	$8,114,563
Advances receivables from sales agents	2,463,799	2,146,507
Contract for sale of Southern Security Life	-	4,365,887
Held in Escrow – Capital Reserve Life	2,100,000	-
Other	1,602,765	1,117,553
Total receivables	15,036,867	15,744,510
Allowance for doubtful accounts	(1,293,185)	(866,392)
Net receivables	$13,743,682	$14,878,118

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2007, 2006, and 2005

5) Value of Business Acquired

Information with regard to value of business acquired is as follows:

	2007	2006	2005
Balance at beginning of year	$11,882,047	$12,663,221	$14,053,497
Value of business acquired	765,787	210,926	(292,667)

Imputed interest at 7%	824,502	851,702	935,085
Amortization	(1,786,256)	(1,843,802)	(2,032,694)
Net amortization charged to income	(961,754)	(992,100)	(1,097,609)
Balance at end of year	$11,686,080	$11,882,047	$12,663,221

Presuming no additional acquisitions, net amortization charged to income is expected to approximate $930,000, $896,000, $863,000, $830,000 , and $789,000  for the years 2008 through 2012. Actual amortization may vary based on changes in assumptions or experience.

6) Property and Equipment

The cost of property and equipment is summarized below:

	December 31,
	2007	2006
Land and buildings	$17,232,624	$17,040,687
Furniture and equipment	14,743,513	12,024,948
	31,976,137	29,065,635
Less accumulated depreciation	(17,147,438)	(15,006,106)

Total	$14,828,699	$14,059,529

7) Bank Loans Payable

Bank loans payable are summarized as follows:

	December 31,
	2007	2006
6% note payable in monthly installments of $5,693 including principal and interest, collateralized by real property, with a book value of approximately $776,000, due September 2010.	$534,311	$564,254

6.34% note payable in monthly installments of $13,556 including principal and interest, collateralized by real property with a book value of approximately $629,000, due November 2017.	1,322,676	1,379,158

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2007, 2006, and 2005

7) Bank Loans Payable (Continued)

	December 31,
	2007	2006
Bank prime rate less 1.35% (6.90% at December 31, 2006) note payable in monthly installments of $2,736 including principal and interest, collateralized by 15,000 shares of Security National Life Insurance Company stock, paid in full in 2007.	--	4,827

5.87% note payable with interest and monthly principal payments of $134,000, collateralized by 15,000 shares of Security National Life Insurance Company Stock, due January 2010.	3,129,896	4,569,116

Bank prime rate less .5% (6.75% at December 31, 2007) revolving line of credit of $3,750,000, accrued interest paid monthly, unpaid balance due June 2008	500,000	250,000

One year LIBOR rate (6.95% at December 31, 2007) revolving line of credit of $40,000,000 collateralized by commercial and residential loans, accrued interest paid monthly, unpaid balance due June 2008	6,500,000	--

Mark to market of interest rate swaps (discussed below) adjustment	26,941	(133,080)

Other collateralized bank loans payable	538,842	289,069
Total bank loans	12,552,666	6,923,344

Less current installments	8,842,885	3,118,842
Bank loans, excluding current installments	$3,709,781	$3,804,502

The Company considers its interest rate swap instruments (swaps) effective cash flow hedges against the variable interest rates of certain bank loans. The swaps expire on the maturity dates of the bank loans they hedge. In the event a swap is terminated, any resulting gain or loss would be deferred and amortized to interest expense over the remaining life of the bank loan it hedged. In the event of early extinguishment of a hedged bank loan, any realized or unrealized gain or loss from the hedging swap would be recognized in income coincident with the extinguishment.

Information regarding the swaps is as follows as of December 31, 2007:

Weighted average variable interest rate of the hedged bank loans (prime less .5%)	6.75%
Weighted average fixed interest rate of the swaps	6.18%
Market value of the swaps- potential unrealized gain position	$26,941

The respective market values of the swaps are derived from proprietary models of the financial institution with whom the Company purchased the swaps and from whom the Company obtained the hedged bank loans.

See Note 8 for summary of maturities in subsequent years.

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2007, 2006, and 2005

8) Notes and Contracts Payable

Notes and contracts payable are summarized as follows:

	December 31,
	2007	2006
Unsecured note payable due to former stockholders of Deseret Memorial, Inc. resulting from the acquisition of such entity. Amount represents the present value, discounted at 8%, of monthly annuity payments of $5,900, due September 2011.	$222,538	$279,853

9% note payable in monthly installments of $10,000 including principal and interest, collateralized by real property, with a book value of approximately $2,908,000, due July 2008.	82,006	209,322

5% note payable to a former owner of C & J Financial due in monthly installments of $16,737 including principal and interest, due July 2009.	305,129	--

Other notes payable	209,137	258,013
Total notes and contracts payable	818,810	747,188
Less current installments	344,462	202,964

Notes and contracts, excluding current installments	$474,348	$544,224

The following tabulation shows the combined maturities of bank loans payable, lines of credit and notes and contracts payable:

2008	$9,187,347
2009	2,094,408
2010	776,223
2011	263,501
2012	180,379
Thereafter	869,618
Total	$13,371,476

Interest paid approximated interest expense in 2007, 2006 and 2005.

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2007, 2006, and 2005

9)  Cemetery and Mortuary Endowment Care and Pre-need Merchandise Funds

The Company has, historically, presented its perpetual care trusts, associated with its pre-need funeral and cemetery activities, on a net basis in the consolidated financial statements. In accordance with its adoption of FIN 46R, the assets and liabilities of the perpetual care trusts have been presented on a gross basis. Although FIN 46R requires the consolidation of the merchandise and service trusts, it does not change the legal relationships among the trusts, the Company and its customers. The customers are the legal beneficiaries of these merchandise and service trusts, and therefore, their interest in these trusts has been represented as non-controlling interest in perpetual care trusts in the accompanying consolidated financial statements.

The components of the non-controlling interests in perpetual care trusts are as follows:

	December 31
	2007	2006
Trust investments, at market value	$1,604,600	$1,306,984
Note receivables from Cottonwood Mortuary and Singing Hills Cemetery eliminated in consolidation	1,140,702	1,158,863
Other	(271,544)	(187,337)
Non-controlling interest	$2,473,758	$2,278,510

The Company has established and maintains certain restricted trust investments to provide for future merchandise and service obligations incurred in connection with its pre-need sales. Such amounts are reported as pre-need funeral and cemetery trust investments of cemeteries and mortuaries in the accompanying consolidated balance sheets.

Assets in the restricted asset account are summarized as follows:

	December 31,
	2007	2006
Cash and cash equivalents	$843,355	$673,262
Mutual funds	301,223	332,960
Fixed maturity securities	8,775	8,775
Equity securities	77,638	77,778
Participation in mortgage loans with Security National Life	4,480,063	4,338,095
Total	$5,711,054	$5,430,870

10)  Income Taxes

The Company’s income tax liability at December 31 is summarized as follows:

	December 31,
	2007	2006
Current	$380,171	$690,171
Deferred	15,799,425	15,897,113
Total	$16,179,596	$16,587,284

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2007, 2006, and 2005

10)  Income Taxes (Continued)

Significant components of the Company’s deferred tax (assets) and liabilities at December 31 are approximately as follows:

	2007	2006
Assets
Future policy benefits	$(4,417,044)	$(3,667,170)
Unearned premium	(1,848,396)	(1,672,173)
Other	(1,684,564)	(434,239)
Less: Valuation allowance	5,113,793	4,818,494
Total deferred tax assets	(2,836,211)	(955,088)

Liabilities
Deferred policy acquisition costs	8,462,764	7,374,960
Value of business acquired	4,269,546	4,338,358
Installment sales	2,773,683	2,232,103
Trusts	1,579,181	1,257,376
Tax on unrealized appreciation	1,550,462	1,649,404
Total deferred tax liabilities	18,635,636	16,852,201
Net deferred tax liability	$15,799,425	$15,897,113

The increase in the valuation allowance was $295,309 and $4,818,484 during 2007 and 2006, respectively. The Company paid $875,825, $173,389 and $37,960 in income taxes for 2007, 2006 and 2005, respectively. The Company’s income tax expense (benefit) is summarized as follows:

	2007	2006	2005
Current	$375,825	$617,203	$377,732
Deferred	481,810	1,153,985	862,024
Total	$857,635	$1,771,188	$1,239,756

The reconciliation of income tax expense at the U.S. federal statutory rates is as follows:

	2007	2006	2005
Computed expense at statutory rate	$1,061,831	$2,344,517	$1,607,396
Special deductions allowed small life insurance companies	(330,804)	(624,438)	(399,820)
Dividends received deduction	--	(2,040)	(5,780)
Other, net	126,608	53,149	37,960
Tax expense	$857,635	$1,771,188	$1,239,756

A portion of the life insurance income earned prior to 1984 was not subject to current taxation but was accumulated for tax purposes, in a “policyholders’ surplus account.”  Under provisions of the Internal Revenue Code, the policyholders’ surplus account was frozen at its December 31, 1983 balance and will be taxed generally only when distributed. Congress passed changes to the tax code, which exempts distributions from tax if such distributions are made in the years 2005 through 2007. The Company took advantage of these changes and made distributions in 2006 of its policyholders surplus account ($4,152,318). The Company does not have a net operating loss carry forward.

In June 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (“FAS 109”). This interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition of tax benefits, classification on the balance sheet, interest and penalties, accounting in interim periods, disclosure, and transition. The Company is subject to the provisions of FIN 48 as of January 1, 2007, and believes that its income tax filing positions and deductions will be sustained on audit and does not anticipate any adjustments that will result in a material adverse effect on the Company’s financial condition, results of operations, or cash flow. Therefore, no reserves for uncertain income tax positions have been recorded pursuant to FIN 48.

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2007, 2006, and 2005

10)  Income Taxes (Continued)

The Company has deducted estimated loan losses,  and estimated future payments to investors of mortgage loans that may not be allowed upon examination. The reversal of the deductions would create $983,000 of deferred tax assets and have therefore not been recognized as current income taxes at December 31, 2007.

11) Reinsurance, Commitments and Contingencies

The Company follows the procedure of reinsuring risks in excess of a specified limit, which ranged from $30,000 to $75,000 during the years 2007 and 2006. The Company is liable for these amounts in the event such reinsurers are unable to pay their portion of the claims. The Company has also assumed insurance from other companies having insurance in force amounting to $1,190,843,000 (unaudited) at December 31, 2007 and $1,388,552,000 (unaudited) at December 31, 2006.

As part of the acquisition of Southern Security, the Company had a co-insurance agreement with The Mega Life and Health Insurance Company (“MEGA”). On December 31, 1992 Southern Security ceded to MEGA 18% of all universal life policies in force at that date. MEGA is entitled to 18% of all future premiums, claims, policyholder loans and surrenders relating to the ceded policies. In addition, Southern Security received certain commission and expense reimbursement. Effective January 1, 2006, Southern Security entered into a Reinsurance Recapture Agreement with MEGA wherein the policies reinsured under the Reinsurance Agreement between the Company and MEGA dated December 31, 1992, as amended was recaptured. During February 2006 MEGA transferred assets and liabilities of approximately $6,582,000 to Southern Security. Consideration paid by Southern Security to MEGA was $200,000.

The Company has commitments to fund residential construction loans.  As of December 31, 2007 the Company had commitments of $55,339,000 for these loans of which $37,859,000 had been funded.  These loans are for new construction.  The Company will advance funds once the work has been completed and an independent inspection is made.  The maximum loan commitment ranges between 50% to 80% of appraised value.  The Company receives fees from the borrowers and the interest rate is generally 1% to 2% over the bank prime rate (7.25% as of December 31, 2007).  Maturities range between six and twelve months.

The City of Phoenix (in Arizona) began condemnation proceedings during 2004 on the property where the Camelback Funeral Home was located for purposes of constructing a light rail facility. The city placed $1,200,000 in escrow to pay the Company for the property that was condemned. The carrying amount on the Company’s financial statements for the land and building of the Camelback Funeral Home at December 31, 2005 was $678,889. The Company has had an independent appraisal and negotiated a higher sales price with the city. In July 2006, the Company settled with the City of Phoenix for a sales price of $1,440,000. As a result of the sale, the Company recognized a gain of $760,231 during the third quarter of 2006. The first payment of $1,200,000 was made by the City of Phoenix in August 2006, with the remaining amount of $240,000 paid in 2007, together with interest of  $172,000 .

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2007, 2006, and 2005

11) Reinsurance, Commitments and Contingencies (Continued)

In June 2007, the Company completed the sale of the Colonial Funeral Home property to the Utopia Station Development Corp. for $730,242, net of selling costs of $44,758.  The Colonial Funeral Home ceased operations in July 2006 and has been inactive since that date.  The carrying amount on the Company's financial statements on June 20, 2007 was $148,777.  As a result of the sale, including payment of selling expenses, the Company recognized a gain of $581,465.  The Company received an initial payment of $15,242, with the remaining amount due of $715,000 to be paid in a lump sum within a year from the date of sale.  The gain has been included as a part of realized gains on investments and other assets in the Company's condensed consolidated statement of earnings.

The Company leases office space and equipment under various non-cancelable agreements, with remaining terms up to five years. Minimum lease payments under these non-cancelable operating leases as of December 31, 2007, are approximately as follows:

Years Ending
December 31:
2008	$1,404,000
2009	971,000
2010	468,000
2011	229,000
2012	75,000
Total	$3,147,000

Total rent expense related to these non-cancelable operating leases for the Years Ended December 31, 2007, 2006, and 2005 was approximately $1,957,000, $1,222,000 and $828,000, respectively.

Recently, SecurityNational Mortgage Company renewed its warehouse lines of credit with its non affiliated warehouse lenders.  The total amount available under these lines of credit is $450,000,000.  The terms of the lines of credit are for one year, with interest rates ranging from 1.5% to 1.75% over the three month LIBOR rate (6.52% to 6.77% as of December 31, 2007).

At December 31, 2007, the Company was contingently liable under a standby letter of credit aggregating $213,411, to be used as collateral to cover any contingency related to additional risk assessments pertaining to the Company's self-insurance casualty program. The Company does not expect any material losses to result from the issuance of the standby letter of credit because claims are not expected to exceed premiums paid. Accordingly, the estimated fair value of these instruments is zero.

The Company is self insured for certain casualty insurance and health benefit programs.   Self-Insurance reserves are maintained relative to these programs. The level of exposure from catastrophic events is limited by the purchase of stop-loss and aggregate liability reinsurance coverages. When estimating the self-insurance liabilities and related reserves, management considers a number of factors, which include historical claims experience, demographic factors, severity factors and valuations provided by independent third-party actuaries. Management reviews its assumptions with its independent third-party administrators and actuaries to evaluate whether the self-insurance reserves are adequate. If actual claims or adverse development of loss reserves occurs and exceed these estimates, additional reserves may be required. The estimation process contains uncertainty since management must use judgment to estimate the ultimate cost that will be incurred to settle reported claims and unreported claims and unreported claims for incidents incurred but not reported as of the balance sheet date. At December 31, 2007, $403,181 of reserves was established related to such insurance programs versus $100,324 at December 31, 2006.

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2007, 2006, and 2005

11) Reinsurance, Commitments and Contingencies (Continued)

The Company received a letter dated November 29, 2004 on behalf of Roger Gornichec, who the Company recognizes as having been an independent contractor. Gornichec had concluded his services as an agent selling insurance in the spring of 2003 and his license to sell cemetery plots was not renewed in the summer of 2004. Gornichec asserted that he was an employee contrary to the Company’s position.

The claims made in the letter on behalf of Gornichec included but were not limited to, wrongful termination in violation of public policy, misrepresentation, age discrimination, whistle-blower retaliation, interference with economic advantage, breach of contract, breach of the covenant of good faith and fair dealing, and infliction of emotional distress. Gornichec also claimed he was owed a certain amount from a retirement plan. The letter from Gornichec’s attorney proposed a settlement in the amount of $420,000. Based on its investigation, the Company believes Gornichec was an independent contractor rather than an employee, and there was no justification for the claims and the settlement amount sought. The Company reached a settlement with Gornichec, which resulted in the Company paying $27,000 to Gornichec during the second quarter of 2006.

The Company received a letter dated November 9, 2004 on behalf of Charles Hood, who worked at Singing Hills Memorial Park in El Cajon, California. Hood was hired in early 2003 as a groundskeeper with his work concluding on October 30, 2003. Hood claims he wrote a letter to the Company expressing his concerns regarding the operation of the cemetery, and that the next day he was terminated, even though he recognizes his relationship was as an at-will employee. Hood’s claims against the Company also include, but are not limited to, violation of labor laws, whistleblower retaliation and infliction of emotional distress. The letter proposed a settlement in the amount of $275,000.

On November 23, 2005, Hood filed a complaint in the Superior Court of the State of California for the County for San Diego (Case No. GIE 028978) against Singing Hills Memorial Park and California Memorial Estates, Inc, wholly owned subsidiaries of the Company. The claims in the complaint include wrongful termination in violation of public policy, retaliation in violation of public policy, race discrimination in violation of the California Fair Employment and Housing Act, retaliation in violation of the California Fair Employment and Housing Act, intentional infliction of emotional distress, plus punitive damages, attorney’s fees and costs of the lawsuit. There are no specific amounts requested in the complaint, but damages are in an amount to be proven at a jury trial. The Company contends that Hood voluntarily quit and was not terminated. The trial was set for November 2006. The Company reached a settlement with Hood, which resulted in the Company paying $30,000 to Hood, during the third quarter of 2006.

On March 5, 2007, the Company received a proposed consent order from the Florida Office of Insurance Regulation concerning the New Success Life Program, the higher education product currently marketed and sold by Southern Security Life.  The proposed order states that as a result of the investigation the Florida Office of Insurance Regulation has determined that Southern Security Life violated Florida law (i) by knowingly making statements, sales presentations, omissions or comparisons that misrepresented the benefits, advantages, or terms of the New Success Life Program, and (ii) by knowingly making advertisements, announcements, or statements containing representations that were untrue or misleading.

The proposed order would require Security National Life and Southern Security Life to immediately cease and desist from making any false or misleading representations to Florida consumers suggesting that the New Success Life Program would accumulate enough value to pay for college expenses in full. The proposed order would also require Security National Life and Southern Security Life to agree to no longer market or sell the New Success Life Program in the State of Florida.  In addition, Security National Life and Southern Security Life would be required to send a written notice to Florida consumers who purchased the New Success Life Program on or after January 1, 1998 stating that the higher education program is a whole life insurance product, with a term and annuity rider, and not a college trust fund, savings plan, or other program, and it may not necessarily pay college expenses in full from the accumulated value.

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2007, 2006, and 2005

11) Reinsurance, Commitments and Contingencies (Continued)

Moreover, the written notice is to provide an opportunity for the Florida consumers who purchased the New Success Life Program on or after January 1, 1998 to cancel their policy and be given a full refund, including all premiums paid, together with interest at the agreed upon rate in the original contract.  If each of the Florida consumers who purchased the New Success Life Program after January 1, 1998 was to cancel his or her policy and receive a refund, the cost to the Company to refund all premiums paid, including interest, would be approximately $8,200,000.

The proposed consent order would also require Security National Life and Southern Security Life to issue refunds including interest to the eleven policyholders whose affidavits were taken in connection with the administrative complaint that the Florida Office of Insurance Regulation had previously filed against Franz Wallace, the former National Sales Director of Southern Security Life.  Security National Life and Southern Security Life would additionally be required to issue refunds, including interest, to any Florida policyholder in the New Success Life Program who had filed a complaint with the Florida Department of Financial Services or whose coverage had lapsed.  Furthermore, Security National Life and Southern Security Life would be required to notify the state insurance department in each state in which the New Success Life Program is marketed of the order and any complaint that Southern Security Life received relating to the New Success Life Program from policyholders in that state.  Finally, Security National Life and Southern Security Life would be required to pay the Florida Office a penalty of $100,000 and administrative costs of $5,000.

The Company disputes the terms of the proposed consent order.  The Company is not aware of specific concerns that the Florida Office of Insurance Regulation has with the New Success Life Program because it has received no administrative complaint from the Florida Office of Insurance Regulation nor is it aware of any recent market conduct examination that the Florida Office has conducted relative to the program.  The Company intends to vigorously oppose the proposed consent order.  The Company is currently engaged in discussions with the Florida Office of Insurance Regulation in an effort to settle the dispute concerning the proposed order.  If the Company is unable to reach a satisfactory resolution with the Florida Office of Insurance Regulation with respect to the terms of the proposed consent order and the Florida Office issues a similar order, the Company intends to take action necessary to protect its rights and interests, including requesting a hearing before an administrative law judge to oppose the order.

 The Company is a defendant in various other legal actions arising from the normal conduct of business. Management believes that none of the actions will have a material effect on the Company’s financial position or results of operations. Based on management’s assessment and legal counsel’s representations concerning the likelihood of unfavorable outcomes, no amounts have been accrued for the above claims in the consolidated financial statements.

The Company is not a party to any other material legal proceedings outside the ordinary course of business or to any other legal proceedings, which, if adversely determined, would have a material adverse effect on its financial condition or results of operations.

12) Retirement Plans

The Company and its subsidiaries have a noncontributory Employee Stock Ownership Plan (ESOP) for all eligible employees. Eligible employees are primarily those with more than one year of service, who work in excess of 1,000 hours per year. Contributions, which may be in cash or stock of the Company, are determined annually by the Board of Directors.

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2007, 2006, and 2005

(12) Retirement Plans (Continued)

The Company’s contributions are allocated to eligible employees based on the ratio of each eligible employee’s compensation to total compensation for all eligible employees during each year. ESOP contribution expense totaled $176,061, $138,286, and $131,524 for 2007, 2006 and 2005, respectively. At December 31, 2007 the ESOP held 586,914 shares of Class A and 1,712,228 shares of Class C common stock of the Company. All shares held by the ESOP have been allocated to the participating employees and all shares held by the ESOP are considered outstanding for purposes of computing earnings per share.

The Company has a 401(k) savings plan covering all eligible employees, as defined above, which includes employer participation in accordance with the provisions of Section 401(k) of  the  Internal Revenue  Code. The plan allows participants to make pretax contributions up to a maximum of $15,500, $15,000, and $14,000 for the years 2007, 2006 and 2005, respectively or the statutory limits.

The Company may match up to 50% of each employee’s investment in Company stock, up to 1/2 of 1% of the employee’s total annual compensation. The Company’s match will be Company stock and the amount of the match will be at the discretion of the Company’s Board of Directors. The Company’s matching 401(k) contributions for 2007, 2006, and 2005 were $10,001, and $8,656, $5,142, respectively. Also, the Company may contribute, at the discretion of the Company’s Board of Directors, an Employer Profit Sharing Contribution to the 401(k) savings plan. The Employer Profit Sharing Contribution shall be divided among three different classes of participants in the plan based upon the participant’s title in the Company. The Company contributions for 2007, 2006, and 2005 were $198,022, $162,584, and $135,589, respectively. All amounts contributed to the plan are deposited into a trust fund administered by an independent trustee.

Beginning January 1, 2008, the Company has elected to be a “Safe Harbor” Plan for its matching 401(k) contributions. The Company will match 100% of up to 3% of an employee’s total annual compensation and will match 50% of 4% to 5% of  an employee’s annual compensation. The match will be in Company Stock.

In 2001, the Company’s Board of Directors adopted a Deferred Compensation Plan. Under the terms of the Plan, the Company will provide deferred compensation for a select group of management or highly compensated employees, within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended. The Board has appointed a Committee of the Company to be the Plan Administrator and to determine the employees who are eligible to participate in the plan. The employees who participate may elect to defer a portion of their compensation into the plan. The Company may contribute into the plan at the discretion of the Company’s Board of Directors. The Company’s contributions for 2007, 2006 and 2005 were $133,037, $125,558, and $141,710, respectively.

The Company has deferred compensation agreements with its Chief Executive Officer and its past Senior Vice President. The deferred compensation is payable on the retirement or death of these individuals either in annual installments over 10 years or in a lump sum settlement, if approved by the Board of Directors. The amount payable is $72,223 per year with cost of living adjustments each anniversary. The compensation agreements also provide that any remaining balance will be payable to their heirs in the event of their death. In addition, the agreements provide that the Company will pay the Group Health coverages for these individuals and/or their spouses. In 2007 and 2006, the Company decreased its liability for these future obligations by $9,000 and $6,000, respectively. The current balance as of December 31, 2007 is $721,000.

On July 16, 2004, the Company entered into an employment agreement with Scott M. Quist, its President and Chief Operating Officer. The agreement is effective as of December 4, 2003 and has a five-year term, but the Company has agreed to renew the agreement on December 4, 2008 and 2013 for additional five-year terms, provided Mr. Quist performs his duties with usual and customary care and diligence.

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2007, 2006, and 2005

12) Retirement Plans (Continued)

Under the terms of the agreement, Mr. Quist is to devote his full time to the Company serving as its President, and Chief Operating Officer at not less than his current salary and benefits. The Company also agrees to maintain a group term life insurance policy of not less than $1,000,000 on Mr. Quist’s life and a whole life insurance policy in the amount of $500,000 on Mr. Quist’s life. In the event of disability, Mr. Quist’s salary would be continued for up to five years at 75% of its current level.

In the event of a sale or merger of the Company and Mr. Quist is not retained in his current position, the Company would be obligated to continue Mr. Quist’s current compensation and benefits for seven years following the merger or sale. The agreement further provides that Mr. Quist is entitled to receive annual retirement benefits beginning (i) one month from the date of his retirement (to commence no sooner than age 65), (ii) five years following complete disability, or (iii) upon termination of his employment without cause. These retirement benefits are to be paid for a period of ten years in annual installments in the amount equal to 75% of his then current rate of compensation. However, in the event that Mr. Quist dies prior to receiving all retirement benefits thereunder, the remaining benefits are to be paid to his heirs. The Company expensed $101,200 and $88,700 in fiscal 2007 and 2006, respectively, to cover the present value of anticipated retirement benefits under the employment agreement. The liability accrued is $587,500 and $486,300 as of December 31, 2007 and 2006, respectively.

On December 4, 2003, the Company, through its subsidiary SecurityNational Mortgage Company, entered into an employment agreement with J. Lynn Beckstead, Jr., Vice President of Mortgage Operations and President of SecurityNational Mortgage Company.  The agreement has a five-year term, but the Company has agreed to renew the agreement on December 4, 2008 and 2013 for additional five-year terms, provided Mr. Beckstead performs his duties with usual and customary care and diligence. Under the terms of the agreement, Mr. Beckstead is to devote his full time to the Company serving as President of SecurityNational Mortgage Company at not less than his current salary and benefits, and to include $350,000 of life insurance protection. In the event of disability, Mr. Beckstead’s salary would be continued for up to five years at 50% of its current level.

In the event of a sale or merger of the Company and Mr. Beckstead is not retained in his current position, the Company would be obligated to continue Mr. Beckstead’s current compensation and benefits for five years following the merger or sale. The agreement further provides that Mr. Beckstead is entitled to receive annual retirement benefits beginning (i) one month from the date of his retirement (to commence no sooner than age 62½) (ii) five years following complete disability, or (iii) upon termination of his employment without cause. These retirement benefits are to be paid for a period of ten years in annual installments in the amount equal to one-half of his then current annual salary. However, in the event that Mr. Beckstead dies prior to receiving all retirement benefits thereunder, the remaining benefits are to be paid to his heirs. The Company expensed in 2007 and 2006 approximately $43,900 and $36,200, respectively, to cover the present value of the retirement benefit of the agreement. The liability accrued is $316,900 and $273,000, as of December 31, 2007 and 2006, respectively.

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2007, 2006, and 2005

13)  Capital Stock

The following table summarizes the activity in shares of capital stock for the three-year period ended December 31, 2007:

	Class A	Class C
Balance at December 31, 2004	6,755,870	6,468,199

New shares issued for compensation	896	--
Exercise of stock options	2,550	--
Stock Dividends	338,042	322,908
Conversion of Class C to Class A	1,005	(10,047)
Balance at December 31, 2005	7,098,363	6,781,060

New shares issued for compensation	500	--
Exercise of stock options	74,520	--
Stock Dividends	359,606	338,940
Conversion of Class C to Class A	241	(2,409)
Balance at December 31, 2006	7,533,230	7,117,591

Exercise of stock options	(38,487)	1,157,626
Stock Dividends	375,413	406,217
Conversion of Class C to Class A	15,073	(150,735)

Balance at December 31, 2007	7,885,229	8,530,699

The Company has two classes of common stock with shares outstanding, Class A and Class C. Class C shares vote share for share with the Class A shares on all matters except election of one-third of the directors who are elected solely by the Class A shares, but generally are entitled to a lower dividend participation rate. Class C shares are convertible into Class A shares at any time on a ten to one ratio.

Stockholders of both classes of common stock have received 5% stock dividends in the years 1990 through 2007, as authorized by the Company’s Board of Directors.

The Company has Class B Common Stock of $1.00 par value, 5,000,000 shares authorized, of which none are issued. Class B shares are non-voting stock except to any proposed amendment to the Articles of Incorporation which would affect Class B Common Stock.

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2007, 2006, and 2005

13)  Capital Stock (Continued)

Earnings per share amounts have been retroactively adjusted for the effect of annual stock dividends. In accordance with SFAS 128, the basic and diluted earnings per share amounts were calculated as follows:

	2007	2006	2005
Numerator:
Net income	$2,265,396	$5,124,450	$3,487,880

Denominator:
Denominator for basic earnings per share-weighted-average shares	7,573,714	7,371,549	7,297,146

Effect of dilutive securities:
Employee stock options	180,339	157,220	31,479
Stock appreciation rights	----	1,367	600
Dilutive potential common shares	180,339	158,587	32,079

Denominator for diluted earnings per share-adjusted weighted-average shares and assumed conversions	7,754,053	7,530,136	7,329,225

Basic earnings per share	$0.30	$0.70	$0.48
Diluted earnings per share	$0.29	$0.68	$0.48

14)  Stock Compensation Plans

In 1987, the Company adopted the 1987 Incentive Stock Option Plan (the 1987 Plan). The 1987 Plan provides that shares of the Class A Common Stock of the Company may be optioned to certain officers and key employees of the Company. The 1987 Plan establishes a Stock Option Plan Committee which selects the employees to whom the options will be granted and determines the price of the stock. The 1987 Plan establishes the minimum purchase price of the stock at an amount which is not less than 100% of the fair market value of the stock (110% for employees owning more than 10% of the total combined voting power of all classes of stock).

The 1987 Plan provides that if additional shares of Class A Common Stock are issued pursuant to a stock split or a stock dividend, the number of shares of Class A Common Stock then covered by each outstanding option granted hereunder shall be increased proportionately with no increase in the total purchase price of the shares then  covered, and the number of shares of Class A Common Stock reserved for the purpose of the 1987 Plan shall be increased by the same proportion.

In the event that the shares of Class A Common Stock of the Company from time to time issued and outstanding are reduced by a combination of shares, the number of shares of Class A Common Stock then covered by each outstanding option granted hereunder shall be reduced proportionately with no reduction in the total price of the shares then so covered, and the number of shares of Class A Common Stock reserved for the purposes of the 1987 Plan shall be reduced by the same proportion.

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2007, 2006, and 2005

14)  Stock Compensation Plans  (Continued)

The 1987 Plan terminated in 1997 and options granted are non-transferable. Options granted and outstanding under the 1987 Plan include Stock Appreciation Rights which permit the holder of the option to elect to receive cash, amounting to the difference between the option price and the fair market value of the stock at the time of the exercise, or a lesser amount of stock without payment, upon exercise of the option.

Activity of the 1987 Plan is summarized as follows:

	Number of Class A Shares	Option Price
Outstanding at December 31, 2004	3,323	$3.05

Adjustment for the effect of stock dividends	166

Outstanding at December 31, 2005	3,489	$2.90

Adjustment for the effect of stock dividends	175

Outstanding at December 31, 2006	3,664	$2.76

Cancelled	(3,664)

Outstanding at December 31, 2007	--	--

Exercisable at end of year	--
Available options for future grant 1987 Stock Incentive Plan	--

Weighted average contractual term of options outstanding at December 31, 2007	0 years

Aggregated intrinsic value of options outstanding at December 31, 2007	$--

On June 21, 1993, the Company adopted the Security National Financial Corporation 1993 Stock Incentive Plan (the “1993 Plan”), which reserved 300,000 shares of Class A Common Stock for issuance thereunder.

The 1993 Plan allows the Company to grant options and issue shares as a means of providing equity incentives to key personnel, giving them a proprietary interest in the Company and its success and progress.

The 1993 Plan provides for the grant of options and the award or sale of stock to officers, directors, and employees of the Company. Both “incentive stock options,” as defined under Section 422A of the Internal Revenue Code of 1986 (the “Code”), and “non-qualified options” may be granted pursuant to the 1993 Plan. Options intended as incentive stock options may be issued only to employees, and must meet certain conditions imposed by the Code, including a requirement that the option exercise price be not less than the fair market value of the option shares on the date of grant. The 1993 Plan provides that the exercise price for non-qualified options will be not less than at least 50% of the fair market value of the stock subject to such option as of the date of grant of such options, as determined by the Company’s Board of Directors.

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2007, 2006, and 2005

14)  Stock Compensation Plans  (Continued)

The options were granted to reward certain officers and key employees who have been employed by the Company for a number of years and to help the Company retain these officers by providing them with an additional incentive to contribute to the success of the Company.

The 1993 Plan is administered by the Board of Directors or by a committee designated by the Board. The 1993 Plan provides that if the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of options shall be increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend. No options may be exercised for a term of more than ten years from the date of grant.

On November 7, 1996, the Company amended the Plan as follows:  (i) to increase the number of shares of Class A Common Stock reserved for issuance under the plan from 300,000 Class A shares to 600,000 Class A shares; and (ii) to provide that the stock subject to options, awards and purchases may include Class C common stock.

On October 14, 1999, the Company amended the 1993 Plan to increase the number of shares of Class A Common Stock reserved for issuance under the plan from 600,000 Class A shares to 1,046,126 Class A shares. The Plan had a term of ten years and was terminated in 2003 and options granted thereunder are non-transferable.

Activity of the 1993 Plan is summarized as follows:

	Number of Class A Shares	Option Price
Outstanding at December, 2004	339,692	$1.97 - $5.35
Adjustment for the effect of stock dividends	16,664
Exercised	(2,980)
Cancelled	(3,421)

Outstanding at December 31, 2005	349,955	$1.88 - $5.10
Adjustment for the effect of stock dividends	13,345
Exercised	(53,604)
Cancelled	(29,453)

Outstanding at December 31, 2006	280,243	$1.79 - $4.86
Adjustment for the effect of stock dividends	13,891
Exercised	--
Cancelled	(2,431)

Outstanding at December 31, 2007	291,703	$1.71 - $4.62

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2007, 2006, and 2005

14)  Stock Compensation Plans  (Continued)

	Number of Class A Shares	Option Price
Exercisable at end of year	291,703	$1.71 - $4.62

Available options for future grant 1993 Stock Incentive Plan	--

Weighted average contractual term of options outstanding at December 31, 2007	3.4 years

Aggregated intrinsic value of options outstanding at December 31, 2007	$--

On October 16, 2000, the Company adopted the Security National Financial Corporation 2000 Director Stock Option Plan (the “2000 Plan”), which reserved 50,000 shares of Class A Common Stock for issuance thereunder. Effective November 1, 2000, and on each anniversary date thereof during the term of the 2000 Plan, each outside Director who shall first join the Board after the effective date shall be granted an option to purchase 1,000 shares upon the date which such person first becomes an outside Director and an annual grant of an option to purchase 1,000 shares on each anniversary date thereof during the term of the 2000 Plan. The options granted to outside Directors shall vest in their entirety on the first anniversary date of the grant.

The primary purposes of the 2000 Plan are to enhance the Company’s ability to attract and retain well-qualified persons for service as directors and to provide incentives to such directors to continue their association with the Company.

The 2000 Plan provides that if the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of options shall be increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivisions, combination or stock dividend.

The 2000 Plan terminated in 2006 and options granted are non-transferable.  Options granted and outstanding under the 2000 Plan include Stock Appreciation Rights which permit the holder of the option to elect to receive cash, amounting to the difference between the option price and the fair market value of the stock at the time of the exercise, or a lesser amount of stock without payment, upon exercise of the option.

Activity of the 2000 Plan is summarized as follows:

	Number of Class A Shares	Option Price
Outstanding at December 31, 2004	19,558	$1.76 - $5.45
Adjustment for the effect of stock dividends	986
Granted	4,000
Exercised	(3,828)

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2007, 2006, and 2005

14)  Stock Compensation Plans  (Continued)

	Number of Class A Shares	Option Price

Outstanding at December 31, 2005	20,716	$2.00 - $5.19
Adjustment for the effect of stock dividends	845
Granted	--
Exercised	(3,828)

Outstanding at December 31, 2006	17,733	$1.90 - $4.94
Adjustment for the effect of stock dividends	695
Granted	--
Exercised	(3,828)

Outstanding at December 31, 2007	14,600	$2.70 - $4.71

Exercisable at end of year	14,600	$2.70 - $4.71

Available options for future grant 2000 Director Plan	-0-

Weighted average contractual term of optionsoutstanding at December 31, 2007	1.3 years

Aggregated intrinsic value of options outstanding at December 31, 2007	$4,623

On July 11, 2003, the Company adopted the Security National Financial Corporation 2003 Stock Option Plan (the “2003 Plan”), which reserved 500,000 shares of Class A Common Stock and 1,000,000 shares of Class C Common Stock for issuance thereunder. On July 13, 2007, the Company amended the 2003 Plan to authorize an additional 400,000 shares of Class A Common Stock and an additional 1,000,000 shares of Class C common stock to be made available for issuance under the Plan.  The 2003 Plan allows the Company to grant options and issue shares as a means of providing equity incentives to key personnel, giving them a proprietary interest in the Company and its success and progress.

The 2003 Plan provides for the grant of options and the award or sale of stock to officers, directors, and employees of the Company. Both “incentive stock options”, as defined under Section 422A of the Internal Revenue Code of 1986 (the “Code”) and “non-qualified options” may be granted under the 2003 Plan.

The 2003 Plan is to be administered by the Board of Directors or by a committee designated by the Board. The terms of options granted or stock awards or sales affected under the 2003 Plan are to be determined by the Board of Directors or its committee. No options may be exercised for a term of more than ten years from the date of the grant. Options intended as incentive stock options may be issued only to employees, and must meet certain conditions imposed by the code, including a requirement that the option exercise price be no less than the fair market value of the option shares on the date of grant. The 2003 Plan provides that the exercise price for non-qualified options will not be less than at least 50% of the fair market value of the stock subject to such option as of the date of grant of such options, as determined by the Company’s Board of Directors.

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2007, 2006, and 2005

14)  Stock Compensation Plans  (Continued)

The 2003 Plan has a term of ten years. The Board of Directors may amend or terminate the 2003 Plan at any time, from time to time, subject to approval of certain modifications to the 2003 Plan by the shareholders of the Company as may be required by law or the 2003 Plan.

Activity of the 2003 Plan is summarized as follows:

	Number of Class A Shares	Number of Class C Shares(1)	Option Price(1)
Outstanding at January 1, 2004	--	--
Adjustment for the effect of stock dividends	7,675	50,000
Granted	153,500	1,000,000
Exercised	--	--

Outstanding at December 31, 2004	161,175	1,050,000	$3.77 - $3.08
Adjustment for the effect of stock dividends	25,404	52,500
Granted	349,000	--
Exercised	--	--
Cancelled	(2,100)	--

Outstanding at December 31, 2005	533,479	1,102,500	$2.93 - $3.68
Adjustment for the effect of stock dividends	22,823	55,125
Granted	--	--
Exercised	(63,881)	--
Cancelled	(13,125)	--

Outstanding at December 31, 2006	479,296	1,157,625	$2.79 - $3.50
Adjustment for the effect of stock dividends	21,674	--
Granted	--	--
Exercised	(44,650)	(1,157,625)
Cancelled	(1,158)	--

Outstanding at December 31, 2007	455,162	--	$2.66 - $3.33

Exercisable at end of year	455,162	--	$2.66 - $3.33

Available options for future grant 2003 Stock Incentive Plan	497,243	1,110,775

Weighted average contractual term of options outstanding at December 31, 2007	5.3 years

Aggregated intrinsic value of options outstanding at December 31, 2007	$366,052

(1)    Class “C” shares are converted to Class “A” shares on a 10 to 1 ratio. The Option Price is based on Class A Common shares.

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2007, 2006, and 2005

14)  Stock Compensation Plans  (Continued)

On December 7, 2006, the Company adopted the 2006 Director Stock Option Plan (the “Director Plan”) effective December 7, 2006. The Director Plan provides for the grant by the Company of options to purchase up to an aggregate of 100,000 shares of Class A Common Stock for issuance thereunder and adjusted for stock dividends if any. The Director Plan provides that each member of the Company’s Board of Directors who is not an employee or paid consultant of the Company automatically is eligible to receive options to purchase the Company’s Class A Common Stock under the Director Plan.

Effective as of December 7, 2006, and on each anniversary date thereof during the term of the Director Plan, each outside director shall automatically receive an option to purchase 1,000 shares of Class A Common Stock. In addition, each new outside director who shall first join the Board after the effective date shall be granted an option to purchase 1,000 shares upon the date which such person first becomes an outside director and an annual grant of an option to purchase 1,000 shares on each anniversary date thereof during the term of the Director Plan. The options granted to outside directors shall vest in their entirety on the first anniversary date of the grant. The primary purposes of the Director Plan are to enhance the Company’s ability to attract and retain well-qualified persons for service as directors and to provide incentives to such directors to continue their association with the Company.

In the event of a merger of the Company with or into another company, or a consolidation, acquisition of stock or assets or other change in control transaction involving the Company, each option becomes exercisable in full, unless such option is assumed by the successor corporation. In the event the transaction is not approved by a majority of  the “Continuing Directors” (as defined in the Director Plan), each option becomes fully vested and exercisable in full immediately prior to the consummation of such transaction, whether or not assumed by the successor corporation.

Activity of the 2006 Plan is summarized as follows:

	Number of Class A Shares	Option Price
Outstanding at December 31, 2005	--	--
Granted	4,000
Adjustment for the effect of stock dividends	200

Outstanding at December 31, 2006	4,200	$5.06
Granted	4,000
Adjustment for the effect of stock dividends	410

Outstanding at December 31, 2007	8,610	$4.82 - $3.57

Exercisable at end of year	4,412	$4.82

Available options for future grant 2006 Stock Incentive Plan	101,640

Weighted average contractual term of options outstanding at December 31, 2007	9.4 years

Aggregated intrinsic value of options outstanding at December 31, 2007	--

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2007, 2006, and 2005

14)  Stock Compensation Plans  (Continued)

The Company's Board of Directors granted stock options in 2004 to Scott M. Quist, the Company's President and Chief Operating Officer, to purchase up to 1,000,000 shares of Class C common stock at exercise prices of $.323 and $.36 per share.  On May 31, 2007, Mr. Quist made a cashless exercise of such options to purchase a total of 1,157,625 shares of Class C common stock that he was entitled to receive, after adjustments for 5% stock dividends issued in 2005, 2006 and 2007.

In connection with the exercise of such options on a cashless basis, Mr. Quist delivered and the Company indirectly repurchased a total of 58,376 shares of Class A common stock from Mr. Quist in exchange for all the Class C shares he would be entitled to receive for exercising the options.  Inasmuch as there were 6,966,849 shares of Class C common stock outstanding as of May 31, 2007 out of a total of 7,500,000 authorized shares of Class C common stock, the Company could legally issue only 533,151 shares of Class C common stock to Mr. Quist, leaving a balance of 624,474 Class C common shares owing to him.

In order to issue the additional shares of Class C common shares owing to Mr. Quist, the Board of Directors approved on July 13, 2007 an amendment to the Company's Articles of Incorporation to increase the number of Class C common shares from 7,500,000 shares to 15,000,000 shares.  Because stockholder approval was also required to amend the Company's Articles of Incorporation, the Company scheduled a special stockholders meeting on September 21, 2007 to approve the amendment to the Articles of Incorporation to increase the number of authorized shares of Class C common stock from 7,500,000 shares to 15,000,000 shares.

On September 21, 2007 the stockholders approved the amendment to the Articles of Incorporation at the special stockholders meeting that increased the number of Class C common shares to 15,000,000 shares, and, as a result, the Company was able to issue Mr. Quist the additional 624,474 shares of Class C common stock that were owed pursuant to his exercise of stock options.

15)  Statutory Reserves

Generally, the net assets of the life insurance subsidiaries available for transfer to the Company are limited to the amounts that the life insurance subsidiaries net assets, as determined in accordance with statutory accounting practices, which were $21,497,894 at December 31, 2007, exceed minimum statutory capital requirements; however, payments of such amounts as dividends are subject to approval by regulatory authorities.

The Utah, Louisiana, Arkansas and Missouri Insurance Departments impose minimum risk-based capital requirements that were developed by the National Association of Insurance Commissioners, (“NAIC”) on insurance enterprises. The formulas for determining the risk-based capital (“RBC”) specify various factors that are applied to financial balances or various levels of activity based on the perceived degree of risk. Regulatory compliance is determined by a ratio (the “Ratio”) of the enterprise’s regulatory total adjusted capital, as defined by the NAIC, to its authorized control level, as defined by the NAIC. Enterprises below specific trigger points or ratios are classified within certain levels, each of which requires specified corrective action. The life insurance subsidiaries have a combined weighted Ratio that is greater than 353% of the first level of regulatory action.

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2007, 2006, and 2005

16)  Business Segment Information

Description of Products and Services by Segment

The Company has three reportable business segments: life insurance, cemetery and mortuary, and mortgage loans. The Company’s life insurance segment consists of life insurance premiums and operating expenses from the sale of insurance products sold by the Company’s independent agency force and net investment income derived from investing policyholder and segment surplus funds. The Company’s cemetery and mortuary segment consists of revenues and operating expenses from the sale of at-need cemetery and mortuary merchandise and services at its mortuaries and cemeteries, pre-need sales of cemetery spaces after collection of 10% or more of the purchase price and the net investment income from investing segment surplus funds. The Company’s mortgage loan segment consists of loan originations fee income and expenses from the originations of residential and commercial mortgage loans and interest earned and interest expenses from warehousing pre-sold loans before the funds are received from financial institutional investors.

Measurement of Segment Profit or Loss and Segment Assets

The accounting policies of the reportable segments are the same as those described in the Significant Accounting Principles. Intersegment revenues are recorded at cost plus an agreed upon intercompany profit.

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2007, 2006, and 2005

16)  Business Segment Information (Continued)

Factors Management Used to Identify the Enterprise’s Reportable Segments

The Company’s reportable segments are business units that offer different products and are managed separately due to the different products and the need to report to the various regulatory jurisdictions.

2007

	Life	Cemetery/		Reconciling
	Insurance	Mortuary	Mortgage	Items	Consolidated
Revenues:
From external sources:
Revenue from customers	$32,262,837	$13,188,655	$130,472,166	$--	$175,923,658
Net investment income	14,575,311	942,637	16,438,496	--	31,956,444
Realized gains on investments and other assets	193,109	814,465	--	--	1,007,574
Other revenues	157,670	349,789	352,947	--	860,406
Intersegment revenues:
Net investment income	6,866,489	116,004	472,785	(7,455,278)	--
Total revenues	54,055,416	15,411,550	147,736,394	(7,455,278)	209,748,082
Expenses:
Death and other policy benefits	18,353,228	--	--	--	18,353,228
Increase in future policy benefits	11,389,019	--	--	--	11,389,019
Amortization of deferred policy and pre-need acquisition costs and value of business acquired	5,195,549	375,250	--	--	5,570,799
Depreciation	715,478	829,196	537,976	--	2,082,650
General, administration and other costs:
Intersegment	24,000	62,869	287,864	(374,733)	--
Other	14,136,583	12,581,767	129,240,135	--	155,958,485
Interest expense:
Intersegment	498,272	172,683	6,409,590	(7,080,545)	--
Other	253,720	280,506	12,736,644	--	13,270,870
Total benefits and expenses	50,565,849	14,302,271	149,212,209	(7,455,278)	206,625,051
Earnings (losses) before income taxes	$3,489,567	$1,109,279	$(1,475,815)	$--	$3,123,031
Identifable assests	$397,295,306	$61,102,244	$24,181,819	$(64,416,724)	$418,162,645
Expenditures for long-lived assets	$850,270	$1,248,701	$910,308	$--	$3,009,279

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2007, 2006, and 2005

16)  Business Segment Information (Continued)

2006

	Life Insurance	Cemetery/ Mortuary	Mortgage	Reconciling Items	Consolidated
Revenues:
From external sources:
Revenue from customers	$30,776,491	$12,122,728	$85,112,831	$--	$128,012,050
Net investment income	13,774,225	935,487	8,535,919	--	23,245,631
Realized gains on investments and other assets	131,073	760,231	--	--	891,304
Other revenues	34,921	108,987	237,640	--	381,548
Intersegment revenues:
Net investment income	4,907,414	116,004	452,070	(5,475,488)	--
Total revenues	49,624,124	14,043,437	94,338,460	(5,475,488)	152,530,533
Expenses:
Death and other policy benefits	16,853,568	--	--	--	16,853,568
Increase in future policy benefits	10,465,268	--	--	--	10,465,268
Amortization of deferred policy acquisition costs and cost of insurance acquired	3,796,062	328,685		--	4,124,747
Depreciation	487,545	298,512	540,915	--	1,326,972
General, administrative and other costs:
Intersegment	24,000	60,672	294,828	(379,500)	--
Other	12,603,489	11,508,066	82,611,487	--	106,723,042
Interest expense:
Intersegment	546,075	177,359	4,372,554	(5,095,988)	--
Other	376,289	307,728	5,457,281	--	6,141,298
Total benefits and expenses	45,152,296	12,681,022	93,277,065	(5,475,488)	145,634,895
Earnings before income taxes	$4,471,828	$1,362,415	$1,061,395	$--	$6,895,638

Identifiable assets	$353,431,518	$54,787,639	$22,158,123	$(52,982,097)	$377,395,183

Expenditures for long-lived assets	$454,817	$670,988	$637,903	$--	$1,763,708

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2007, 2006, and 2005

16)  Business Segment Information (Continued)

2005

	Life Insurance	Cemetery/ Mortuary	Mortgage	Reconciling Items	Consolidated
Revenues:
From external sources:
Revenue from customers	$27,170,109	$10,838,878	$71,859,272	$--	$109,868,259
Net investment income	11,080,324	967,740	7,338,507	--	19,386,571
Realized gains on investments and other assets	74,246	--	--	--	74,246
Other revenues	293,151	162,078	165,522	--	620,751

Intersegment revenues:
Net investment income	5,015,356	92,004	349,027	(5,456,387)	--
Total revenues	43,633,186	12,060,700	79,712,328	(5,456,387)	129,949,827
Expenses:
Death and other policy benefits	14,734,364	--	--	--	14,734,364
Increase in future policy benefits	9,742,218	--	--	--	9,742,218
Amortization of deferred policy acquisition costs and cost of insurance acquired	2,765,422	265,312	--	--	3,030,734
Depreciation	438,423	699,236	566,495	--	1,704,154
General, administrative and other costs:
Intersegment	--	36,672	296,664	(333,336)	--
Other	12,278,778	10,147,421	68,663,284	--	91,089,483
Interest expense:
Intersegment	422,199	172,557	4,528,295	(5,123,051)	--
Other	460,708	317,292	4,143,238	--	4,921,238
Total benefits and expenses	40,842,112	11,638,490	78,197,976	(5,456,387)	125,222,191
Earnings before income taxes	$2,791,074	$422,210	$1,514,352	$--	$4,727,636

Identifiable assets	$345,029,159	$51,281,466	$18,193,773	$(54,858,925)	$359,645,473

Expenditures for long-lived assets	$758,688	$1,155,673	$322,371	$--	$2,236,732

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2007, 2006, and 2005

17)  Related Party Transactions

On November 19, 2007, Security National Life and Scott M. Quist entered into a Use and Buy Sale Agreement to jointly purchase a condominium located in St. George, Utah.  Mr. Quist is the Company's President and Chief Operating Officer.  The condominium is to be used for the entertainment of Security National Life's executive officers and employees, outside vendors and prospective customers. The purchase price of the condominium, including improvements and furnishings, was $538,962.  Mr. Quist paid $286,207 of that amount and Security National Life paid $252,755.

Under the terms of the agreement, Security National Life and Mr. Quist have the right to use the condominium in proportion to their respective contributions towards the purchase price, including furnishings and fixtures.  Mr. Quist is responsible for the care and maintenance of the condominium.  The payment of taxes, insurance, utilities and homeowners' fees is to be divided between Security National Life and Mr. Quist according to their respective ownership percentages.

Upon the death, disability or retirement of Mr. Quist or his separation from employment with the Company, Mr. Quist or his estate, as the case may be, shall have the right to purchase Security National Life's interest in the condominium at the original purchase price or fair market value, whichever is less. Security National Life's contribution to the purchase price of the condominium was equal to an amount of accrued but unpaid bonuses owed to Mr. Quist, which he agreed to continue to defer for the option that would allow him or his estate to purchase Security National Life's interest in the condominium upon his death, disability or retirement at the lesser of the original purchase price or fair market value.

18)  Disclosure about Fair Value of Financial Instruments

The fair values of investments in fixed maturity and equity securities along with methods used to estimate such values are disclosed in Note 3. The following methods and assumptions were used by the Company in estimating the “fair value” disclosures related to other significant financial instruments:

Cash, Receivables, Short-term Investments, and Restricted Assets of the Cemeteries and Mortuaries: The carrying amounts reported in the accompanying consolidated balance sheet for these financial instruments approximate their fair values.

Mortgage, Policy, Student, and Collateral Loans:  The fair values are estimated using interest rates currently being offered for similar loans to borrowers with similar credit ratings. Loans with similar characteristics are aggregated for purposes of the calculations. The carrying amounts reported in the accompanying consolidated balance sheet for these financial instruments approximate their fair values.

Investment Contracts: The fair values for the Company’s liabilities under investment-type insurance contracts are estimated based on the contracts’ cash surrender values.

The fair values for the Company’s insurance contracts other than investment-type contracts are not required to be disclosed. However, the fair values of liabilities under all insurance contracts are taken into consideration in the Company’s overall management of interest rate risk, such that the Company’s exposure to changing interest rates is minimized through the matching of investment maturities with amounts due under insurance contracts.

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2007, 2006, and 2005

	December 31, 2007		December 31, 2006
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Financial assets:
Investment in fixed maturity securities	$116,896,016	$114,476,524	$98,317,519	$98,422,577
Investment in securities available for sale	8,781,212	8,781,212	8,679,226	8,679,226
Investment in mortgage loans and construction loans	92,884,055	92,884,055	85,135,011	85,135,011
Investment in policy, student and other loans	16,860,874	16,860,874	12,846,986	12,846,986
Short-term investments	5,337,367	5,337,367	4,586,828	4,586,828
Cash and cash equivalents	5,203,060	5,203,060	10,376,585	10,376,585
Mortgage loans sold to investors	66,700,694	66,700,694	59,091,848	59,091,848
Receivables	15,036,867	15,036,867	15,603,518	15,603,518
Restricted assets of cemeteries and mortuaries	5,711,054	5,711,054	5,430,870	5,430,870
Cemetery perpetual care trust investments	1,604,600	1,604,600	1,306,984	1,306,984
Financial liabilities:
Investment-type insurance contracts	(106,939,120)	(106,939,120)	(94,284,000)	(94,284,000)
Bank loans payable, excluding interest rate swaps	(12,525,715)	(12,525,715)	(7,056,424)	(7,056,424)
Notes and contracts payable	(818,810)	(818,810)	(747,188)	(747,188)
Accounts payable	(1,833,188)	(1,833,188)	(1,820,178)	(1,820,178)
Other liabilities and accrued expenses	(14,812,845)	(14,812,845)	(11,611,033)	(11,611,033)
Derivatives:
Interest rate lock commitments	627,116	627,116	1,147,314	1,147,314
Forward contracts on mortgage-backed securities	- 0 -	- 0 -	62,227	62,227
Bank loan interest rate swaps	(26,951)	(26,951)	133,080	133,080

19)  Accumulated Other Comprehensive Income and Other Items

The following summarizes accumulated other comprehensive income:

	December 31,
	2007	2006	2005

Unrealized gains (losses) on available for-sale securities	$245,447	$1,070,471	$(342,816)
Reclassification adjustment for net realized gains (losses) in net income	175,130	93,255	56,090
Net unrealized gains (losses) before taxes	420,577	1,163,726	(286,726)
Tax (expense) benefit	(57,046)	(186,935)	114,017
Net	363,531	976,791	(172,709)
Potential unrealized gains (losses) for derivative bank loans (interest rate swaps) before taxes	(160,021)	(29,549)	199,439
Tax (expense) benefit	54,407	10,047	(67,809)
Net	(105,614)	(19,502)	131,630
Potential unrealized gains for derivative mortgage loans before taxes	(582,425)	951,847	257,694
Tax (expense) benefit	198,024	(323,628)	(87,616)
Net	(384,401)	628,219	170,078
Other stock options granted	20,120	--	--
Other comprehensive income	$(106,364)	$1,585,508	$128,999

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2007, 2006, and 2005

19)  Accumulated Other Comprehensive Income and Other Items (Continued)

The following is the accumulated balances of other comprehensive income and other items as of December 31, 2007:

	Beginning Balance December 31, 2006	Change for the period	Ending Balance December 31, 2007
Unrealized gains on available-for-sale securities	$2,799,645	$363,531	$3,163,176
Unrealized gains on derivative mortgage loans	798,297	(384,401)	413,896
Unrealized gains ( losses) on derivative bank loan interest rate swaps	87,833	(105,614)	(17,781)
Other comprehensive income	3,685,775	(126,484)	3,559,291

Other items:
Acquisitions of company stock held in escrow	(1,982,620)	20,120	(1,962,500)
Total other comprehensive income and other items	$1,703,155	$(106,364)	$1,596,791

20)  Derivative Loan Commitments

During 2005, the Company’s mortgage banking activities implemented new practices relating to mortgage loan commitments, including interest rate lock commitments and forward commitments to sell loans to third-party investors. The Company also implemented a hedging strategy for these transactions.  A mortgage loan commitment binds the Company to lend funds to a qualified borrower at a specified interest rate and within a specified period of time, generally up to 30 days after inception of the rate lock.  Mortgage loan commitments are derivatives under Statement of Financial Accounting Standards No. 133 (“SFAS 133”), Accounting for Derivative Instruments and Hedging Activities, as amended by Statement of Financial Accounting Standards No. 149 (“SFAS 149”), Amendment of Statement 133 on Derivative Instruments and Hedging Activities and must be recognized at fair value on the consolidated balance sheet with changes in their fair values recorded as part of other comprehensive income from mortgage banking operations.

The Company is exposed to price risk due to the potential impact of changes in interest rates on the values of mortgage loan commitments from the time a derivative loan commitment is made to an applicant to the time the loan that would result from the exercise of that loan commitment is funded. Managing price risk is complicated by the fact that the ultimate percentage of derivative loan commitments that will be exercised (i.e., the number of loan commitments that will be funded) fluctuates. The probability that a loan will not be funded within the terms of the commitment is driven by a number of factors, particularly the change, if any, in mortgage rates following the inception of the interest rate lock. However, many borrowers continue to exercise derivative loan commitments even when interest rates have fallen.

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2007, 2006, and 2005

20)  Derivative Loan Commitments (Continued)

In general, the probability of funding increases if mortgage rates rise and decreases if mortgage rates fall. This is due primarily to the relative attractiveness of current mortgage rates compared to the applicant’s committed rate. The probability that a loan will not be funded within the terms of the mortgage loan commitment also is influenced by the source of the applications (retail, broker or correspondent channels), proximity to rate lock expiration, purpose for the loan (purchase or refinance) product type and the application approval status. The Company has developed fallout estimates using historical observed data that take into account all of the variables, as well as renegotiations of rate and point commitments that tend to occur when mortgage rates fall. These fallout estimates are used to estimate the number of loans that the Company expects to be funded within the terms of the mortgage loan commitments and are updated periodically to reflect the most current data. Once a loan is closed, it is classified as a loan receivable-sold to investors.

The Company estimates the fair value of a mortgage loan commitment based on the change in estimated fair value of the underlying mortgage loan and the probability that the mortgage loan will fund within the terms of the commitment. The change in fair value of the underlying mortgage loan is measured from the date the mortgage loan commitment is issued. Therefore, at the time of issuance, the estimated fair value is zero. Following issuance, the value of a mortgage loan commitment can be either positive or negative depending upon the change in value of the underlying mortgage loans. Fallout rates derived from the Company’s recent historical empirical data are used to estimate the quantity of mortgage loans that will fund within the terms of the commitments.

The Company utilizes various derivative instruments to economically hedge the price risk associated with its outstanding mortgage loan commitments. Management expects these derivatives will experience changes in fair value opposite to changes in fair value of the derivative loan commitments, thereby reducing earnings volatility related to the recognition in earnings of changes in the values of the commitments. A forward loan sales commitment protects the Company from losses on sales of the loans arising from exercise of the loan commitments by securing the ultimate sales price and delivery date of the loans. For mortgage loan commitments not protected by a forward sales commitment, the instruments used to economically hedge the fair value of the mortgage loan commitments include other freestanding derivatives such as mortgage backed securities, options and U.S. Treasury futures. The Company takes into account various factors and strategies in determining the portion of the mortgage loan commitments it wants to hedge economically.

The significant components of other comprehensive income relating to the derivative, before the effects of income tax during the years ended December 31, 2007 and 2006 are as follows:

	2007	2006
Gain forward loan sale commitments	$1,173,023	$291,915
Gain (loss) on derivative loan commitments	(1,755,448)	659,932
Total	$(582,425)	$951,847

21)  Quarterly Financial Data (Unaudited)

	2007 Three Months Ended
	March 31	June 30	September 30	December 31
Revenues	$49,046,152	$54,315,888	$51,663,941	$54,722,101
Benefits and expenses	47,988,774	52,956,038	52,801,454	52,878,785
Earnings before income taxes	1,057,378	1,359,850	(1,137,513)	1,843,316
Income tax expense	312,837	328,822	(475,069)	691,045
Net earnings	744,541	1,031,028	(662,444)	1,152,271
Net earnings per common share	$0.10	$0.14	$(0.09)	$0.15
Net earnings per common share assuming dilution	$0.10	$0.13	$(0.09)	$0.15

SECURITY NATIONAL FINANCIAL CORPORATION
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended December 31, 2007, 2006, and 2005

21)  Quarterly Financial Data (Unaudited) (Continued)

	2006 Three Months Ended
	March 31	June 30	September 30	December 31
Revenues	$32,403,693	$34,146,449	$38,574,775	$47,405,616
Benefits and expenses	31,101,536	33,253,582	36,441,240	44,838,537
Earnings before income taxes	1,302,157	892,867	2,133,535	2,567,079
Income tax expense	288,491	169,228	592,238	721,231
Net earnings	1,013,666	723,639	1,541,297	1,845,848
Net earnings per common share	$0.14	$0.10	$0.21	$0.25
Net earnings per common share assuming dilution	$0.14	$0.10	$0.21	$0.24

SECURITY NATIONAL FINANCIAL CORPORATION AND SUBSIDIARIES

Selected Consolidated Financial Data

The following selected financial data for each of the five years in the period ended December 31, 2007, are derived from the audited consolidated financial statements. The data as of December 31, 2007 and 2006, and for the three years ended December 31, 2007, should be read in conjunction with the consolidated financial statements, related notes and other financial information included herein.

Consolidated Statement of Earnings Data:

	Year Ended December 31,

	2007(1)	2006(2)	2005	2004(3)	2003
Revenue
Premiums	$32,263,000	$30,776,000	$27,170,000	$25,979,000	$23,295,000
Net investment income	31,956,000	23,246,000	19,387,000	15,939,000	17,303,000
Net mortuary and cemetery sales	13,189,000	12,123,000	10,839,000	11,661,000	10,944,000
Realized (losses) gains on investments	1,008,000	891,000	74,000	74,000	(2,000)
Mortgage fee income	130,472,000	85,113,000	71,859,000	62,690,000	92,955,000
Other	860,000	381,000	621,000	855,000	550,000
Total revenue	209,748,000	152,530,000	129,950,000	117,198,000	145,045,000

Expenses
Policyholder benefits	29,742,000	27,319,000	24,477,000	23,362,000	21,755,000
Amortization of deferred policy acquisition costs	5,571,000	4,125,000	3,031,000	4,602,000	4,929,000
Selling, general and administrative expenses	155,504,000	105,728,000	90,690,000	82,097,000	102,926,000
Interest expense	13,271,000	6,141,000	4,921,000	2,174,000	3,642,000
Cost of goods and services of the mortuaries and cemeteries	2,537,000	2,322,000	2,103,000	2,304,000	2,328,000
Total benefits and expenses	206,625,000	145,635,000	125,222,000	114,539,000	135,580,000
Income before income tax expense	3,123,000	6,895,000	4,728,000	2,659,000	9,465,000
Income tax expense	(858,000)	(1,771,000)	(1,240,000)	(652,000)	(2,891,000)
Minority interest in (income) loss of subsidiary	---	---	--	115,000	22,000
Net earnings	$2,265,000	$5,124,000	$3,488,000	$2,122,000	$6,596,000

Net earnings per common share(4)	$0.30	$0.70	$0.48	$0.29	$0.95
Weighted average outstanding common shares(4)	7,574,000	7,372,000	7,297,000	7,267,000	6,913,000
Net earnings per common share-assuming dilution(4)	$0.29	$0.68	$0.48	$0.28	$0.93
Weighted average outstanding common shares-assuming dilution(4)	7,754,000	7,530,000	7,329,000	7,494,000	7,073,000

SECURITY NATIONAL FINANCIAL CORPORATION AND SUBSIDIARIES

Selected Consolidated Financial Data (Continued)

Balance Sheet Data:

	December 31,

	2007 (1)	2006	2005(2)	2004(3)	2003
Assets
Investments and restricted assets	$257,449,000	$222,683,000	$211,249,000	$182,645,000	$110,386,000
Cash	5,203,000	10,377,000	16,633,000	15,334,000	19,704,000
Receivables	80,445,000	74,695,000	61,787,000	54,013,000	120,698,000
Other assets	75,066,000	69,640,000	69,976,000	65,471,000	63,653,000
Total assets	$418,163,000	$377,395,000	$359,645,000	$317,463,000	$314,441,000

Liabilities
Policyholder benefits	$301,064,000	$272,923,000	$263,981,000	$226,785,000	$220,739,000
Notes & contracts payable	13,372,000	7,671,000	10,273,000	12,263,000	16,909,000
Cemetery & mortuary liabilities	12,643,000	11,534,000	10,829,000	10,762,000	10,562,000
Other liabilities	32,826,000	30,018,000	26,691,000	20,091,000	21,146,000
Total liabilities	359,905,000	322,146,000	311,774,000	269,901,000	269,356,000

Minority interest	---	--	--	3,813,000	3,957,000

Non-controlling interest perpetual care trusts	2,474,000	2,278,000	2,173,000	2,084,000	1,953,000

Stockholders’ equity	55,784,000	52,971,000	45,698,000	41,665,000	39,175,000
Total liabilities and stockholders’ equity	$418,163,000	$377,395,000	$359,645,000	$317,463,000	$314,441,000

(1)	Includes the purchase of C & J Financial on July 16, 2007 and the purchase of Capital Reserve Life Insurance Company on December 17, 2007.
(2)	Includes the purchase of Memorial Insurance Company of America on December 29, 2005.
(3)	Includes the purchase of Paramount Security Life Insurance Company, now Security National Life Insurance Company of Louisiana, on March 16, 2004.
(4)	Earnings per share amounts have been adjusted retroactively for the effect of annual stock dividends.

SECURITY NATIONAL FINANCIAL CORPORATION AND SUBSIDIARIES
Management’s Discussion and Analysis of Financial Condition and Results of Operations

Overview

The Company’s operations over the last several years generally reflect three trends or events which the Company expects to continue:  (i) increased attention to “niche” insurance products, such as the Company’s funeral plan policies and traditional whole life products; (ii) emphasis on cemetery and mortuary business; and (iii) capitalizing on lower interest rates by originating and refinancing mortgage loans.

During the twelve months ended December 31, 2007, SecurityNational Mortgage Company (“SNMC”) experienced an increase in revenues and expenses due to the increase in loan volume of its mortgage operations.  SNMC is a mortgage lender incorporated under the laws of the State of Utah. SNMC is approved and regulated by the Federal Housing Administration (FHA), a department of the U.S. Department of Housing and Urban Development (HUD), to originate mortgage loans that qualify for government insurance in the event of default by the borrower. SNMC obtains loans primarily from independent brokers and correspondents. SNMC funds the loans from internal cash flows and lines of credit from financial institutions. SNMC receives fees from the borrowers and other secondary fees from third party investors who purchase the loans from SNMC. SNMC sells its loans to third party investors and does not retain servicing to these loans. SNMC pays the brokers and correspondents a commission for loans that are brokered through SNMC.

The mortgage industry is currently experiencing substantial change due to higher than expected delinquencies from subprime loans.  The market for new subprime loans has been substantially reduced and several mortgage companies whose primary product was subprime mortgage originations have ceased operations.  The Company funded $5,505,000 (0.14% of the Company’s production) in subprime loans during the twelve months ending December 31, 2007 and has currently eliminated subprime loans from its product offerings.  The Company believes that its potential losses from subprime loans are minimal.

The industry problem with subprime mortgages has created a volatile secondary market for other products, especially alternative documentation (Alt A) loans.  Alt A loans are typically offered to qualified borrowers who have relatively high credit scores but are not required to provide full documentation to support personal income and assets owned. Alt A loans can have a loan to value ratio as high as 100%. As a result of these changes, the Company is not offering these loans.  Alt A loans represented approximately 21% of the Company’s production for the six months ended June 30, 2007, only 5% of the production for the third quarter, and 0% for the fourth quarter.

As a consequence of these changes in the industry for Alt A loans, SNMC suffered a pre-tax loss for the twelve months ended December 31, 2007 of approximately $1,476,000. The greatest impact of the operating loss was experienced in July 2007 when there were very little secondary gains.  The secondary market improved in subsequent months decreasing the size of the monthly operating loss and the last three months of 2007 the mortgage operations showed a significant profit. In response to the change in market conditions, management increased loan fees, lowered commissions, closed unprofitable branches, obtained more favorable borrowing terms from warehouse lenders, and reduced corporate expenses.  Even though the market changed for Alt A loans, SNMC was able to maintain volume in the third and fourth quarters by increasing its production of other mortgage products, primarily government and conforming loans.

As of December 31, 2007, the Company was holding a total of $24,591,000 in Alt A loans that had not been settled by investors.  This is down from $88,581,000 as of June 30, 2007.  The market for the remaining Alt A loans is uncertain and if the Company was unable to sell its Alt A loans it will be required to assume the risk of holding and servicing such loans.  If warehousing lines are not available, the Company believes it has adequate liquidity through its life insurance operations to carry such loans until purchased by investors.

SECURITY NATIONAL FINANCIAL CORPORATION AND SUBSIDIARIES

Management’s Discussion and Analysis of Financial Condition and Results of Operations (Continued)

Even though market conditions have improved somewhat, the Company expects further significant industry challenges to continue through the remainder of 2008.  Under these circumstances it is difficult to predict profitability, if any.  Profitability may be impacted by volume reduction, changes in margins, increased borrowing costs, and future loan losses.  Management has taken and will continue to take a number of actions in response to the changing market conditions.  These include offering Alt A loans on a limited basis, closing unprofitable branch offices, obtaining new warehousing agreements at  lower interest rates, and expense reduction initiatives.

During the twelve months ending December 31, 2007, the Company experienced loan losses of $5,467,000. This amount was charged against the provision for loan losses.  The balance of the reserve for loan losses at December 31, 2007 was $2,356,000.  The provision for loan losses is included in other general and administrative expenses.  Because of the market conditions the Company has increased its monthly loan loss to 12.5 basis points of total production. The Company believes the loan loss reserves are sufficient to cover reasonably foreseeable future loan losses and that its formula for determining the provision for such reserves is adequate.

On June 12, 2007, Security National Life Insurance Company entered into a revolving line of credit with a financial institution to borrow up to $40,000,000. The revolving line of credit is secured by commercial mortgages and construction loans.  The terms of the revolving line of credit is for a one year term and interest is based upon the one year LIBOR rate (6.95% as of December 31, 2007).  Accrued interest will be paid on a monthly basis, with the principal, together with any outstanding accrued interest, to be paid in full on June 12, 2008.  Security National Life Insurance Company intends to use this financing to provide short term liquidity for its commercial mortgage, construction and warehouse lending operations of its affiliate SecurityNational Mortgage Company.  The amount outstanding as of December 31, 2007 was $6,500,000.

Recently, SecurityNational Mortgage Company renewed its warehouse lines of credit with its non affiliated warehouse lenders.  The total amount available under these lines of credit is $450,000,000.  The terms of the lines of credit are for one year, with interest rates ranging from 1.5% to 1.75% over the three month LIBOR rate (6.52% to 6.77% as of December 31, 2007).

As of December 31, 2007, SNMC had 23 branches in twelve states. SNMC originated and sold 20,656 loans ($3,852,801,000 loan amount), 14,427 loans ($2,461,000,000 loan amount), and 12,786 loans ($2,085,000,000 loan amount) in 2007, 2006 and 2005, respectively.

On December 17, 1998, the Company purchased all of the outstanding common shares of SSLIC Holding Company, formerly Consolidare Enterprises, Inc., and Insuradyne Corporation for a total cost of $12,248,194. At the time the transaction was completed, Consolidare owned 57.4% of the outstanding shares of Southern Security Life. Following the acquisition of Consolidare, Security National Life and its wholly owned subsidiary, SSLIC Holding Company, increased their ownership of the outstanding shares of Southern Security Life through the purchase of shares traded on the Nasdaq SmallCap Market and stock purchase transactions with then current stockholders of Southern Security Life. As of December 31, 2004, Security National Life and SSLIC Holding Company held 76.7% of the outstanding common shares of Southern Security Life.

On January 1, 2005, Security National Life and SSLIC Holding Company completed a merger transaction with Southern Security Life whereby SSLIC Holding Company was merged with Southern Security Life, which resulted in Southern Security Life becoming a wholly owned subsidiary of Security National Life and the unaffiliated stockholders of Southern Security Life becoming entitled to receive an aggregate of $1,884,733 for their shares.

On December 31, 2005, all of the remaining insurance business of Southern Security Life consisting of $48,528,000 in assets and liabilities was transferred to Security National Life by a reinsurance agreement, except for $3,500,000 in capital and surplus required to be maintained under Florida law.  Also on December 31, 2005, Southern Security Life paid a $7,181,000 dividend to Security National Life.

SECURITY NATIONAL FINANCIAL CORPORATION AND SUBSIDIARIES

Management’s Discussion and Analysis of Financial Condition and Results of Operations (Continued)

On December 29, 2006, the Company through its wholly owned subsidiary, Security National Life, entered into an agreement to sell Southern Security Life. At the time of the transaction, Southern Security Life’s assets consisted of a corporate charter, licenses, and the required capital and surplus. The transaction was conditioned upon the subsequent approval of the transaction by the Florida Office of Insurance Regulation and other state regulatory authorities and, if such approval was not obtained by the agreed upon date Southern Security Life would be liquidated. The transaction was rescinded because the regulatory authorities did not approve the transaction as required. As a result of the rescission of the transaction, Articles of Dissolution were filed with the Florida Division of Corporations on December 24, 2007, which completed the liquidation of Southern Security Life.

On December 23, 2002, the Company completed an asset purchase transaction with Acadian Life Insurance Company, a Louisiana domiciled life insurance company, in which it acquired from Acadian $75,000,000 in assets and $75,000,000 in insurance reserves through its wholly owned subsidiary, Security National Life, a Utah domiciled life insurance company. The acquired assets consist primarily of approximately 275,000 funeral insurance policies in force in the state of Mississippi. The assets were originally acquired by Acadian from Gulf National Life Insurance Company on June 6, 2001, consisting of all the insurance policies of Gulf National Life Insurance Company in force and in effect on June 1, 2001.

On March 16, 2004, Security National Life purchased all of the outstanding common shares of Paramount Security Life Insurance Company, now known as Security National Life of Louisiana, a Louisiana domiciled insurance company located in Shreveport, Louisiana. As of December 31, 2003, Security National Life of Louisiana had 9,383 policies in force and 29 agents. There were no material changes in the number of policies in force or the number of agents between December 31, 2003 and March 16, 2004. The purchase consideration was $4,398,000 and the transaction was effective January 26, 2004. Security National Life of Louisiana is licensed in the State of Louisiana where it is permitted to appoint agents who do not have a full life insurance license.

These agents are limited to selling small life insurance policies in the final expense market. The Company believes that with this license it will be able to expand its operations in Louisiana. The Company is servicing Security National Life of Louisiana policyholders out of its Jackson, Mississippi office and has closed its Shreveport office.

On December 29, 2005, Security National Life and Southern Security Life purchased all of the outstanding common shares of Memorial Insurance Company of America, an Arkansas domiciled insurance company located in Blytheville, Arkansas. As of December 31, 2005, Memorial Insurance Company had 116,116 policies in force and approximately 50 agents. The purchase consideration was $13,500,000.

On July 16, 2007, the Company completed a transaction to purchase C & J Financial, an Alabama limited liability company, for a total cost of $1,250,000 in cash and a promissory note from the Company to the seller in the amount of $381,500 plus interest at 5% per annum. The amount of the note is to be reduced by the difference between the total equity on the balance sheet of C & J Financial on May 31, 2007 and the total equity on the balance sheet on July 16, 2007, which is approximately $47,000.

On December 20, 2007, the Company purchased all of the outstanding common shares of Capital Reserve Life Insurance Company, a Missouri domiciled life insurance company. The purchase consideration was $2,551,967 less certain adjustments consisting of any losses related to two litigation matters involving Capital Reserve and the difference between Capital Reserve’s adjusted capital and surplus on December 17, 2007 compared to its adjusted capital and reserve on September 30, 2007. As of December 31, 2006, Capital Reserve had 10,851 policies in force and approximately 30 agents, In addition, the statutory assets and the capital and surplus of Capital Reserve as of December 31, 2006 were $24,054,000 and $1,960,000, respectively.

SECURITY NATIONAL FINANCIAL CORPORATION AND SUBSIDIARIES

Management’s Discussion and Analysis of Financial Condition and Results of Operations (Continued)

Significant Accounting Policies

The following is a brief summary of our significant accounting policies and a review of our most critical accounting estimates. Please also refer to Note 1 of our consolidated financial statements.

Insurance Operations

In accordance with accounting principles generally accepted in the United States of America (GAAP), premiums and considerations received for interest sensitive products such as universal life insurance and ordinary annuities are reflected as increases in liabilities for policyholder account balances and not as revenues. Revenues reported for these products consist of policy charges for the cost of insurance, administration charges, amortization of policy initiation fees and surrender charges assessed against policyholder account balances. Surrender benefits paid relating to these products are reflected as decreases in liabilities for policyholder account balances and not as expenses.

The Company receives investment income earned from the funds deposited into account balances, a portion of which is passed through to the policyholders in the form of interest credited. Interest credited to policyholder account balances and benefit claims in excess of policyholder account balances are reported as expenses in the consolidated financial statements.

Premium revenues reported for traditional life insurance products are recognized as revenues when due. Future policy benefits are recognized as expenses over the life of the policy by means of the provision for future policy benefits.

The costs related to acquiring new business, including certain costs of issuing policies and other variable selling expenses (principally commissions), defined as deferred policy acquisition costs, are capitalized and amortized into expense. For nonparticipating traditional life products, these costs are amortized over the premium paying period of  the related policies, in proportion to the ratio of annual premium revenues to total anticipated premium revenues. Such anticipated premium revenues are estimated using the same assumption used for computing liabilities for future policy benefits and are generally “locked in” at the date the policies are issued. For interest sensitive products, these costs are amortized generally in proportion to expected gross profits from surrender charges and investment, mortality and expense margins. This amortization is adjusted when the Company revises the estimate of current or future gross profits or margins. For example, deferred policy acquisition costs are amortized earlier than originally estimated when policy terminations are higher than originally estimated or when investments backing the related policyholder liabilities are sold at a gain prior to their anticipated maturity.

Death and other policyholder benefits reflect exposure to mortality risk and fluctuate from year to year on the level of claims incurred under insurance retention limits. The profitability of the Company is primarily affected by fluctuations in mortality, other policyholder benefits, expense levels, interest spreads (i.e., the difference between interest earned on investments and interest credited to policyholders) and persistency. The Company has the ability to mitigate adverse experience through sound underwriting, asset/liability duration matching, sound actuarial practices, adjustments to credited interest rates, policyholder dividends or cost of insurance charges.

Cemetery and Mortuary Operations

Pre-need sales of funeral services and caskets, including revenue and costs associated with the sales of pre-need funeral services and caskets are deferred until the services are performed or the caskets are delivered.

Pre-need sales of cemetery interment rights (cemetery burial property) - revenue and costs associated with the sales of pre-need cemetery interment rights are recognized in accordance with the retail land sales provisions of Statement of Financial Accounting Standards No. 66, “Accounting for the Sales of Real Estate” (SFAS No. 66). Under SFAS 66, recognition of revenue and associated costs from constructed cemetery property must be deferred until a minimum percentage of the sales price has been collected. Revenues related to the pre-need sale of unconstructed cemetery property will be deferred until such property is constructed and meets the criteria of SFAS 66 described above.

SECURITY NATIONAL FINANCIAL CORPORATION AND SUBSIDIARIES

Management’s Discussion and Analysis of Financial Condition and Results of Operations (Continued)

Pre-need sales of cemetery merchandise (primarily markers and vaults) - revenue and costs associated with the sales of pre-need cemetery merchandise are deferred until the merchandise is delivered.

Pre-need sales of cemetery services (primarily merchandise delivery and installation fees and burial opening and closing fees) - revenue and costs associated with the sales of pre-need cemetery services are deferred until the services are performed.

Prearranged funeral and pre-need cemetery customer obtaining costs - costs incurred related to obtaining new pre-need cemetery and prearranged funeral business are accounted for under the guidance of the provisions of Statement of Financial Accounting Standards No. 60 “Accounting and Reporting by Insurance Enterprises” (FAS No. 60). Obtaining costs, which include only costs that vary with and are primarily related to the acquisition of new pre-need cemetery and prearranged funeral business, are deferred until the merchandise is delivered or services are performed.

Revenues and costs for at-need sales are recorded when a valid contract exists, the services are performed, collection is reasonably assured and there are no significant obligations remaining.

Mortgage Operations

Mortgage fee income is generated through the origination and refinancing of mortgage loans and is realized in accordance with SFAS No. 140.

The majority of loans originated are sold to third party investors. The amounts sold to investors are shown on the balance sheet as due from sale of loans, and are shown on the basis of the amount of fees due from the investors.

Use of Significant Accounting Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect reported amounts and disclosures. It is reasonably possible that actual experience could differ from the estimates and assumptions utilized which could have a material impact on the financial statements. The following is a summary of our significant accounting estimates, and critical issues that impact them:

Fixed Maturities Available for Sale

Securities available-for-sale are carried at fair value, with unrealized holding gains and losses reported in accumulated other comprehensive income which is included in stockholders’ equity after adjustment for deferred income taxes and deferred acquisition costs related to universal life products.

The Company is required to exercise judgment to determine when a decline in the value of a security is other than temporary. When the value of a security declines and the decline is determined to be other than temporary, the carrying value of the investment is reduced to its fair value and a realized loss is recorded to the extent of the decline.

Deferred Acquisition Costs

Amortization of deferred policy acquisition costs for interest sensitive products is dependent upon estimates of current and future gross profits or margins on this business. Key assumptions used include the following:  yield on investments supporting the liabilities, amount of interest or dividends credited to the policies, amount of policy fees and charges, amount of expenses necessary to maintain the policies, and amount of death and surrender benefits and the length of time the policies will stay in force.

SECURITY NATIONAL FINANCIAL CORPORATION AND SUBSIDIARIES

Management’s Discussion and Analysis of Financial Condition and Results of Operations (Continued)

For nonparticipating traditional life products, these costs are amortized over the premium paying period of the related policies, in proportion to the ratio of annual premium revenues to total anticipated premium revenues. Such anticipated premium revenues are estimated using the same assumption used for computing liabilities for future policy benefits and are generally “locked in” at the date the policies are issued.

Value of Business Acquired

Value of business acquired is the present value of estimated future profits of the acquired business and is amortized similar to deferred acquisition costs. The critical issues explained for deferred acquisition costs would also apply for value of business acquired.

Allowance for Doubtful Accounts

The Company accrues an estimate of potential losses for the collection of receivables. The significant receivables are the result of receivables due on mortgage loans sold to investors, cemetery and mortuary operations, mortgage loan operations and other receivables. The allowance is based upon the Company’s experience. The critical issues that would impact recovery of the cemetery and mortuary receivables is the overall economy. The critical issues that would impact recovery of mortgage loan operations would be interest rate risk and loan underwriting.

Future Policy Benefits

Reserves for future policy benefits for traditional life insurance products requires the use of many assumptions, including the duration of the policies, mortality experience, expenses, investment yield, lapse rates, surrender rates, and dividend crediting rates.

These assumptions are made based upon historical experience, industry standards and a best estimate of future results and, for traditional life products, include a provision for adverse deviation. For traditional life insurance, once established for a particular series of products, these assumptions are generally held constant.

Unearned Revenue

The universal life products the Company sells have significant policy initiation fees (front-end load), which are deferred and amortized into revenues over the estimated expected gross profits from surrender charges and investment, mortality and expense margins. The same issues that impact deferred acquisition costs would apply to unearned revenue.

Deferred Pre-need Cemetery and Funeral Contracts Revenues and Estimated Future Cost of Pre-need Sales

The revenue and cost associated with the sales of pre-need cemetery merchandise and funeral services are deferred until the merchandise is delivered or the service is performed.

The Company, through its mortuary and cemetery operations, provides a guaranteed funeral arrangement wherein a prospective customer can receive future goods and services at guaranteed prices. To accomplish this, the Company, through its life insurance operations, sells to the customer an increasing benefit life insurance policy that is assigned to the mortuaries. If, at the time of need, the policyholder/potential mortuary customer utilizes one of the Company’s facilities, the guaranteed funeral arrangement contract that has been assigned will provide the funeral goods and services at the contracted price. The increasing life insurance policy will cover the difference between the original contract prices and current prices. Risks may arise if the difference cannot be fully met by the life insurance policy.

Mortgage Loan Loss Reserve

The Company accrues an estimate of future losses on mortgage loans sold to third party investors. The Company may be required to reimburse third party investors for costs associated with early payoff of loans within the first year of duration and to repurchase loans in default within the first year. The estimates are based upon historical experience and best estimate of future liabilities.

SECURITY NATIONAL FINANCIAL CORPORATION AND SUBSIDIARIES

Management’s Discussion and Analysis of Financial Condition and Results of Operations (Continued)

Deferred Compensation

The Company has deferred compensation agreements with several of its current and past executive officers. The deferred compensation is payable upon retirement or death of these individuals either in annual installments (ten years) or lump sum settlement, if approved by the Board of Directors. The Company has accrued the present value of these benefits based upon their future retirement dates and other factors, on its consolidated financial statements.

Depreciation

Depreciation is calculated principally on the straight-line-method over the estimated useful lives of the assets, which range from 3 to 40 years. Leasehold improvements are amortized over the lesser of the useful life or remaining lease terms.

Self-Insurance

The Company is self insured for certain casualty insurance, workers compensation and health benefit programs.   Self – Insurance reserves are maintained relative to these programs. The level of exposure from catastrophic events is limited by the purchase of stop-loss and aggregate liability reinsurance coverages. When estimating the self-insurance liabilities and related reserves, management considers a number of factors, which include historical claims experience, demographic factors, severity factors and valuations provided independent third-party actuaries. Management reviews its assumptions with its independent third-party administrators and actuaries to evaluate whether the self-insurance reserves are adequate. If actual claims or adverse development of loss reserves occurs and exceed these estimates, additional reserves may be required. The estimation process contains uncertainty since management must use judgment to estimate the ultimate cost that will be incurred to settle reported claims and unreported claims and unreported claims for incidents incurred but not reported as of the balance sheet date.

Results of Operations

2007 Compared to 2006

Total revenues increased by $57,218,000, or 37.5%, from $152,530,000 for fiscal year 2006 to $209,748,000 for fiscal year 2007. Contributing to this increase in total revenues was a $45,359,000 increase in mortgage fee income, a $1,487,000 increase in insurance premium and other considerations, a $8,711,000 increase in net investment income, a $1,066,000 increase in mortuary and cemetery sales, a $116,000 increase in realized gains on investments and other assets, and a $479,000 increase in other revenues.

Insurance premiums and other considerations increased by $1,487,000 from $30,776,000 in 2006 to $32,263,000 in 2007. This increase was primarily due to the additional insurance premiums realized from new insurance sales.

Net investment income increased by $8,711,000 from $23,246,000 in 2006 to $31,956,000 in 2007. This increase was primarily attributable to additional interest income from increased long-term bond and mortgage purchases.

Net mortuary and cemetery sales increased by $1,066,000 from $12,123,000 in 2006 to $13,189,000 in 2007. This was due to increased at-need sales in the cemetery and mortuary operations and increased pre-need sales of burial spaces in cemetery operations.

SECURITY NATIONAL FINANCIAL CORPORATION AND SUBSIDIARIES
Management’s Discussion and Analysis of Financial Condition and Results of Operations (Continued)

Realized gains on investments and other assets increased by $116,000 from $892,000 in 2006 to $1,008,000 in 2007. This increase was primarily due to a net increase in several small income items throughout the Company’s operations.

Mortgage fee income increased by $45,359,000 from $85,113,000 in 2006 to $130,472,000 in 2007. This increase was primarily attributable to an increase in the number of loan originations and an increase in loan origination fees during 2007.

Other revenues increased by $479,000 from $381,000 in 2006 to $860,000 in 2007. This increase was due to increases in several small income items throughout the Company’s operations and to a $172,000 payment from the City of Phoenix as compensation for the condemnation of the Camelback Funeral Home to construct a light rail facility.

Total benefits and expenses were $206,625,000 for 2007, which constituted 98.5% of the Company’s total revenues, as compared to $145,635,000, or 95.5% of the Company’s total revenues for 2006.

Death benefits, surrenders and other policy benefits, and increase in future policy benefits increased by an aggregate of $2,423,000 from $27,319,000 in 2006 to $29,742,000 in 2007. This net increase was primarily due to increased business and to the expected increase in reserves for policyholder benefits and death claims.

Amortization of deferred policy and pre-need acquisition costs and value of business acquired increased by   $1,446,000 from $4,125,000 in 2006 to $5,571,000 in 2007. This increase was primarily due to increased deferred acquisition costs associated with interest-sensitive products, from the recapture of the Mega reinsurance agreement in the first quarter of 2006, increased business, and pre-need cemetery contracts.

General and administrative expenses increased by $49,776,000 from $105,728,000 in 2006 to $155,504,000 in 2007. Contributing to this increase was a $33,277,000 increase in commission expenses, from $63,680,000 in 2006 to $96,957,000 in 2007 due to a greater number of mortgage loan originations made by SecurityNational Mortgage Company during 2007. Salaries increased by $5,997,000 from $17,948,000 in 2006 to $23,945,000 in 2007, primarily due to merit increases in the salaries of existing employees and an increase in the number of employees necessitated as the result of the Company’s expanding business operations.  Other expenses increased by $10,502,000 from $24,100,000 in 2006 to $34,602,000 in 2007. The increase in other expenses primarily resulted from increased costs at SecurityNational Mortgage Company during 2007 due to a greater number of loan originations.

Interest expense increased by $7,130,000 from $6,141,000 in 2006 to $13,271,000 in 2007. This increase was primarily from increased warehouse lines of credit required for a greater number of warehoused mortgage loans by SecurityNational Mortgage Company.

Cost of goods and services sold of the mortuaries and cemeteries increased by $215,000 from $2,322,000 in 2006 to $2,537,000 in 2007. This increase was primarily due to increased cemetery and mortuary sales.

2006 Compared to 2005

Total revenues increased by $22,580,000, or 17.4%, from $129,950,000 for fiscal year 2005 to $152,530,000 for fiscal year 2006. Contributing to this increase in total revenues was a $13,254,000 increase in mortgage fee income, a $3,606,000 increase in insurance premium and other considerations, a $3,859,000 increase in net investment income, a $1,284,000 increase in mortuary and cemetery sales, and an $817,000 increase in realized gains on investments and other assets. This increase was partially offset by a $240,000 decrease in other revenues.

Insurance premiums and other considerations increased by $3,606,000, from $27,170,000 in 2005 to $30,776,000 in 2006. This increase was primarily due to the additional insurance premiums that were realized on new insurance sales and from the acquisition of Memorial Insurance Company on December 29, 2005.

SECURITY NATIONAL FINANCIAL CORPORATION AND SUBSIDIARIES
Management’s Discussion and Analysis of Financial Condition and Results of Operations (Continued)

Net investment income increased by $3,859,000, from $19,387,000 in 2005 to $23,246,000 in 2006. This increase was primarily attributable to additional interest income from increased long-term bond and mortgage purchases and additional investment income from the assets received as a result of the acquisition of Memorial Insurance Company.

Net mortuary and cemetery sales increased by $1,284,000, from $10,839,000 in 2005 to $12,123,000 in 2006. This was due to increased at-need sales in the cemetery and mortuary operations and increased pre-need land sales in cemetery operations.

Realized gains on investments and other assets increased by $817,000, from $74,000 in 2005 to $891,000 in 2006. This increase was primarily due to a $760,000 payment from the City of Phoenix as compensation for the condemnation of the Camelback Funeral Home to construct a light rail facility.

Mortgage fee income increased by $13,254,000, from $71,859,000 in 2005 to $85,113,000 in 2006. This increase was primarily attributable to an increase in the number of loan originations during 2006 due to the opening of additional mortgage offices in Irvine and Los Gatos, California; Overland Park, Kansas; Oklahoma City, Oklahoma; Shallotte, North Carolina; and Beaverton, Oregon, and increased production in existing mortgage offices, which resulted in financing a greater number of mortgage loans.

Other revenues decreased by $240,000, from $621,000 in 2005 to $381,000 in 2006. Other revenues decreased in 2006 due to a reduction in other deposit funds and reinsurance risk charges.

Total benefits and expenses were $145,635,000 for 2006, which constituted 95.5% of the Company’s total revenues, as compared to $125,222,000, or 96.4% of the Company’s total revenues for 2005.

Death benefits, surrenders and other policy benefits, and increase in future policy benefits increased by $2,842,000 from $24,477,000 in 2005 to $27,319,000 in 2006. This net increase was primarily due to increased business and to the expected increase in reserves for policyholder benefits and death claims.

Amortization of deferred policy and pre-need acquisition costs and value of business acquired increased by $1,094,000 from $3,031,000 in 2005 to $4,125,000 in 2006. This increase was primarily due to increased business on a slight increase in the lapse rate of 8.4% in 2006 from 7.9% in 2005.

General and administrative expenses increased by $15,038,000, from $90,690,000 in 2005 to $105,728,000 in 2006. Contributing to this increase was a $9,693,000 increase in commission expenses, from $53,807,000 in 2005 to $63,680,000 in 2006 due to a greater number of mortgage loan originations made by SecurityNational Mortgage Company during 2006.

Salaries increased by $2,231,000 from $15,717,000 in 2005 to $17,948,000 in 2006, primarily due to merit increases in the salaries of existing employees and an increase in the number of employees necessitated as the result of the Company’s expanding business operations.  Other expenses increased by $3,114,000, from $21,166,000 in 2005 to $24,100,000 in 2006. The increase in other expenses primarily resulted from loan costs at SecurityNational Mortgage Company during 2006 due to a greater number of loan originations and additional expenses from the operations of Memorial Insurance Company, which the Company purchased on December 29, 2005.

Interest expense increased by $1,220,000, from $4,921,000 in 2005 to $6,141,000 in 2006. This increase was primarily due to increased warehouse lines of credit required for a greater number of warehoused mortgage loans by SecurityNational Mortgage Company.

Cost of goods and services sold of the mortuaries and cemeteries increased by $219,000, from $2,103,000 in 2005 to $2,322,000 in 2006. This increase was primarily due to increased cemetery and mortuary sales.

SECURITY NATIONAL FINANCIAL CORPORATION AND SUBSIDIARIES
Management’s Discussion and Analysis of Financial Condition and Results of Operations (Continued)

Risks

The following is a description of the most significant risks facing the Company and how it mitigates those risks:

Legal/Regulatory Risk - the risk that changes in the legal or regulatory environment in which the Company operates will create additional expenses and/or risks not anticipated by the Company in developing and pricing its products. That is, regulatory initiatives designed to reduce insurer profits, new legal theories or insurance company  insolvencies through guaranty fund assessments may create costs for the insurer beyond those recorded in the consolidated financial statements. In addition, changes in tax law with respect to mortgage interest deductions or other public policy or legislative changes may affect the Company’s mortgage sales. Also, the Company may be subject to further regulations in the cemetery/mortuary business. The Company mitigates these risks by offering a wide range of products and by diversifying its operations, thus reducing its exposure to any single product or jurisdiction, and also by employing underwriting practices which identify and minimize the adverse impact of such risks.

Credit Risk - the risk that issuers of securities owned by the Company, mortgagors of mortgage loans on real estate and obligors on construction loans, will default or that other parties, including reinsurers and holders of cemetery/ mortuary contracts which owe the Company money, will not pay. The Company minimizes these risks by adhering to a conservative investment strategy, by maintaining sound reinsurance and credit and collection policies and by providing for any amounts deemed uncollectible.

Due to changes in the mortgage industry from higher than expected delinquencies in subprime loans, the Company may be unable to sell its alternative documentation loans to investors, which would require the Company to assume the risk of holding and servicing such loans.

The mortgage industry is currently experiencing substantial change due to higher than expected delinquencies from subprime loans.  The market for new subprime loans has been substantially reduced and several mortgage companies whose primary product was subprime mortgage originations have ceased operations.  The Company funded $5.4 million (0.2% of the Company’s production) in subprime loans during the twelve months ending December 31, 2007 and has currently eliminated subprime loans from its product offerings.  The Company believes that its potential losses from subprime loans are minimal.

The industry problem with subprime mortgages has created a volatile secondary market for other products, especially alternative documentation (Alt A) loans. Alt A loans are typically offered to qualified borrowers who have relatively high credit scores but are not required to provide full documentation to support personal income and assets owned. Alt A loans can have a loan to value ratio as high as 100%. As a result of these changes, the Company is not offering these loans. Alt A loans represented approximately 21% of the Company’s production for the six months ended June 30, 2007, but only 5% of the production for the third quarter and 0% for the fourth quarter.

Even though the market changed for Alt A loans, SNMC was able to maintain volume in the third and fourth quarters by increasing its production of other mortgage products, primarily government and conforming loans. As of December 31, 2007, the Company had originated a total of $24,591,000 in Alt A loans that had not been settled by investors.  This is down from $88,581,000 of Alt A loans at June 30, 2007.  The market for the remaining Alt A loans is uncertain and, if the Company were unable to sell its Alt A loans, it would be required to assume the risk of holding and servicing such loans.  If warehousing lines are not available the Company believes it has adequate liquidity through its life insurance operations to carry such loans until purchased by investors.

Interest Rate Risk - the risk that interest rates will change which may cause a decrease in the value of the Company’s investments or impair the ability of the Company to market its mortgage and cemetery/mortuary products. This change in rates may cause certain interest-sensitive products to become uncompetitive or may cause disintermediation. The Company mitigates this risk by charging fees for non-conformance with certain policy provisions, by offering products that transfer this risk to the purchaser, and/or by attempting to match the maturity schedule of its assets with the expected payouts of its liabilities. To the extent that liabilities come due more quickly than assets mature, the Company might have to borrow funds or sell assets prior to maturity and potentially recognize a loss on the sale.

SECURITY NATIONAL FINANCIAL CORPORATION AND SUBSIDIARIES
Management’s Discussion and Analysis of Financial Condition and Results of Operations (Continued)

Mortality/Morbidity Risk - the risk that the Company’s actuarial assumptions may differ from actual mortality/morbidity experience may cause the Company’s products to be underpriced, may cause the Company to liquidate insurance or other claims earlier than anticipated and other potentially adverse consequences to the business. The Company minimizes this risk through sound underwriting practices, asset/liability duration matching, and sound actuarial practices.

Estimates
The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

The estimates susceptible to significant change are those used in determining the liability for future policy benefits and claims, those used in determining valuation allowances for mortgage loans on real estate, construction loans and other receivables, and those used in determining the estimated future costs for pre-need sales. Although some variability is inherent in these estimates, management believes the amounts provided are adequate.

Liquidity and Capital Resources

The Company’s life insurance subsidiaries and cemetery and mortuary subsidiaries realize cash flow from premiums, contract payments and sales on personal services rendered for cemetery and mortuary business, from interest and dividends on invested assets, and from the proceeds from the maturity of held-to-maturity investments or sale of other investments. The mortgage subsidiary realizes cash flow from fees generated by originating and refinancing mortgage loans and interest earned on mortgages sold to investors. The Company considers these sources of cash flow to be adequate to fund future policyholder and cemetery and mortuary liabilities, which generally are long-term, and adequate to pay current policyholder claims, annuity payments, expenses on the issuance of new policies, the maintenance of existing policies, debt service, and to meet operating expenses.

On June 12, 2007, Security National Life Insurance Company entered into a revolving line of credit with a financial institution to borrow up to $40,000,000. The revolving line of credit is secured by commercial mortgages and construction loans.  The terms of the revolving line of credit is for a one year term and interest is based upon the one year LIBOR rate (6.95% as of December 31, 2007).  Accrued interest will be paid on a monthly basis, with the principal, together with any outstanding accrued interest, to be paid in full on June 12, 2008.  Security National Life Insurance Company intends to use this financing to provide short term liquidity for its commercial mortgage, construction and warehouse lending operations of its affiliate SecurityNational Mortgage Company.  The amount outstanding as of December 31, 2007 was $6,500,000.

Recently, SecurityNational Mortgage Company renewed its warehouse lines of credit with its non affiliated warehouse lenders.  The total amount available under these lines of credit is $450,000,000.  The terms of the lines of credit are for one year, with interest rates ranging from 1.5% to 1.75% over the three month LIBOR rate (6.52% to 6.77% as of December 31, 2007).

The Company attempts to match the duration of invested assets with its policyholder and cemetery and mortuary liabilities. The Company may sell investments other than those held-to-maturity in the portfolio to help in this timing; however, to date, that has not been necessary. The Company purchases short-term investments on a temporary basis to meet the expectations of short-term requirements of the Company’s products.

The Company’s investment philosophy is intended to provide a rate of return, which will persist during the expected duration of policyholder and cemetery and mortuary liabilities regardless of future interest rate movements.

SECURITY NATIONAL FINANCIAL CORPORATION AND SUBSIDIARIES
Management’s Discussion and Analysis of Financial Condition and Results of Operations (Continued)

The Company’s investment policy is to invest predominantly in fixed maturity securities, mortgage loans, and warehousing of mortgage loans on a short-term basis before selling the loans to investors in accordance with the requirements and laws governing the life insurance subsidiaries. Bonds owned by the insurance subsidiaries amounted to $119,777,000 as of December 31, 2007, compared to $101,735,000 as of December 31, 2006. This represents 47.6% and 46.8% of the total investments as of December 31, 2007, and December 31, 2006, respectively. Generally, all bonds owned by the life insurance subsidiaries are rated by the National Association of Insurance Commissioners. Under this rating system, there are six categories used for rating bonds. At December 31 2007, 3.1% (or $3,708,000) and at December 31, 2006, 2.3% (or $2,402,000) of the Company’s total bond investments were invested in bonds in rating categories three through six, which are considered non-investment grade.

The Company has classified certain of its fixed income securities, including high-yield securities, in its portfolio as available for sale, with the remainder classified as held to maturity. However, in accordance with Company policy, any such securities purchased in the future will be classified as held to maturity. Business conditions, however, may develop in the future which may indicate a need for a higher level of liquidity in the investment portfolio. In that event the Company believes it could sell short-term investment grade securities before liquidating higher-yielding longer-term securities.

The Company is subject to risk based capital guidelines established by statutory regulators requiring minimum capital levels based on the perceived risk of assets, liabilities, disintermediation, and business risk. At December 31, 2007, and December 31, 2006, the life insurance subsidiary exceeded the regulatory criteria.

The Company’s total capitalization of stockholders’ equity, and bank debt and notes payable was $69,157,000 as of December 31, 2007, as compared to $60,641,000 as of December 31, 2006. Stockholders’ equity as a percent of total capitalization was 81% and 87% as of December 31, 2007 and December 31, 2006, respectively.

If market conditions were to cause interest rates to change, the market value of the fixed income portfolio (of approximately $211,677,000 ) could change by the following amounts based on the respective basis point swing (the change in the market values were calculated using a modeling technique):

	-200 bps	-100 bps	+100 bps	+200 bps

Change in Market Value (in thousands)	$20,907	$10,141	$(11,770)	$(20,013)

Lapse rates measure the amount of insurance terminated during a particular period. The Company’s lapse rate for life insurance in 2007 was 7.9%, as compared to a rate of 8.4% in 2006.

At December 31, 2007, $21,498,000 of the Company’s consolidated stockholders’ equity represents the statutory stockholders’ equity of the Company’s insurance subsidiaries. The life insurance subsidiaries need to comply with applicable state regulations before a dividend can be paid to their parent company.

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements to encourage companies to provide prospective information about their businesses without fear of litigation so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in such statements. The Company desires to take advantage of the “safe harbor” provisions of the act.

Forward-Looking Statements

This Annual Report of Form 10-K contains forward-looking statements, together with related data and projections, about the Company’s projected financial results and its future plans and strategies. However, actual results and needs of the Company may vary materially from forward-looking statements and projections made from time to time by the Company on the basis of management’s then-current expectations. The business in which the Company is engaged involves changing and competitive markets, which may involve a high degree of risk, and there can be no assurance that forward-looking statements and projections will prove accurate.

SECURITY NATIONAL FINANCIAL CORPORATION AND SUBSIDIARIES

Management’s Discussion and Analysis of Financial Condition and Results of Operations (Continued)

Factors that may cause the Company’s actual results to differ materially from those contemplated or projected, forecast, estimated or budgeted in such forward looking statements include among others, the following possibilities: (i) heightened competition, including the intensification of price competition, the entry of new competitors, and the introduction of new products by new and existing competitors; (ii) adverse state and federal legislation or regulation, including decreases in rates, limitations on premium levels, increases in minimum capital and reserve requirements, benefit mandates and tax treatment of insurance products; (iii) fluctuations in interest rates causing a reduction of investment income or increase in interest expense and in the market value of interest rate sensitive investment; (iv) failure to obtain new customers, retain existing customers or reductions in policies in force by existing customers; (v) higher service, administrative, or general expense due to the need for additional advertising, marketing, administrative or management information systems expenditures; (vi) loss or retirement of key executives or employees; (vii) increases in medical costs; (viii) changes in the Company’s liquidity due to  changes in asset and liability matching; (ix) restrictions on insurance underwriting based on genetic testing and other criteria; (x) adverse changes in the ratings obtained by independent rating agencies; (xi) failure to maintain adequate reinsurance; (xii) possible claims relating to sales practices for insurance products and claim denials and (xiii) adverse trends in mortality and morbidity.

Off-Balance Sheet Agreements

At December 31, 2007, the Company was contingently liable under a standby letter of credit aggregating $213,411, to be used as collateral to cover any contingency related to additional risk assessments pertaining to the Company's self-insurance casualty program. The Company does not expect any material losses to result from the issuance of the standby letter of credit because claims are not expected to exceed premiums paid. Accordingly, the estimated fair value of these instruments is zero.

Recently, SecurityNational Mortgage Company renewed its warehouse lines of credit with its non affiliated warehouse lenders. The total amount available under these lines of credit is $450,000,000. The terms of the lines of credit are for one year, with interest rates ranging from 1.5% to 1.75% over the three month LIBOR rate (6.52% to 6.77% as of December 31, 2007).

The Company leases office space and equipment under various non-cancelable agreements, with remaining terms up to five years. Minimum lease payments under these non-cancelable operating leases as of December 31, 2007, are approximately as follows:

Years Ending December 31:
2008	$1,404,000
2009	971,000
2010	468,000
2011	229,000
2012	75,000
Thereafter	--
Total	$3,147,000

Total rent expense related to these non-cancelable operating leases for the years ended December 31, 2007, 2006 and 2005 was approximately $1,957,000, $1,222,000 and $828,000, respectively.

The total of the Company unfunded residential construction loan commitments as of December 31, 2007 was $17,069,000.

SECURITY NATIONAL FINANCIAL CORPORATION AND SUBSIDIARIES

Management’s Discussion and Analysis of Financial Condition and Results of Operations (Continued)

Variable Interest Entities

In conjunction with the Company’s casualty insurance program, limited equity interests are held in a captive insurance entity.  This program permits the Company to self-insure a portion of losses, to gain access to a wide array of safety-related services, to pool insurance risks and resources in order to obtain more competitive pricing for administration and reinsurance and to limit its risk of loss in any particular year.  This entity meets the definition of a variable interest entity (“VIE’s), however, based on the criteria set forth in FASB Interpretation No. 46, “Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin No. 51, “there is not a requirement to include this entity in the consolidated financial statements.  The maximum exposure to loss related to the Company’s involvement with this entity is limited to approximately $213,411, a majority of which is collateralized under a standby letter of credit issued on the insurance entity’s behalf.  See Note 11, “Reinsurance, Commitments and Contingencies”, for additional discussion of commitments associated with the insurance program and Note 1, “Significant Accounting Policies”, for further information on a standby letter of credit.  As of December 31, 2007, there are no other entities that met the definition of a VIE.

Recent Accounting Pronouncements

In July 2006, the FASB issued FIN 48, Accounting for Uncertainty in Income Taxes, which attempts to set out a consistent framework for preparers to use to determine the appropriate level of valuation allowance tax reserves to maintain for deferred tax assets relating to uncertain tax positions. This interpretation for FASB Statement No. 109 uses a two-step approach wherein a tax benefit is recognized if a position is more-than-likely-than-not to be sustained. The amount of the benefit is then measured to be the highest tax benefit, which is greater than fifty percent likely to be realized. FIN 48 also sets out disclosure requirements to enhance transparency of an entity’s tax reserves. The Company adopted this Interpretation as of January 1, 2007.  Management has considered the amounts and the probabilities of the outcomes that could be realized upon ultimate settlement and believes that it is more-likely-than-not that the Company’s recorded income tax benefits will be fully realized.  There were no unrecognized tax benefits at the beginning or at the end of the year ended December 31, 2007.

The Company records interest earned on income-tax refunds in other income, and penalties and interest charged on tax deficiencies in interest expense. As of the date of adoption, there were no amounts accrued for penalties or interest related to unrecognized tax benefits.

In February 2007, the FASB issued SFAS No 159, The Fair Value Option for Financial Assets and Financial Liabilities – including an amendment of FASB Statement No 115 (“SFAS 159”).  SFAS 159 allows measurement at fair value of eligible financial assets and liabilities that are not otherwise measured at fair value. If the fair value option for an eligible item is elected, unrealized gains and losses for that item shall be reported in current earnings at each subsequent reporting date. SFAS 159 also establishes presentation and disclosure requirements designed to draw comparison between the different measurement attributes the Company elects for similar types of assets and liabilities. This statement is effective for fiscal years beginning after November 15, 2007. The Company is in the process of evaluating the application of the fair value option and its effect on its financial position and results of operations.

In December 2007, the FASB issued SFAS No. 141(R), Business Combinations, and SFAS No. 160, Non-controlling Interests in Consolidated Financial Statements. SFAS No. 141(R) requires an acquirer to measure the identifiable assets acquired, the liabilities assumed and any non-controlling interest in the acquiree at their fair values on the acquisition date, with goodwill being the excess value over the net identifiable assets acquired. SAFS No. 160 clarifies that a non-controlling interest in a subsidiary should be reported as equity in the consolidated financial statements, consolidated net income shall be adjusted to include the net income attributed to the non-controlling interest and consolidated comprehensive income shall be adjusted to include the comprehensive income attributed to the non-controlling interest. The calculation of earnings per share will continue to be based on income amounts attributable to the parent. SFAS No. 141(R) and SFAS No. 160 are effective for financial statements issued for fiscal years beginning after December 15, 2008. Early adoption is prohibited. The Company has not yet determined the effect on our consolidated financial statements, if any, upon adoption of SFAS No. 141(R) or SFAS No. 160.

SECURITY NATIONAL FINANCIAL CORPORATION AND SUBSIDIARIES

Management’s Discussion and Analysis of Financial Condition and Results of Operations (Continued)

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities.  SFAS No. 161 amends SFAS No. 133 , Accounting for Derivative Instruments and Hedging Activities to require enhanced disclosures concerning the manner in which an entity uses derivatives (and the reasons it uses them),  the manner in which derivatives and related hedged items are accounted for under SFAS No. 133 and interpretations thereof, and the effects that derivatives and related hedged items have on an entity's financial position, financial performance, and cash flows.  SFAS No. 161 is effective for financial statements of fiscal years and interim periods beginning after November 15, 2008.  The Company has not yet determined the effects on our consolidated financial statements, if any, that may result upon the adoption of SFAS 161.

Quantitative and Qualitative Disclosures about Market Risk

The Company has no activities in derivative financial or commodity instruments other than those recorded and disclosed in the financial statements. See note 20 of the consolidated financial statements included elsewhere in this Form 10-K. The Company’s exposure to market risks (i.e., interest rate risk, foreign currency exchange rate risk and equity price risk) through other financial instruments, including cash equivalents, accounts receivable and lines of credit, is not material.

SECURITY NATIONAL FINANCIAL CORPORATION AND SUBSIDIARIES

Market for the Registrant’s Common Stock and Related Security Holder Matters

The Company’s Class A Common Stock trades on the Nasdaq National Market under the symbol “SNFCA.”  Prior to August 13, 1987, there was no active public market for the Class A and Class C Common Stock. As of March 26, 2008, the closing sales price of the Class A Common Stock was $3.80 per share. The following were the high and low market closing sales prices for the Class A Common Stock by quarter as reported by Nasdaq since January 1, 2006:

Period (Calendar Year)	Price Range
	High	Low
2006
First Quarter	$4.34	$2.99
Second Quarter	4.51	3.63
Third Quarter	3.96	3.54
Fourth Quarter	5.17	3.74

2007
First Quarter	$5.67	$4.43
Second Quarter	6.20	4.71
Third Quarter	5.71	3.90
Fourth Quarter	4.48	3.10

2008
First Quarter	$4.63	$3.15

The above sales prices have been adjusted retroactively for the effect of annual stock dividends.

The Class C Common Stock is not actively traded, although there are occasional transactions in such stock by brokerage firms. (See Note 13 to the Consolidated Financial Statements.)

The Company has never paid a cash dividend on its Class A or Class C Common Stock. The Company currently anticipates that all of its earnings will be retained for use in the operation and expansion of its business and does not intend to pay any cash dividends on its Class A or Class C Common Stock in the foreseeable future. Any future determination as to cash dividends will depend upon the earnings and financial position of the Company and such other factors as the Board of Directors may deem appropriate. A 5% stock dividend on Class A and Class C Common Stock has been paid each year from 1990 through 2007.

The graph below compares the cumulative total stockholder return of the Company’s Class A common stock with the cumulative total return on the Standard & Poor’s 500 Stock Index and the Standard & Poor’s Insurance Index for the period from December 31, 2002 through December 31, 2007.  The graph assumes that the value of the investment in the Company’s Class A common stock and in each of the indexes was 100 at December 31, 2002 and that all dividends were reinvested.

The comparisons in the graph below are based on historical data and are not intended to forecast the possible future performance of the Company’s Class A common stock.

SECURITY NATIONAL FINANCIAL CORPORATION AND SUBSIDIARIES

Market for the Registrant’s Common Stock and Related Security Holder Matters (continued)

	12/31/02	12/31/03	12/31/04	12/31/05	12/31/06	12/31/07
SNFC	100	122	54	65	99	77
S & P 500	100	126	138	142	161	167
S & P Insurance	100	119	126	142	156	144

The graph set forth above is required by the Securities & Exchange Commission and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Form 10-K into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such acts.

As of December 31, 2007, there were 4,357 record holders of Class A Common Stock and 133 record holders of Class C Common Stock.